                                                                   Exhibit 10.14

                               CAPACITY AGREEMENT

                                 by and between

                             DUQUESNE LIGHT COMPANY

                                       and

                            ORION POWER MIDWEST, L.P.

                          Dated as of February 15, 2002

                               CAPACITY AGREEMENT

     This Capacity Agreement (this "Agreement") is made and entered into as of February 15, 2002 by and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), and Orion Power MidWest, L.P., a Delaware limited partnership (the "Supplier"). DLC and the Supplier are referred to individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, DLC and the Supplier are parties to (i) that certain POLR Agreement dated as of September 24, 1999, as the same may be amended from time to time (the "POLR Agreement") and (ii) that certain Amended and Restated POLR II Agreement dated as of December 7, 2000, as the same may be amended from time to time (the "POLR II Agreement");

     WHEREAS, DLC has stated its intention to become a load serving entity in PJM West (as defined herein);

     WHEREAS, PJM West requires that its load serving entities satisfy certain capacity obligations;

     WHEREAS, the Supplier has or is willing to secure the necessary resources to meet certain of DLC's capacity obligations in PJM West;

     WHEREAS, DLC desires to purchase from the Supplier and the Supplier desires to sell to DLC capacity on the terms and conditions provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                          DEFINITIONS; CERTAIN MATTERS

     1.1 Definitions. As used in this Agreement, the following terms have the
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meanings set forth below:

"ACAP" means "Available Capacity Resources" as defined under the PJM West
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Protocols, measured in megawatts of net capacity.

"ACAP Insurance Amount" means, for a particular calendar day, an amount of
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megawatts equal to the product of (i) the percentage of the amount of ACAP that is then eligible for Alternative Deficiency Charges as a result of the amount of ICAP actually designated by the Supplier, on DLC's behalf, from the Designated ICAP Units and such of DLC's interruptible load as is "qualified interruptible load" under the PJM West Protocols, pursuant to Section 3.1 hereof, for the then current season under the PJM West Protocols, multiplied by (ii) the amount of ACAP then required by PJM West for the DLC Zone for such calendar day.

"ACAP Market Transaction Costs" has the meaning set forth in Section 3.2 hereof.
 -----------------------------

"ACAP Supply Payment" means an amount equal to three million, six hundred
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forty-one thousand, six hundred sixty-seven dollars ($3,641,667).

"Affiliate" means, with respect to a corporation, partnership, or other entity,
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each such other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

"Agreement" means this Capacity Agreement together with the Schedules and
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Exhibits attached hereto, as such may be amended from time to time.

"Alternative Deficiency Charges" means those "alternate deficiency charges"
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imposed under the PJM West Protocols in respect of a deficiency in the delivery of ACAP.

"Amended Communications Agreement" means that certain System Operations Center
 --------------------------------
Service Agreement, effective as of April 28, 2000, by and between DLC and the Supplier, amended, pursuant to Section 4.5 hereof, to conform to the form of the Amended System Operations Center Service Agreement attached hereto as Exhibit 3.

"Amended Connection Agreements" means those certain Connection and Site
 -----------------------------
Agreements, dated as of September 24, 1999, by and between DLC and the Supplier (as successor in interest to Orion Power Holdings, Inc.) in respect of each of the Supplier's Cheswick generating plant, Elrama generating plant, Brunot Island generating plant and Philips generating plant, each amended, pursuant to Section
4.4 hereof, to conform to the form of the First Amended Connection and Site Agreement attached hereto as Exhibit 2.

"Ancillary Services Agreement" has the meaning set forth in Section 4.3 hereof.
 ----------------------------

"Ancillary Services Tariffs" means stand-alone tariff sheets for DLC in the form
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of Schedule 9A and Schedule 9B to DLC's Open Access Transmission Tariff, as in existence on the date hereof.

"Business Day" means any day other than Saturday, Sunday and any day which is a
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day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or other governmental action to close.

"Designated ICAP Units" has the meaning set forth in Section 3.1 hereof.
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"Dispatch Agreement" has the meaning set forth in Section 4.6 hereof.
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"DLC Zone" means the DLC service territory under the PJM West Protocols as such
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service territory is described in the "List of Communities Served" under DLC's retail tariff on file with the PUC on the date hereof.

"DLC Zone Daily Peak Forecast" means, for each calendar day during the term of
 ----------------------------
this Agreement on and following the Effective Date, the DLC Zone Hourly Forecast with the greatest Energy requirements forecasted for any hour of that calendar day.

"DLC Zone Hourly Forecast" means, for each hour during the term of this
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Agreement on and following the Effective Date, DLC's forecast of the Energy requirements (measured in megawatts) of the DLC Zone.

"ECAR" means the East Central Area Reliability Council, a regional reliability
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council established pursuant to the East Central Area Reliability Coordination Agreement, and any successor entity thereto.

"Effective Date" means the later of (i) the date on which DLC is obligated to
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supply ACAP under the PJM West Protocols, (ii) the date on which the FERC issues an order, in a form reasonably acceptable to the Parties, accepting this Agreement (including the POLR Agreement Amendments, the POLR II Agreement Amendments and the Amended Connection Agreements) for filing, (iii) the date on which the FERC issues an order, in a form reasonably acceptable to DLC, accepting the FE Capacity Agreement for filing, (iv) the date on which the Supplier ACAP Resources (as defined under the FE Capacity Agreement) are certified as capacity resources in accordance with the PJM West Protocols, (v) the date on which the Internal ACAP Resources are certified as capacity resources in accordance with the PJM West Protocols, (vi) if the Supplier has elected the pre-certification of External ACAP Resources pursuant to Section 3.1 hereof, the date on which the Elected Amount of capacity, if any, from the External ACAP Resources are pre-certified as capacity resources in accordance with the PJM West Protocols (unless the failure to achieve such pre-certification is attributable to a lack of firm transmission from the External ACAP Resources to the DLC Zone or attributable to any action or omission of the Supplier that is inconsistent with the pre-certification requirements of the PJM West Protocols, in which case this definition shall be read as if this clause (vi) were not a part hereof), (vii) the date on which the PUC issues an order, in a form reasonably acceptable to DLC, approving the Retail Tariff Changes, together with such changes thereto as are acceptable to DLC in its sole discretion, (viii) the date on which the PUC issues an order, in a form reasonably acceptable to the Parties, approving the Supplier Tariff Changes, together with such changes thereto as are acceptable to the Parties hereto, (ix) the date on which the FERC issues an order, in a form reasonably acceptable to the Parties, accepting the Ancillary Services Agreement for filing, (x) the date on which the FERC issues an order, in a form reasonably acceptable to DLC, accepting the Ancillary Services Tariffs for filing, (xi) the date on which the Supplier secures the Required Lenders' Consent or notifies DLC that the Required Lenders' Consent is no longer required, (xii) the date on which the Parties receive reasonable assurances from PJM

Interconnection, L.L.C., or the Supplier notifies DLC that such assurances are no longer required, that DLC will be permitted to qualify for Alternative Deficiency Charges with respect to a portion, rather than all, of its capacity obligation in PJM West, and (xiii) the date on which the FE Capacity Agreement is amended to provide that the Supplier (as defined under the FE Capacity Agreement) schedules the FE Swap Amount (as defined under the FE Capacity Agreement) to the "DLC Load Zone" as defined under and pursuant to the PJM West Protocols on a day-ahead basis.

"EGS" means an Electric Generation Supplier as defined in DLC's then current
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Electric Generation Supplier Coordination Tariff.

"Elected Amount" has the meaning set forth in Section 3.1 hereof.
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"Energy" means electrical energy.
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"Event of Default" has the meaning set forth in Section 6.1 hereof.
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"External ACAP Resources" means the Supplier's generating units at the Avon Lake
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generating plant, the Supplier's generating units at the Niles generating plant, the Supplier's generating units at the New Castle generating plant and the Supplier's generating units at the Ceredo generating plant.

"FE" means FirstEnergy Corp., an Ohio corporation.
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"FE Capacity Agreement" means that certain capacity agreement dated as of
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December 18, 2001 by and between FirstEnergy Solutions Corp., on the one hand, and DLC, on the other hand, relating to certain capacity and Energy obligations.

"FERC" means the Federal Energy Regulatory Commission and any successor agency
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thereto.

"FE Swap Percentage" means a fixed percentage between zero percent (0%) and
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sixty-five percent (65%), as set by the Supplier, on a daily basis, for the next calendar day; provided, however, that if the Supplier fails to set and deliver notice of an FE Swap Percentage, as contemplated by Section 3.2 hereof, for a particular calendar day, then the FE Swap Percentage for such day shall equal sixty-five percent (65%).

"Force Majeure" has the meaning set forth in Section 5.2 hereof.
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"Good Utility Practice" means any of the applicable practices, methods and acts:
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     required by any Governmental Authority or applicable regional or national reliability council, including NERC or ECAR or PJM West or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; and otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period, which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation and good business practices (which may include aspects of reliability, safety, environmental protection, economy and expediency). Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to practices, methods, or acts generally accepted in the electric utility industry.

"Governmental Authority" means any federal, state, local or other governmental,
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regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

"Governmental Charges" has the meaning set forth in Section 3.5 hereof.
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"ICAP" means net installed capacity of owned or contracted for generating
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facilities the designation of which satisfies the conditions of "Alternative Deficiency Charges" under the PJM West Protocols, measured in megawatts of net capacity.

"Internal ACAP Resources" means the Supplier's generating units at the Cheswick
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generating plant, the Supplier's generating units at the Elrama generating plant and the Supplier's generating units at the Brunot Island generating plant.

"Law" means any law, treaty, code, rule, regulation, or order or determination
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of an arbitrator, court or other Governmental Authority, or any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Party or any of its property.

"Material Adverse Effect" means any event or condition that has a material
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adverse effect on the rights or obligations of the affected Party under this Agreement; provided, however, that an increase or decrease in the market price of capacity that renders the payments to the Supplier hereunder no longer reflective of market conditions shall not constitute a Material Adverse Effect.

"NERC" means the North American Electric Reliability Council and any successor
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entity thereto.

"Party" has the meaning set forth in the Recitals.
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"Person" means any individual, partnership, limited liability company, joint
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venture, corporation, trust, unincorporated organization or governmental entity or any department or agency thereof.

"PJM West" means the PJM West Region of PJM Interconnection, L.L.C., and any
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successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

"PJM West Protocols" means the provisions, protocols, rules or other
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requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to DLC as a load serving entity within, or the DLC Zone as a part of, PJM West.

"POLR Agreement" has the meaning set forth in the Recitals.
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"POLR II Agreement" has the meaning set forth in the Recitals.
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"PUC" means the Pennsylvania Public Utility Commission and any successor agency
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thereto.

"Qualified Interruptible Load" means any load located within the DLC Zone that
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is subject to interruption by PJM West or DLC and is certified as a qualified capacity resource in accordance with the PJM West Protocols.

"Retail Tariff Changes" means those changes to the schedules of rates pursuant
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to which DLC bills or intends to bill its retail customers, as set forth on
Schedule 3 hereto.

"Required Lenders' Consent" has the meaning set forth in Section 2.1 hereof.
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"Required Level" means (i) prior to the Supplier's repowering of the Brunot
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Island generating plant, the greater of (x) an amount of megawatts equal to the sum of the summer net demonstrated capacity of all Internal ACAP Resources (determined under the PJM West Protocols), plus all Qualified Interruptible Load to the extent it qualifies for Alternative Deficiency Charges, and plus any other "Available Capacity Resources" under the PJM West Protocols that are located in the DLC Zone and available to the Supplier and (y) 1220 megawatts; and (ii) on or after the Supplier's repowering of the Brunot Island generating plant, the greater of (x) an amount of megawatts equal to the sum of the summer net demonstrated capacity of all Internal ACAP Resources (determined under the PJM West Protocols), plus all Qualified Interruptible Load to the extent it qualifies for Alternative Deficiency Charges, and plus any other "Available Capacity Resources" under the PJM West Protocols that are located in the DLC Zone, owned by or under contract to the Supplier and available to the Supplier and (y) 1360 megawatts.

"Supplier" has the meaning set forth in the Recitals.
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"Supplier ACAP Deficiency" means, for any calendar day, any negative difference
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between the Supplier ACAP Obligation and the amount of ACAP actually delivered by the Supplier from Supplier ACAP Resources pursuant to Section 3.2 hereof for such day.

"Supplier ACAP Deficiency Charges" has the meaning set forth in Section 3.3
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hereof.

"Supplier ACAP Obligation" means for a particular calendar day an amount of ACAP
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equal to the difference resulting from (i) the amount of ACAP then required by PJM West for the DLC Zone for such calendar day under the PJM West Protocols, minus (ii) the DLC Zone Daily Peak Forecast for such calendar day multiplied by a factor equal to the FE Swap Percentage for such calendar day (with the resulting product rounded down to the nearest whole megawatt).

"Supplier ACAP Resources" means (i) the Designated ICAP Units, (ii) any
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Qualified Interruptible Load, (iii) other resources qualified under the PJM West Protocols, and (iv) ACAP market transactions under the PJM West Protocols.

"Supplier Tariff Changes" means those changes to DLC's Electric Generation
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Supplier Coordination Tariff, as set forth on Schedule 4 hereto.

     1.2 Certain Interpretive Matters. In this Agreement, unless otherwise
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specified or the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." Unless otherwise specified or the context otherwise requires, references to a Section, Article, Schedule or Exhibit mean a Section, Article, Schedule or Exhibit of this Agreement and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made.

                                   ARTICLE II
                                      TERM

     2.1 Term. Unless terminated earlier pursuant to the terms of this
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Agreement, the term of this Agreement shall commence as of the date on which the "Required Lenders" (as defined in the Supplier's credit agreement dated as of April 28, 2000) consent (on terms and conditions reasonably satisfactory to the Supplier) to this Agreement and to the amendments, restatements and terminations, as applicable, of each related document as described in Article IV hereof, together with the POLR Issues Settlement Agreement of even date herewith between the Parties, the side letter agreement of even date herewith between the Parties regarding reactive power compensation and the letter of even date herewith from the Parties to PJM West regarding payment for reactive power, under the terms of such credit agreement (such consent, the "Required Lenders' Consent"), or the date on which the Supplier notifies DLC that the Required Lenders' Consent is no longer required, and continue until December 31, 2004, unless extended by mutual agreement of the Parties.

     2.2 Termination. If the Supplier fails to secure the Required Lenders'
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Consent, or to notify DLC that the Required Lenders' Consent is no longer required, by the date that is forty-five (45) days following the date first above written, DLC may terminate this Agreement by delivering a written notice of such termination to the

Supplier, following which delivery this Agreement shall become null and void and of no further force or effect. Unless the Parties agree otherwise, if the Effective Date has not occurred by the date that is one hundred eighty (180) days following the date first above written, this Agreement shall automatically, without any further action of the Parties, terminate and become null and void and of no further force or effect; provided, however, that if the Effective Date has not occurred by such date solely because DLC is not yet obligated to supply ACAP under the PJM West Protocols, then this Agreement shall not terminate and the foregoing one hundred eighty (180) day period shall be extended by an additional ninety (90) days, following which if DLC is not obligated to supply ACAP under the PJM West Protocols, this Agreement shall automatically, without any further action of the Parties, terminate and become null and void and of no further force or effect. In addition, this Agreement may be terminated before the end of its term pursuant to Section 6.2 hereof.

                                   ARTICLE III
                                 CAPACITY SUPPLY

     3.1 ICAP Designation. The Supplier shall take all actions necessary on its
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part to satisfy any requirements necessary for the certification of the Internal ACAP Resources, and, if it so elects pursuant to the next sentence, the pre-certification of the External ACAP Resources, in each case as qualified capacity resources in accordance with the PJM West Protocols. The Supplier may elect to pre-certify an amount of megawatts, up to and including 1300 megawatts (such amount, the "Elected Amount"), of capacity from the External ACAP Resources by delivering a written notice of the same to DLC no later than the date that is forty-five (45) days following the date first above written, which notice shall include the Elected Amount. The Supplier shall take all actions necessary to designate under the PJM West Protocols, on behalf of DLC and as DLC's agent for such purpose, beginning on the Effective Date and continuing through the term of this Agreement (i) such generating units as Supplier may designate that qualify as ICAP units within PJM West and have an aggregate net demonstrated capacity of at least the Required Level of megawatts or (ii) to the extent the aggregate net demonstrated capacity of such units does not equal at least the Required Level of megawatts, such of Supplier's generating units at the Internal ACAP Resources as is necessary to bring the aggregate net demonstrated capacity of all units designated hereunder to at least the Required Level of megawatts (all such units designated hereunder, the "Designated ICAP Units") in any case such that DLC is deemed to have satisfied the conditions of any Alternative Deficiency Charges resulting from such designation hereunder. The Supplier shall be responsible for all costs, under the PJM West Protocols or otherwise, associated with satisfying the obligations contained in this Section 3.1.

     3.2 ACAP Designation and Supply. Beginning on the calendar day immediately
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preceding the Effective Date and continuing through the term of this Agreement, on a daily basis: (i) DLC shall deliver to the Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the DLC Zone Hourly Forecasts, including the DLC Zone Daily Peak Forecast, for the following calendar day, (ii) the Supplier shall deliver to DLC (and, on DLC's behalf, to

FE), no later than two hours prior to the close of the ACAP market then set by the PJM West Protocols, notice of the FE Swap Percentage that the Supplier has set for the following calendar day, and (iii) the Supplier shall, on DLC's behalf and as DLC's agent for such purpose, designate under the PJM West Protocols, no later than the hour then set by the PJM West Protocols for the close of ACAP market, from Supplier ACAP Resources an amount of ACAP equal to the Supplier ACAP Obligation for the following calendar day and shall be responsible for all costs, under the PJM West Protocols or otherwise, associated therewith. The Parties agree that in designating ACAP from Supplier ACAP Resources on a particular day, the Supplier shall, on DLC's behalf and as DLC's agent for such purpose, (i) designate under the PJM West Protocols ACAP from the Designated ICAP Units in an amount equal to the ACAP Insurance Amount (to the extent such amount of ACAP is physically available from the Designated ICAP Units on such day), and (ii) bid into the ACAP market under the PJM West Protocols all available ACAP from Designated ICAP Units in excess of the ACAP Insurance Amount. The Parties further agree to cooperate in good faith to establish a process pursuant to which the Supplier, in satisfying its obligations to deliver the Supplier ACAP Obligation, may, on DLC's behalf and as DLC's agent for such purpose, enter into ACAP market transactions under the PJM West Protocols to purchase an amount of ACAP to meet the unsupplied balance, if any, of the Supplier ACAP Obligation (or if the PJM West Protocols do not permit the Supplier to act as DLC's agent for such purposes, a process pursuant to which the Supplier and DLC will cooperate to enter into such ACAP market transactions), provided that the Supplier shall be responsible for all costs associated with all such ACAP market transactions (such costs, the "ACAP Market Transaction Costs"), which ACAP Market Transaction Costs shall be immediately due and payable to DLC and, as such, shall be included as a component of "Supplier Charges" imposed on the Supplier under the POLR II Agreement, as contemplated by the POLR II Amendments. The Parties agree that "ACAP Market Transaction Costs" shall also include all costs associated with ACAP market transactions executed on DLC's behalf by PJM West under the PJM West Protocols, including any buy bids thereunder, to secure the ACAP necessary to supply any portion of the Supplier ACAP Obligation. In addition, the Parties shall use their best efforts to certify the Interruptible Service (as defined under the POLR Agreement and the POLR II Agreement) as "Qualified Interruptible Load" under the PJM West Protocols for the purpose of inclusion as an "Available Capacity Resource" under the PJM West Protocols.

     3.3 ACAP Deficiencies. Beginning on the Effective Date and continuing
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through the term of this Agreement, if on any calendar day there is a Supplier ACAP Deficiency, the Supplier shall be responsible for any charges assessed to or imposed on DLC under the PJM West Protocols (or charges incurred by DLC on behalf of EGSs under the PJM West Protocols) in respect of any such Supplier ACAP Deficiency (such charges, the "Supplier ACAP Deficiency Charges"), which Supplier ACAP Deficiency Charges shall be immediately due and payable to DLC and included as a component of "Supplier Charges" imposed on the Supplier under the POLR II Agreement, as contemplated by the POLR II Amendments; provided, however, that any Supplier ACAP Deficiency Charges shall take into account, so that the Supplier is entitled to the benefit of, up to the amount of the Supplier ACAP Obligation, any Alternative Deficiency Charges resulting from and to the extent of any ACAP Insurance

Amount, so long as the Supplier has complied with its obligations contained in Sections 3.1 and 3.2 hereof. The Parties agree that "Supplier ACAP Deficiency Charges" shall also include all charges assessed to or imposed on DLC under the PJM West Protocols (or charges incurred by DLC on behalf of EGSs under the PJM West Protocols) as a result of the Supplier's failure to designate as ACAP or bid into the ACAP market, in either case as may be required under the PJM West Protocols, the full amount of available ACAP of the Designated ICAP Units.

     3.4 Payment for ACAP. Beginning on the twentieth day after the end of the
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calendar month during which the Effective Date occurs (or if such day is not a Business Day, then on the next succeeding Business Day), and continuing monthly on the tenth day after the end of each successive calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) through the term of this Agreement, DLC shall pay to the Supplier the ACAP Supply Payment for the preceding calendar month. The Parties recognize and agree that they shall, as necessary, pro rate on a daily basis the ACAP Supply Payment for the month during which the Effective Date occurs to account, and pay the Supplier only, for the number of days during such month that the Supplier was obligated to deliver the Supplier ACAP Obligation hereunder.

     3.5 Taxes. The payment of any local, state and federal taxes, fees, and
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levies ("Governmental Charges") imposed on or with respect to the Supplier's delivery of the Supplier ACAP Obligation shall be the responsibility of the Supplier.

     3.6 Payments and Payment Disputes. Except as may otherwise be provided in
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this Agreement, beginning on the Effective Date and continuing on each Business Day thereafter through the term of this Agreement, all payments then due under this Agreement shall be made to the Party owed such payment by electronic transmission to the bank account designated by such Party in Section 12.3 hereof. All such payments shall be denominated and paid in U.S. dollars. The Parties shall use their good faith best efforts to resolve all disputes relating to payments hereunder pursuant to the dispute resolution provisions of Article VII of this Agreement.

     3.7 Survival of Payment Obligations. Notwithstanding any other provision of
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this Agreement to the contrary, the payment provisions of this Article III, and the rights and obligations of the Parties thereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such termination or expiration relating to the payment of the ACAP Supply Payments, Supplier ACAP Deficiency Charges and ACAP Market Transaction Costs.

     3.8 Fixed Transmission Rights and Network Resource Designations. Beginning
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on the Effective Date and continuing through the term of this Agreement, upon receipt of written notice from the Supplier requesting such transfer, DLC shall transfer to the Supplier its rights to those "Fixed Transmission Rights", if any, under the PJM West Protocols that are associated, from time to time, with such amount of megawatts as are designated from the Supplier's resources as "Network Resources" under the PJM West Protocols. In addition, beginning on the Effective Date and continuing through the term of this Agreement, DLC, at the Supplier's request, shall, as permitted under the PJM West Protocols, designate such amount of megawatts as the Supplier may elect from its resources as "Network Resources" under the PJM West Protocols.

                                   ARTICLE IV
                       POLR AGREEMENT, POLR II AGREEMENT
                             AND RELATED AGREEMENTS

     4.1 Amendments to the POLR Agreement. The Parties recognize and agree that
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those amendments to the POLR Agreement set forth on Schedule 1 to this Agreement (the "POLR Agreement Amendments") form an integral part of this Agreement and form a part of the consideration for the obligations of the Parties hereunder. Toward that end, on the Effective Date, the POLR Agreement shall be amended to reflect the POLR Agreement Amendments without any further action required by either Party to effect such POLR Agreement Amendments.

     4.2 Amendments to the POLR II Agreement. The Parties recognize and agree
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that those amendments to the POLR II Agreement set forth on Schedule 2 to this Agreement (the "POLR II Agreement Amendments") form an integral part of this Agreement and form a part of the consideration for the obligations of the Parties hereunder. Toward that end, on the Effective Date, the POLR II Agreement shall be amended to reflect the POLR II Agreement Amendments without any further action required by either Party to effect such POLR II Agreement Amendments.

     4.3 Ancillary Services. The Parties recognize and agree that entering into
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an Amended and Restated Ancillary Services Agreement that will become effective on the Effective Date and that is in the form attached hereto as Exhibit 1 (the "Ancillary Services Agreement") forms an integral part of this Agreement and forms a part of the consideration for the obligations of the Parties hereunder. Toward that end, in connection with the execution and delivery of this Agreement, the Parties, on even date herewith, shall execute and deliver the Ancillary Services Agreement.

     4.4 Amended Connection Agreements. The Parties recognize and agree that
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entering into the Amended Connection Agreements on the Effective Date, each in the form attached hereto as Exhibit 2, forms an integral part of this Agreement and forms a part of the consideration for the obligations of the Parties hereunder. Toward that end, on the Effective Date, the Parties shall execute and deliver the Amended Connection Agreements. In addition to the foregoing, on a mutually convenient date following the date hereof, the Parties shall meet to discuss the impact of the PJM West Protocols on the terms of connection service under the Amended Connection Agreements and, if necessary, make such changes to the form of Amended Connection Agreements attached hereto as Exhibit 2 as the Parties may mutually agree.

     4.5 Amended Communications Agreement. The Parties recognize and agree that
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entering the Amended Communications Agreement, in the form attached hereto as Exhibit 3, forms an integral part of this Agreement and forms a part of the consideration for the obligations of the Parties hereunder. Toward that end, on the Effective Date, the Parties shall execute and deliver the Amended Communications Agreement.

     4.6 Dispatch Agreement. The Parties recognize and agree that on and after
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the Effective Date, either Party may, by written notice to the other Party, terminate that certain Generation Dispatch Service Agreement, dated as of April 28, 2000, by and between the Parties (the "Dispatch Agreement"), and that upon any such termination, the Dispatch Agreement shall become null and void and of no further force or effect.

     4.7 Wheeling-Out Agreement. The Parties recognize and agree that on the
         ----------------------
Effective Date that certain Agreement for Reactive Supply and Voltage Control From Generation Sources Service, dated as of April 24, 2001, by and between the Parties shall automatically, without any further action of the Parties, terminate and become null and void and of no further force or effect.

                                    ARTICLE V
                                  FORCE MAJEURE

     5.1 Force Majeure. Notwithstanding anything in this Agreement to the
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contrary, neither Party shall be liable in damages, or otherwise responsible to the other Party, for its failure to perform or observe any of its obligations under this Agreement if and only to the extent that it is unable to so perform or is prevented from performing by an event of Force Majeure; provided, however, that to the extent that the Supplier fails to deliver the Supplier ACAP Obligation in accordance with Section 3.2 hereof, whether as a result of an event of Force Majeure or for any other reason, the provisions of Section 3.3 hereof shall apply to such failure. The Parties recognize and agree that an event of Force Majeure will not relieve any Party of its obligation to make payments when due hereunder.

     5.2 Definition of Force Majeure. The term "Force Majeure" as used herein
         ---------------------------
means those causes beyond the reasonable control of the Party affected that, by the exercise of reasonable diligence, including Good Utility Practice, such Party is unable to prevent, avoid, mitigate, or overcome, including an act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire (unless resulting from the fault or negligence of the Party asserting Force Majeure), storm or flood, lightning, explosion (unless resulting from the fault or negligence of the Party asserting Force Majeure), order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond such Party's reasonable control. Events that cause a change in the market value of capacity or otherwise affect the Supplier's or DLC's cost of performance under this Agreement or that are otherwise covered by Section 6.2(b) of this Agreement shall not be considered Force Majeure events.

     5.3 Force Majeure Procedures. Upon the occurrence of an event of Force
         ------------------------
Majeure, the Party affected by such event shall (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.

                                   ARTICLE VI
                             DEFAULT AND TERMINATION

     6.1 Event of Default. Unless excused by Force Majeure, each of the
         ----------------
following events shall be considered an Event of Default:

          (a) The material breach by either Party of any agreement, covenant or obligation under this Agreement; provided that such breach is not caused by the material breach of the other Party, and provided further that, if such breach is curable, a default shall not occur until the Party in breach has failed to cure such breach within thirty (30) days after receipt of written notice thereof by the non-defaulting Party;

          (b) The discovery that any representation or warranty made by a Party hereunder was false or misleading in any material respect when made that is not cured within thirty (30) days and which has a material adverse effect on the ability of the Party making such representation or warranty to perform its obligations hereunder;

          (c) The filing of an involuntary petition in bankruptcy against either Party or the appointment of a receiver or liquidator or trustee for either Party or of any substantial part of the property of a Party, provided that if such Party is working diligently to have such petition, receiver, liquidator or trustee stayed, dismissed or discharged, a default shall not occur unless such petition, receiver, liquidator or trustee is not stayed, dismissed or discharged within thirty (30) days ;

          (d) The entry of a decree adjudicating a Party or any substantial part of the property of a Party bankrupt or insolvent, provided that if such Party is working diligently to have such decree discharged or stayed, a default shall not occur unless such decree is continued undischarged and unstayed for a period of thirty (30) days;

          (e) The filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party or against it;

          (f) The failure of either Party to pay the other Party undisputed amounts owed within ten (10) days after receiving written notice from such Party that any such amount is overdue;

          (g) A default by the Supplier on its indebtedness to third parties, resulting in obligations of the Supplier in an amount of $50,000,000 or more being accelerated;

     6.2 Termination.
         -----------

          (a) Upon the occurrence of an Event of Default, the non-defaulting Party may terminate this Agreement by providing one hundred eighty (180) days' written notice to the defaulting Party of a specified date of termination; provided, however, that upon the occurrence of an Event of Default specified in
Section 6.1 (c), (d) and (e) hereof, the non-defaulting Party may terminate this Agreement by delivering to the defaulting Party a written notice of termination, which termination shall be effective upon the defaulting Party's receipt of such notice. The non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such Event of Default.

          (b) Following the Effective Date, if:

          (i) the PUC issues an order modifying the Retail Tariff Changes (together with such changes thereto as may have been acceptable to DLC on or prior to the Effective Date) in a manner that materially impairs DLC's ability to recover from its customers the amounts paid to the Supplier under this Agreement,

          (ii) either (x) the PUC issues an order modifying the Supplier Tariff Changes (together with such changes thereto as may have been acceptable to the Parties on or prior to the Effective Date), (y) the FERC issues an order or (z) the PJM West Protocols or FE Protocols are modified, in any such case, in a manner that affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect (but specifically excluding from this clause (ii) any order or modification as a result of which DLC is no longer able to satisfy its capacity obligations under the PJM West Protocols by supplying
     ACAP), or

          (iii) DLC is no longer able to satisfy its capacity obligations under the PJM West Protocols by supplying ACAP,

then, the affected Party may deliver written notice of the occurrence of any such event(s) to the other Party (such notice, a "Renegotiation Notice"). Promptly after the delivery and receipt of a Renegotiation Notice, the Parties shall, in good faith, attempt to negotiate a mutually satisfactory amendment to this Agreement to restore the respective rights and obligations of the Parties under this Agreement as they existed immediately prior to such event(s) or to achieve another mutually satisfactory result. If within thirty (30) days following the delivery of any such Renegotiation Notice that notices an event described in clause (i), (ii) or
(iii) hereof the Parties fail to agree upon any such amendment, the affected Party may then terminate the Agreement by providing the other Party with one hundred eighty (180) days' prior written notice of such termination. Any amendment to this Agreement negotiated as a result of a Renegotiation Notice shall be deemed to be retroactively effective to the date on which the event(s) described in such Renegotiation Notice occurred; provided, however, that if following any such event, the order giving rise to such event is no longer in effect (or is modified in a manner described in clause (i), (ii) or (iii) hereof) by virtue of a decision by a Governmental Authority or governing body that has become final and non-appealable, then any such amendment shall be of no further force and effect and this Agreement shall be read so as not to include such amendment (and in the event such order is modified in a manner described in clause (i), (ii) or (iii) hereof, the Parties may deliver a Renegotiation Notice with respect thereto as otherwise contemplated hereunder). Upon any termination pursuant to this Section 6.2(b), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

          (c) If, following the Effective Date, the FE Capacity Agreement is terminated, DLC shall immediately so notify the Supplier and then as of the date on which the FE Capacity Agreement's termination is effective, this Agreement shall be amended so that: (i) the Supplier shall continue to be obligated to supply ICAP as contemplated by Section 3.1 hereof, (ii) in lieu of supplying the Supplier ACAP Obligation, the Supplier shall, on DLC's behalf and as DLC's agent for such purpose, supply on each calendar day the lesser of (x) an amount of ACAP equal to the Required Level of megawatts of net capacity or (y) an amount of ACAP equal to the amount of ACAP then required by PJM West for the DLC Zone for such calendar day under the PJM West Protocols, (iii) the Supplier shall be responsible for any charges assessed to or imposed on DLC, or incurred by DLC on behalf of EGSs, under the PJM West Protocols for the Supplier's failure to supply ICAP and ACAP as contemplated by this Agreement as modified by this
Section 6.2(c), and (iv) the Supplier shall continue to receive the ACAP Supply Payment. In addition, if, following the Effective Date, the FE Capacity Agreement is terminated, following such termination and continuing until the termination or the expiration of the POLR II Agreement, DLC shall, beginning with the next monthly payment of the ACAP Supply Payment, increase the amount of the monthly ACAP Supply Payment by an additional $750,000.

          (d) If the POLR II Agreement is terminated, then the Parties shall negotiate in good faith such amendments to this Agreement as shall be necessary to (i) provide that all payments due DLC under this Agreement are to be invoiced by DLC and paid by the Supplier to DLC on a weekly basis, and all payments due either Party under the Ancillary Services Agreement are to be invoiced by DLC and paid and/or offset by the appropriate Party, as necessary, on a monthly basis, in each case with subsequent monthly settlement statements of account (and any related payments) and monthly true-up statements of account (and any related payments), to be delivered (and paid) in a manner that is substantially similar to those invoices and statements of account (and any related payments) contemplated by the POLR II Agreement as amended by the POLR II Agreement Amendments attached hereto, (ii) provide that the Supplier shall post, supplement and replace letter(s) of credit in favor of DLC, and that DLC may draw on any such letter(s) of credit, in such amounts and in circumstances that are substantially similar to those contemplated by the POLR II Agreement as amended by the POLR II Agreement Amendments attached hereto, and (iii) provide DLC with remedies in the event that the Supplier fails to post, supplement or replace any such letter(s) of credit that are substantially similar to those contemplated by the POLR II Agreement as amended by the POLR II Agreement Amendments attached hereto.

     6.3 Additional Remedies. The Supplier acknowledges and specifically agrees
         -------------------
that its obligations under this Agreement are essential to ensure the reliability of the DLC Zone; that breach of the Supplier's obligations may result in irreparable harm and damage to DLC which cannot adequately be compensated by a monetary award; and that, as a consequence thereof, DLC shall, in addition to any other remedy to which DLC may be entitled by reason of the Supplier's breach of this Agreement, be entitled to seek and obtain temporary, preliminary and permanent injunctive relief from any court or Governmental Authority of competent jurisdiction restraining the Supplier from committing or continuing any breach of this Agreement.

     6.4 Reimbursement for Replacement Costs.
         -----------------------------------

          (a) Upon the termination of this Agreement pursuant to Section 6.2(a) hereof as a result of any Event of Default, other than those Events of Default specified in Sections 6.1(c), (d) and (e) hereof, the defaulting Party shall be liable to the non-defaulting Party for all losses and costs reasonably incurred by the non-defaulting Party as a direct result of the defaulting Party's Event of Default, including all reasonable costs associated with replacing the obligations of the defaulting Party hereunder.

          (b) Upon the termination of this Agreement pursuant to Section 6.2(a) hereof as a result of an Event of Default specified in Sections 6.1(c), (d) and
(e) hereof, the defaulting Party shall be liable to the non-defaulting Party for all of the non-defaulting Party's Losses (as defined in the next sentence) as a result thereof. For purposes of this Section 6.4(b), "Losses" means an amount that the non-defaulting Party, or its agent, determines in good faith and in a commercially reasonable manner to be the total losses and costs, net of gains, that the non-defaulting Party has and/or would incur in replacing the obligations of the defaulting Party for the remaining term of this Agreement. The non-defaulting Party, or its agent, may determine such Losses by using pricing or other valuation models and by reference to information available to it internally or supplied by one or more third parties (including, without limitation, dealers, information vendors and other sources of market information), which information may include, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. The defaulting Party shall pay an amount equal to the Losses to the non-defaulting Party within thirty (30) days after the defaulting Party receives written notice from the non-defaulting Party of such amount.

          (c) In addition to the foregoing amounts, the defaulting Party shall be liable for reasonable administrative and legal expenses incurred by the non-defaulting Party as a result of the defaulting Party's Event of Default. The Parties expressly agree that the obligations of each Party under this Section
6.4 shall survive and continue in full force following any termination of this Agreement pursuant to Section 6.2(a) hereof.

                                  ARTICLE VII
                               DISPUTE RESOLUTION

     7.1 Disputes. A Party with a claim or dispute under this Agreement shall
         --------
submit to the other Party a notification of such claim or dispute within sixty
(60) days of the date on which the Party knew of the occurrence of the circumstances that gave rise to the claim or the question or issue in dispute, and shall provide the Administration Committee (as defined in the POLR II Agreement) with a copy of such notification. Any such notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. The Administration Committee (as defined in the POLR II Agreement) shall use its good faith best efforts to resolve the claim or dispute within thirty (30) days after its receipt of a notification specifying the claim, issue or question in dispute. If the Administration Committee (as defined in the POLR II Agreement) is unable to do so, the Parties shall refer the claim or dispute to their respective senior management. Subject to Section 7.4 hereof, if, after using their good faith best efforts to resolve the dispute, the Parties' senior management cannot resolve the dispute within thirty (30) days, the Parties may, if they both so agree in writing, utilize the alternative dispute resolution procedures set forth below in Sections 7.2 and 7.3 hereof.

     7.2 Arbitration. Any arbitration initiated under this Agreement shall be
         -----------
conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. In addition, if possible, the arbitrator shall have significant system operations experience in the electric industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect, in Pittsburgh, Pennsylvania. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. Sections 1 et seq.

     7.3 Arbitration Terms. The arbitration shall, if possible, be concluded not
         -----------------
later that six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of any hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on any award made by the arbitrator may be entered in any court having jurisdiction.

     7.4 FERC Jurisdiction. Notwithstanding any other provision of this
         -----------------
Agreement to the contrary, nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such a case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of such claim, the portion of such claim not so accepted by FERC may be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over such claim, the decision, findings of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to such claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                                  ARTICLE VIII
                                   ASSIGNMENT

     8.1 Assignment. The Supplier shall not assign this Agreement in whole or in
         ----------
part, or any of the rights, interests, or obligations hereunder, without the prior written consent of DLC, which consent shall not be unreasonably withheld.

          Notwithstanding the foregoing, the Supplier, or its permitted assignee, may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other Person for the purposes of financing or refinancing the POLR Supply Service (as defined in the POLR Agreement and the POLR II Agreement) opportunity or the generation facilities and other assets associated with the Asset Sale (as defined in the POLR Agreement and the POLR II Agreement), including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge the Supplier or any such permitted assignee from the performance of the duties and obligations of the Supplier under this Agreement. DLC agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of such financing or refinancing, so long as DLC's rights under this Agreement are not materially altered, amended, diminished or otherwise impaired thereby.

     8.2 Release of Rights and Obligations. No assignment (including a merger,
         ---------------------------------
consolidation or sale of all or substantially all of the assets of the Supplier), transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably conditioned, delayed or withheld.

     8.3 Successors & Assigns. This Agreement and all of the provisions hereof
         --------------------
are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                   ARTICLE IX
                         REPRESENTATIONS OF THE PARTIES

     9.1 Representations of the Supplier. The Supplier hereby represents and
         -------------------------------
warrants to DLC as follows:

          (a) Organization. The Supplier is a limited partnership duly
              ------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

          (b) Authority. The Supplier has full power and authority to execute
              ---------
and deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Supplier. This Agreement has been duly and validly executed and delivered by the Supplier and, assuming that it is duly and validly executed and delivered by DLC, constitutes a legal, valid and binding agreement of the Supplier.

          (c) Regulatory Approval. The Supplier has obtained any and all
              -------------------
approvals or waivers of, and has given any and all notices to, any Governmental Authority that are required for the Supplier to execute and deliver this Agreement. The Supplier has obtained, or will obtain by the Effective Date, any and all approvals or waivers of, and has given, or will give by the Effective Date, any and all notices to, any Governmental Authority that are required for the Supplier to consummate the transactions contemplated hereby.

          (d) Compliance With Law. The Supplier is not in violation of any
              -------------------
applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the Supplier's performance of its obligations under this Agreement.

     9.2 Representations of DLC. DLC represents and warrants to the Supplier as
         ----------------------
follows:

          (a) Incorporation. DLC is a corporation duly incorporated, validly
              -------------
existing and is in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

          (b) Authority. DLC has full corporate power and authority to execute
              ---------
and deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of DLC. This Agreement has been duly and validly executed and delivered by DLC and, assuming that it is duly and validly executed and delivered by the Supplier, constitutes a legal, valid and binding agreement of DLC.

          (c) Regulatory Approval. DLC has obtained any and all approvals or
              -------------------
waivers of, and has given any and all notices to, any Governmental Authority that are required for DLC to execute and deliver this Agreement. DLC has obtained, or will obtain by the Effective Date, any and all approvals or waivers of, and has given, or will give by the Effective Date, any and all notices to, any Governmental Authority that are required for DLC to consummate the transactions contemplated hereby.

          (d) Compliance With Law. DLC is not in violation of any applicable
              -------------------
law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect DLC's performance of its obligations under this Agreement.

     9.3 Representations of Both Parties. The representations and warranties in
         -------------------------------
this Article IX shall survive the date hereof and continue in full force and effect for the term of this Agreement.

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 DLC's Indemnification. DLC shall indemnify, hold harmless and defend
          ---------------------
the Supplier, its parent, its Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including the Supplier's employees, DLC's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by DLC or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with DLC's performance or breach of this Agreement, or the exercise by DLC of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, DLC hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     10.2 Supplier's Indemnification. The Supplier shall indemnify, hold
          --------------------------
harmless and defend DLC, its parent, Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including DLC's employees, the Supplier's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by the Supplier or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with the Supplier's performance or breach of this Agreement, or the exercise by the Supplier of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, the Supplier hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     10.3 Indemnification Procedures. Any Party seeking indemnification under
          --------------------------
this Agreement shall give the other Party notice of such claim promptly but in any event on or before the earlier of the fifteenth (15th) day after the Party's actual knowledge of such claim or action or the ninetieth (90th) day from commencement of the event or circumstance giving rise to the claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed.

     10.4 Survival. The indemnification obligations of each Party under this
          --------
Article for acts or occurrences that occur prior to expiration, termination, or cancellation of this Agreement shall survive and continue in full force and effect regardless of whether this Agreement expires or terminates, or is canceled, surrendered or completed. Such indemnification obligations shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under worker's compensation acts, disability benefit acts or other employee acts, or otherwise.

                                   ARTICLE XI
                                 CONFIDENTIALITY

     11.1 Generally.
          ---------

          (a) Each Party (i) shall maintain the confidentiality of all information provided to it by the other Party under the terms of this Agreement,
(ii) shall not disclose such information to third parties (other than its Affiliates, advisors, and parties prospectively providing financing and risk management) without the prior written consent of the other Party, unless otherwise provided hereunder, and (iii) agrees to use such information only for such purposes and in such manner as is contemplated by the terms of this Agreement. Notwithstanding the foregoing, each Party shall be permitted to use any information provided to it by the other Party under the terms of this Agreement in support of any claim or counterclaim respecting an alleged breach of such other Party's obligations under this Agreement.

          (b) Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party may provide information provided to it by the other Party under the terms of this Agreement to the PUC, FERC or other Governmental Authority with jurisdiction, as may be necessary, to obtain required regulatory approvals or to comply generally with any applicable Law. In such an instance, the disclosing Party shall seek confidential treatment for such information provided to any Governmental Authority and will notify the other Party, as far in advance as is practicable, of its intention to release such information to any Governmental Authority.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Limitation of Liability. Except as specifically provided in Article
          -----------------------
III hereof, Sections 6.3 and 6.4 hereof and Article X hereof, neither DLC nor the Supplier, nor their respective officers, directors, agents, employees, parents, Affiliates, successors, assigns, contractors or subcontractors shall be liable to the other Party or its shareholders, subsidiaries, Affiliates, officers, directors, agents, employees, successors, assigns, contractors or subcontractors for claims, suits, actions, causes of action or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs and lost profits) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty, or strict liability.

     12.2 Amendments. This Agreement may be amended, modified or supplemented
          ----------
only by written agreement of both DLC and the Supplier. Such amendments or modifications shall become effective only after the Parties have received all authorizations, if any, as may be required from the relevant Governmental Authorities.

     12.3 Notices and Bank Account Information. All notices and other
          ------------------------------------
communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address, and all transfer of funds hereunder shall be made to the recipient Party at its bank account, set forth below (or at such other address or facsimile number, or bank account, for a Party as shall be designated by such Party in a notice delivered hereunder; provided however, that notices of a change of address, or change of bank account, shall be effective only upon receipt thereof):

          (a) If to the Supplier to:

          Orion Power MidWest, L.P.
          c/o Orion Power Holdings, Inc.
          7 East Redwood Street, 10th Floor
          Baltimore, MD 21201
          Attn: General Counsel
          Fax:  410-234-0994

          with a copy to:

          W. Thaddeus Miller
          Orion Power Holdings, Inc.
          7 East Redwood Street, 10th Floor
          Baltimore, MD 21201
          Fax:     410-234-0994

          Bank Account:  to be provided prior to the Effective Date

          (b) If to DLC to:

          Duquesne Light Company
          System Operations (N2-S0)
          2839 New Beaver Avenue
          Pittsburgh, PA 15233
          Attn: John F. Rosser
          Fax:  412-393-8647
          with a copy to:

          John S. Moot
          Skadden, Arps, Slate, Meagher & Flom LLP
          1440 New York Avenue, N.W.
          Washington, D.C. 2005
          Fax:     202-393-5760

          Bank Account:  to be provided prior to the Effective Date.

          (c) If to FE to:

          Larry Hartley
          Director, Commodity Accounting
          FirstEnergy Solutions Corp.
          395 Ghent Road
          Akron, OH 44333
          Fax:     330-315-7493

          with a copy to:

          Arthur R. Garfield
          President, FirstEnergy Solutions Corp.
          76 South Main Street
          Akron, OH 44308 Fax: 330-384-4988

     12.4 No Third Party Beneficiaries. Nothing in this Agreement, express or
          ----------------------------
implied, is intended to confer on any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder.

     12.5 Waiver. A waiver of any failure of a Party to comply with any
          ------
obligation, covenant, agreement, or condition herein by the Party entitled to the benefits thereof shall be effective only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

     12.6 Severability. Each covenant, condition, restriction and other term of
          ------------
this Agreement is intended to be, and shall be construed as, independent and severable from each other covenant, condition, restriction and other term. If any covenant, condition, restriction or other term of this Agreement is held to be invalid by any Governmental Authority, the invalidity of such covenant, condition, restriction or other term shall not affect the validity of the remaining covenants, conditions, restrictions or other terms hereof. In such an event, the Parties shall, to the extent possible, negotiate an equitable adjustment to any provision of this Agreement as necessary to effect the purpose of this Agreement.

     12.7 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof (except to the extent that such law is preempted by federal law). THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.8 Independent Contractors. The Parties acknowledge and agree that except
          -----------------------
for purposes of the limited agency relationship contemplated by Article III of this Agreement: (i) they are independent contractors, (ii) neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way, and (iii) nothing contained in this Agreement shall create any relationship between DLC and the Supplier other than that of independent contractors.

     12.9 Counterparts. This Agreement may be executed in more than one (1)
          ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10 Entire Agreement. This Agreement, including the Schedules and
           ----------------
Exhibits hereto, embodies the entire agreement and understanding of the Parties in respect of the obligations and requirements set forth in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter contained herein.

     12.11 Article, Section, Schedule and Exhibit Headings. The Article,
           -----------------------------------------------
Section, Schedule and Exhibit headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

     12.12 Further Assurances. The Parties hereto agree to execute and deliver
           ------------------
promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to consummate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution and deliver of this Agreement and the consummation of the transactions contemplated hereby. Each Party further agrees to comply with all Laws of all Governmental Authorities relating to this Agreement and the consummation of the transactions contemplated hereby. In addition, if during the term of this Agreement the Parties determine that as a result of the consummation of the transactions contemplated hereby, or the implementation of the PJM West Protocols as contemplated hereby, any other agreement between the Parties (other than the POLR I Agreement, the POLR II Agreement and the Ancillary Services Agreement) requires amendment or modification in order to accommodate the consummation of such transactions, or such implementation of the PJM West Protocols, then the Parties shall cooperate in good faith to negotiate such amendments and modifications to any such agreement (other than the POLR I Agreement, the POLR II Agreement and the Ancillary Services Agreement) as shall be necessary to accommodate the consummation of the transactions contemplated hereby, or the implementation of the PJM West Protocols as contemplated hereby, in a manner that is consistent with the relative economic benefits and risks contemplated under such agreements.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, each of DLC and the Supplier has caused this Agreement to be executed as of the date first above written.

                                                 DUQUESNE LIGHT COMPANY


                                                 By:    /s/ Victor A. Roque
                                                        ------------------------
                                                 Name:  Victor A. Roque
                                                 Title: President


                                                 ORION POWER MIDWEST, L.P.


                                                 By:its general partner,
                                                    ORION POWER MIDWEST GP, INC.


                                                    By:    /s/ Jack A. Fusco
                                                           -------------------
                                                    Name:  Jack A. Fusco
                                                    Title: President

                                   SCHEDULE 1
                                 POLR AMENDMENTS

     Section 1.1 is hereby amended by deleting therefrom the definitions of "Escrow Account" and "Escrow Agreement".

     Section 1.1 is hereby amended by restating the following definitions in their entirety to read as follows:

"DLC Control Area" means the DLC Zone.
 ----------------

"OATT" means DLC's Open Access Transmission Tariff, or its successor (including,
 ----
but not limited to, any applicable tariff under the PJM West Protocols) and, as applicable, any stand-alone tariff sheets for DLC relating to Schedule 9A and
Schedule 9B formerly attached to DLC's Open Access Transmission Tariff.

"POLR Energy Imbalance" means any difference between the hourly Energy supplied
 ---------------------
by the POLR Supplier under this Agreement and the POLR Supply Amount. The Parties recognize and agree that POLR Energy Imbalance exists when there is FE POLR Energy Imbalance, DLC POLR Energy Imbalance or both.

"Preliminary Supplier Charges" means an estimate of Supplier Charges based on
 ----------------------------
forecast Energy requirements (and associated losses) and other data available at the time of the estimate including FE Tally Sheets and evidence of Energy scheduled by the POLR Supplier to the DLC Control Area on a day-ahead basis and using day-after E-schedules, as contemplated by Section 5.2 hereof.

     Section 1.1 is hereby amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of the first sentence of such definition is restated to read as follows:

     (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in
     Schedule 9B to the OATT then in effect).

     Section 1.1 is hereby amended by adding the following definitions thereto:

"Ancillary Services Agreement" means that certain Amended and Restated Ancillary
 ----------------------------
Services Agreement, dated as of February 15, 2002 by and between DLC and the POLR Supplier and attached to the Capacity Agreement as Exhibit 1 thereto.

"Capacity Agreement" means that certain Capacity Agreement, dated as of February
 ------------------
15, 2002, by and between DLC and the POLR Supplier relating to certain capacity obligations.

"Capacity Agreement Effective Date" means the "Effective Date" as defined in the
 ---------------------------------
Capacity Agreement.

"DLC POLR Energy Imbalance" means the difference between the hourly Energy
 -------------------------
supplied by the POLR Supplier to the DLC Zone pursuant to this Agreement and the DLC POLR Supply Amount.

"DLC POLR Supply Amount" means the positive difference, if any, between the POLR
 ----------------------
Supply Amount and the FE Swap Amount. The Parties recognize and agree that if the FE Swap Amount is equal to or greater than the POLR Supply Amount, there shall be no DLC POLR Supply Amount.

"DLC Zone" means the DLC service territory under the PJM West Protocols as such
 --------
service territory is described in the "List of Communities Served" under DLC's Retail Tariff on file with the PUC on the date of the Capacity Agreement.

"DLC Zone Hourly Forecast" means, for each hour, DLC's day-ahead forecast of the
 ------------------------
Energy requirements of the DLC Zone, as delivered by DLC to the POLR Supplier pursuant to Section 5.1 hereof.

"FE" means FirstEnergy Corp., an Ohio corporation.
 --

"FE Capacity Agreement" means that certain capacity agreement dated as of
 ---------------------
December 18, 2001 by and between FirstEnergy Solutions Corp., on the one hand, and DLC, on the other hand, relating to certain capacity and Energy obligations.

"FE Charge" means the Supplier's (as defined under the FE Capacity Agreement)
 ---------
costs under the FE Protocols in purchasing replacement Energy, including related transmission charges, to cover the amount of Energy equal to the FE POLR Energy Imbalance, if any, for a particular hour.

"FE Control Area" means that portion of the FE Control Area, as defined in the
 ---------------
applicable FE tariff, or its successor (including, but not limited to, any applicable control area or zone under any applicable RTO or ISO tariff or protocols), that includes The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company, as in existence on the date of the FE Capacity Agreement.

"FE Credit" means the net amount, if any, received by the Supplier (as defined
 ---------
under the FE Capacity Agreement) under the FE Protocols in disposing of any Energy delivered by the POLR Supplier to the FE Control Area for a particular hour that is in excess of the FE POLR Supply Amount for such hour.

"FE POLR Energy Imbalance" means any difference between the hourly Energy
 ------------------------
supplied by the POLR Supplier to the FE Control Area pursuant to this Agreement and the FE POLR Supply Amount.

"FE POLR Supply Amount" means (i) if the POLR Supply Amount is equal to or less
 ---------------------
than the FE Swap Amount, the entire POLR Supply Amount, or (ii) if the POLR Supply Amount is greater than the FE Swap Amount, that portion of the POLR Supply Amount that is equal to the FE Swap Amount.

"FE Protocols" means the provisions, protocols, rules or other requirements of
 ------------
any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, operating manual or similar document, and their respective successors, then in effect in and applicable to the FE Control Area.

"FE Swap Amount" means, for each hour, an amount of Energy equal to the product
 --------------
of the DLC Zone Hourly Forecast for such hour multiplied by a factor equal to the FE Swap Percentage (with the resulting product rounded down to the nearest whole megawatt for that hour).

"FE Swap Percentage" means the FE Swap Percentage as defined in and set under
 ------------------
the Capacity Agreement for the day that Energy is delivered hereunder.

"FE Tally Sheet" means a tally sheet, in a form reasonably acceptable to DLC, on
 --------------
which the POLR Supplier shall set forth, for a particular day, the amount of Energy actually delivered each hour by the POLR Supplier to the FE Control Area listing the generation resources and import schedules for all such Energy.

"PJM West" means the PJM West Region of PJM Interconnection, L.L.C., and any
 --------
successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

"PJM West Protocols" means the provisions, protocols, rules or other
 ------------------
requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to PJM West.

"PJM West Surcharge" means any non-by-passable surcharge that may be imposed on
 ------------------
DLC's customers to permit DLC to recover any incremental costs for capacity and Ancillary Services resulting from DLC joining PJM West, any grid management or other fees which may be charged to DLC based on PJM West start-up and operating costs and other similar fees and costs.

     Section 1.2 is hereby amended by adding the following two sentences to the end thereof:

          For the avoidance of doubt, the Parties acknowledge and agree that the term "losses" as it may be used throughout this Agreement shall expressly exclude therefrom any 500 kilovolt losses of PJM Interconnection, L.L.C., unless such 500 kilovolt losses occur due to the POLR Supplier's delivery of the DLC POLR Supply Amount, in which case "losses" shall include any 500 kilovolt losses of PJM Interconnection, L.L.C. resulting therefrom. In addition, the Parties expressly agree that notwithstanding any other provision of this Agreement to the contrary, Generation Rates shall not include any PJM West Surcharges (and, as a result, Billed Generation Revenue shall not include any PJM West Surcharges nor shall it be reduced by the amount of any PJM West Surcharges in calculating Net Billed Generation Revenue) and that DLC, and not the POLR Supplier, shall exclusively be entitled to receive any and all PJM West Surcharges imposed on or billed to DLC's customers as a result of the Retail Tariff Changes (as defined under the Capacity Agreement) or otherwise.

     Section 3.3 is hereby amended and restated in its entirety as follows:

          Section 3.3 Letter of Credit. The POLR Supplier shall post a $10
                      ----------------
million irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC, as such letter of credit may be supplemented or replaced pursuant to the terms of this Agreement, which letter(s) of credit shall remain in place for such amount for the entire term of this Agreement. In the event that the POLR Supplier is required to increase the amount of such letter(s) of credit pursuant to the terms of this Agreement, then such letter(s) of credit for such increased amount shall remain in place for such time as may be required under the terms of this Agreement, provided, however, that, notwithstanding any other provision of this Agreement to the contrary, at all times during the term of this Agreement the minimum amount of any such letter(s) of credit posted by the POLR Supplier shall be equal to or greater than $10 million.

     Section 3.5 is hereby amended and restated in its entirety as follows:

          Section 3.5 Additional Security. If at any time during the term of
                      -------------------
this Agreement the Certifying Company's Tangible Net Worth is below the Minimum Tangible Net Worth and the Certifying Company's investment rating is below the Minimum Investment Rating, then DLC, in its sole discretion, may require, upon ten (10) Business Days' written notice to the POLR Supplier, that the POLR Supplier supplement or replace the letter(s) of credit then currently posted pursuant to this Article III with another irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC such that the aggregate amount of such letter(s) of credit equals $50 million, which letter(s) of credit shall remain in place for such aggregate amount until such time as the Certifying Company's Tangible Net Worth is equal to or greater than the Minimum Tangible Net Worth or the Certifying Company's investment rating is equal to or greater than the Minimum Investment Rating (at which time, although the letter of credit requirements in this Section 3.5 shall not apply, the POLR Supplier shall continue to comply with any other applicable letter of credit requirements set forth in this Article III).

     Section 4.1(b) is hereby amended and restated in its entirety as follows:

          (b) Points of Delivery. The POLR Supplier shall deliver the FE POLR
              ------------------
Supply Amount to the FE Control Area and shall deliver the DLC POLR Supply Amount to the DLC Zone. On a daily basis, no later than 10 a.m. (eastern time), the POLR Supplier shall furnish DLC with an FE Tally Sheet for the FE POLR Supply Amounts delivered during the preceding calendar day.

     Section 4.1(d) is hereby amended such that the first sentence of such section is restated to read as follows:

     The POLR Supplier acknowledges and agrees that DLC shall be responsible for securing and providing all Ancillary Services associated with DLC's retail customers whose Energy is secured under this Agreement (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

     Section 4.2 (h) is hereby amended by adding a new subsection (v) thereto that reads as follows:

     (v) As soon as DLC receives schedule and settlement information from PJM West relating to the Energy supplied by the POLR Supplier pursuant to this Agreement, DLC shall make such information available to the POLR Supplier, or DLC shall otherwise use all commercially reasonable efforts necessary to cause PJM West to give the POLR Supplier real-time access to scheduling and settlement information related to Energy that is scheduled and delivered to the DLC Zone pursuant to this Agreement.

     Section 4.2(i) is hereby amended and restated in its entirety as follows:

          (i) Ancillary Services. DLC shall be responsible for securing and
              ------------------
providing all Ancillary Services associated with DLC's retail customers whose Energy is secured under this Agreement (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

     The last sentence of Section 4.2(j) is hereby amended and restated in its entirety as follows:

     In addition, DLC agrees to refrain from filing with the PUC any request for modification of the Generation Rates (other than (x) a request for a waiver of an adjustment of electric distribution company rates for changes in state tax liability pursuant to applicable Law, (y) as contemplated by the Retail Tariff Changes (as defined under the Capacity Agreement) together with such changes to the Retail Tariff Changes as may have been acceptable to DLC on or prior to the Capacity Agreement Effective Date, and (z) a request by DLC for a change in the PJM West Surcharge), unless the Parties shall mutually agree otherwise.

     Sections 4.3(a), (b) and (c) are hereby amended and restated in their entirety as follows:

          4.3 POLR Energy Imbalance and Supply Violation Charges. For any hour
              --------------------------------------------------
during which there is DLC POLR Energy Imbalance or FE POLR Energy Imbalance, the POLR Supplier shall pay to DLC, in accordance with the billing procedures set forth in Article VII of this Agreement, the following amounts, as applicable:

               (a) DLC POLR Energy Imbalance. If the POLR Supplier fails to
                   -------------------------
deliver to the DLC Zone the DLC POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the PJM West Protocols applicable to an under-delivery of an amount of Energy equal to the DLC POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the PJM West Protocols applicable to an over-delivery of an amount of Energy equal to the DLC POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the DLC Zone in any given hour shall first be allocated to the DLC POLR Supply Amount under this Agreement and then to the DLC POLR Supply Amount under the POLR II Agreement. In addition, if the POLR Supplier's failure to deliver the POLR Supply Amount in accordance with
Section 4.1 hereof causes DLC to Shed Load during any hour, the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, $1,000 per megawatt-hour of Shed Load attributable to such failure plus any out-of-pocket costs incurred by DLC as the result of claims, penalties, repairs, expenses or other damages resulting from such Shed Load; provided, however, that if during any such hour (x) the POLR Supplier delivers the full output of all of its operable generation (e.g., all generation in the DLC Control Area and the FE Control Area that is not on forced or planned outage and/or forced or planned curtailments) to the DLC Control Area and, to the extent applicable under this Agreement, the FE Control Area (and delivers to DLC a certificate executed by a duly authorized officer of the POLR Supplier to such effect) and nevertheless fails to deliver the POLR Supply Amount and (y) DLC is unable to procure alternative sources of Energy in the market sufficient to compensate for the

POLR Supplier's under-delivery, then the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, but in lieu of the $1,000 per megawatt-hour of Shed Load described above, $100 per megawatt-hour of Shed Load attributable to such failure plus any of the aforementioned out-of-pocket costs incurred by DLC. For purposes of this Section 4.3(a), DLC shall determine the amount of such Shed Load using Good Utility Practice.

               (b) FE POLR Energy Imbalance. If the POLR Supplier fails to
                   ------------------------
deliver to the FE Control Area the FE POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the FE Charge applicable to an under-delivery of an amount of Energy equal to the FE POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the FE Credit applicable to an over-delivery of an amount of Energy equal to the FE POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the FE Control Area in any given hour shall first be allocated to the FE POLR Supply Amount under this Agreement and then to the FE POLR Supply Amount under the POLR II Agreement.

               (c) Reserved.
                   --------

     Section 4.3 is hereby amended by adding the following new Section 4.3(f) thereto:

               (f) The Parties will cooperate in good faith to establish a mechanism, at no cost to DLC, to provide the POLR Supplier and FE with a means to Dynamically Schedule Energy between the FE Control Area and PJM West.

     Article V is hereby amended and restated in its entirety as follows:

          5.1 Load Forecasting.
              ----------------

               (a) On a daily basis, DLC shall deliver to the POLR Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the POLR Supply Forecasts and the DLC Zone Hourly Forecasts for the following calendar day. DLC shall provide updates to the POLR Supply Forecasts and DLC Zone Hourly Forecasts delivered to the POLR Supplier by delivering to the POLR Supplier a real-time POLR Supply Forecast and DLC Zone Hourly Forecast for each hour.

               (b) In addition, DLC shall deliver to the POLR Supplier, as often as is practicable but in no event later than the end of each month, a report listing known changes in the POLR Supply Amount, as well as any known changes to the Schedules attached hereto, which changes shall be incorporated into and become a part of the Schedules to which they relate, subject, however, to the prior consent of the POLR Supplier to such changes to such Schedules if such consent is required under this Agreement.

          5.2 Scheduling. On a daily basis, the POLR Supplier shall schedule,
              ----------
pursuant to the FE Protocols, the FE POLR Supply Amounts. On a daily basis, the POLR Supplier shall schedule, pursuant to the PJM West Protocols, the DLC POLR Supply Amounts, provided, that any portion of any DLC POLR Supply Amount not scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM West Protocols, by the POLR Supplier using day-after E-schedules according to such rules and procedures as may be then required by the PJM West Protocols. DLC shall provide the POLR Supplier with a copy of any Dispatch Notice issued pursuant to the DLC Must-Run Agreements at the same time such Dispatch Notice is given to the owner(s) of the Cheswick and/or Elrama generating plants. Within two (2) hours of receipt of any such Dispatch Notice, the POLR Supplier shall submit to PJM West (with a copy provided simultaneously to DLC of) a revised schedule incorporating the DLC Must-Run Purchases referenced in such Dispatch Notice.

          5.3 Reconciliation. Any POLR Energy Imbalance shall be hourly energy
              --------------
imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges. On a daily basis, no later than the prevailing time deadline in the PJM West Protocols for internal transactions, the POLR Supplier shall have completed any E-schedules contemplated by Section 5.2 hereof in respect of the DLC POLR Supply Amounts for the preceding calendar day and shall deliver to DLC an FE Tally Sheet in respect of the FE POLR Supply Amounts for the preceding calendar day. The Parties recognize and agree that POLR Energy Imbalance is comprised of FE POLR Energy Imbalance and DLC POLR Energy Imbalance and that separate Supply Violation Charges shall be calculated for any FE POLR Energy Imbalance and any DLC POLR Energy Imbalance.

     Sections 7.2, 7.3, 7,4, 7.5 and 7.6 are hereby amended and restated in their entirety as follows:

          7.2 Weekly Invoicing of Preliminary Supplier Charges. DLC shall, on
              ------------------------------------------------
each Monday, invoice the POLR Supplier for all Preliminary Supplier Charges attributable to the preceding calendar week. Invoices rendered pursuant to this
Section 7.2 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any invoices rendered pursuant to this Section 7.2 shall be immediately due from DLC and netted against any payments owing to DLC on such invoice with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the invoice reflecting such excess is rendered.

          7.3 Monthly Settlement Statement of Account for Preliminary Supplier
              ----------------------------------------------------------------
Charges. DLC shall, within ten (10) days following the end of each calendar
-------
month, provide a statement of account to the POLR Supplier setting forth all Preliminary Supplier Charges invoiced during the immediately preceding calendar month and adjusting such Preliminary Supplier Charges, as necessary, based on the information then available to DLC. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

          7.4 Monthly True-Up Statement of Account for Supplier Charges. DLC
              ---------------------------------------------------------
shall, after all customer accounts have been fully metered for a calendar month (which shall occur approximately forty-five (45) days following the end of such calendar month), provide a statement of account to the POLR Supplier adjusting one or more prior statements of account rendered pursuant to Section 7.3 hereof for the difference between Preliminary Supplier Charges and Supplier Charges for such prior months. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under
Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

          7.5 DLC Right to Offset.
              -------------------

               (a) In addition to any other right to offset against payments to the POLR Supplier under this Agreement, DLC shall have the right to offset any amounts the POLR Supplier owes DLC pursuant to Sections 7.2, 7.3 and 7.4 hereof (except for such amounts reasonably disputed by the POLR Supplier) against the amounts owed by DLC pursuant to Section 7.1 hereof. In doing so, on any particular day, if an amount is owing to DLC pursuant to Section 7.2, Section
7.3 or Section 7.4 hereof, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day as an offset in satisfaction thereof; if any such amount owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount owing to DLC pursuant to Sections 7.2, 7.3 and 7.4 has been fully recovered by DLC.

               (b) In addition to the right to offset set forth in Section 7.5(a), if, on any day after reviewing the E-schedules and FE Tally Sheet described in Section 5.3 hereof attributable to the immediately preceding calendar day, DLC determines that the Preliminary Supplier Charges for such day exceed $5 million, such Preliminary Supplier Charges shall become immediately due from the POLR Supplier and payable to DLC as an offset. In such an instance, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day equal to such Preliminary Supplier Charges as an offset in satisfaction thereof; if any such Preliminary Supplier Charges owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount of such Preliminary Supplier Charges has been fully recovered by DLC.

          7.6 Right to Immediate Payment and to Draw on Letter of Credit. In
              ----------------------------------------------------------
addition to the rights to offset under Section 7.5 hereof, DLC shall further have the right to immediate payment from the POLR Supplier, and to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement, in the amounts and under the circumstances provided below:

               (a) If at any time Preliminary Supplier Charges or Supplier Charges in an amount in excess of $30 million are then due from the POLR Supplier and payable to DLC under the terms of this Agreement and the POLR II Agreement (as defined under the Capacity Agreement), DLC shall provide notice of the same to the POLR Supplier and, upon receipt thereof, the POLR Supplier shall make immediate payment to DLC of the dollar amount of such Preliminary Supplier Charges or Supplier Charges, as the case may be, in immediately available funds to the bank account designated by DLC in Section 15.3 hereof.

               (b) If, within ten (10) days following notice to the POLR Supplier given by DLC pursuant to Section 7.6(a), DLC has not received payment in full of the Preliminary Supplier Charges or Supplier Charges so noticed, then DLC has the right to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement in an amount up to, but not exceeding, any portion of such Preliminary Supplier Charges or Supplier Charges then unpaid by the POLR Supplier, and if DLC draws upon such letter(s) of credit, such letter(s) of credit are insufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges and the POLR Supplier fails to replace such letter(s) of credit with letter(s) of credit in such amounts as are sufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges, then DLC shall also have the right to terminate this Agreement upon ten (10) days written notice to the POLR Supplier.

     Section 7.9 is hereby amended and restated in its entirety as follows:

     7.9 Survival. Notwithstanding any other provision of this Agreement to the
         --------
contrary, the provisions of this Article VII, and the rights and obligations of the Parties hereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such termination or expiration relating to the POLR Supply Service provided through the date of termination or expiration of this Agreement.

     Article XV is hereby amended by adding the following new Sections 15.13 and
15.14 thereto:

          15.13 Effect of Termination of the FE Capacity Agreement Only or
                ----------------------------------------------------------
Termination of the FE Capacity Agreement and the Capacity Agreement.
-------------------------------------------------------------------

          (a) In the event that either the FE Capacity Agreement is terminated or both the FE Capacity Agreement and the Capacity Agreement are terminated, then, in either case, (i) all those amendments to this Agreement that became effective on the Capacity Agreement Effective Date (and that are contained in Schedule 1 to the Capacity Agreement, except for those in respect of this
Article XV) shall be of no further force and effect and this Agreement shall be read so as not to include any such amendments and, for the avoidance of doubt, except as amended below in this Section 15.13, the provisions of this Agreement shall revert to the form in which such provisions appeared immediately prior to the Capacity Agreement Effective Date, and (ii) this Agreement shall be further amended as follows:

          Section 1.1 shall be amended by deleting therefrom the definitions of "Escrow Account" and "Escrow Agent".

          Section 1.1 shall be amended by restating the following definitions in their entirety to read as follows:

          "DLC Control Area" means the DLC Zone.
           ----------------

          "OATT" means DLC's Open Access Transmission Tariff, or its successor
           ----
          (including, but not limited to, any applicable tariff under the PJM West Protocols) and, as applicable, any stand-alone tariff sheets for DLC relating to Schedule 9A and Schedule 9B formerly attached to DLC's Open Access Transmission Tariff.

          "Preliminary Supplier Charges" means an estimate of Supplier Charges
           ----------------------------
          based on forecast Energy requirements (and associated losses) and other data available at the time of the estimate including evidence of Energy scheduled by the POLR Supplier to the DLC Control Area on a day-ahead basis and using day-after E-schedules, as contemplated by Section 5.2 hereof.

          Section 1.1 shall be amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of the first sentence of such definition is restated to read as follows:

          (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that prior to the termination or expiration of the Ancillary Services Agreement, the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in Schedule 9B to the OATT then in effect, and provided further that following the termination or expiration of the Ancillary Services Agreement, the costs attributable to all Ancillary Services (except energy imbalance) shall be calculated using the rates set forth in Schedule 9B to the OATT then in effect).

          Section 1.1 shall be amended by adding the following definitions thereto:

          "Ancillary Services Agreement" means that certain Amended and Restated
           ----------------------------
          Ancillary Services Agreement, dated as of February 15, 2002 by and between DLC and the POLR Supplier and attached to the Capacity Agreement as Exhibit 1 thereto.

          "Capacity Agreement" means that certain Capacity Agreement, dated as
           ------------------
          of February 15, 2002 by and between DLC and the POLR Supplier relating to certain capacity obligations.

          "DLC Zone" means the DLC service territory under the PJM West
           --------
          Protocols as such service territory is described in the "List of Communities Served" under DLC's Retail Tariff on file with the PUC on the date of the Capacity Agreement.

          "DLC Zone Hourly Forecast" means, for each hour, DLC's day-ahead
           ------------------------
          forecast of the Energy requirements of the DLC Zone, as delivered by DLC to the POLR Supplier pursuant to Section 5.1 hereof.

          "PJM West" means the PJM West Region of PJM Interconnection, L.L.C.,
           --------
          and any successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

          "PJM West Protocols" means the provisions, protocols, rules or other
           ------------------
          requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to PJM West.

          "PJM West Surcharge" means any non-by-passable surcharge that may be
           ------------------
          imposed on DLC's customers to permit DLC to recover any incremental costs for capacity and Ancillary Services resulting from DLC joining PJM West, any grid management or other fees which may be charged to DLC based on PJM West start-up and operating costs and other similar fees and costs.

          "POLR Energy Imbalance" means any difference between the hourly Energy
           ---------------------
          supplied by the POLR Supplier under this Agreement and the POLR Supply Amount.

          Section 1.2 shall be amended by adding the following two sentences to the end thereof:

          For the avoidance of doubt, the Parties acknowledge and agree that the term "losses" as it may be used throughout this Agreement shall expressly exclude therefrom any 500 kilovolt losses of PJM Interconnection, L.L.C., unless such 500 kilovolt losses occur due to the POLR Supplier's delivery of the DLC POLR Supply Amount, in which case "losses" shall include any 500 kilovolt losses of PJM Interconnection, L.L.C. resulting therefrom. In addition, the Parties expressly agree that notwithstanding any other provision of this Agreement to the contrary, Generation Rates shall not include any PJM West Surcharges (and, as a result, Billed Generation Revenue shall not include any PJM West Surcharges nor shall it be reduced by the amount of any PJM West Surcharges in calculating Net Billed Generation Revenue) and that DLC, and not the POLR Supplier, shall exclusively be entitled to receive any and all PJM West Surcharges imposed on or billed to DLC's customers as a result of the Retail Tariff Changes (as defined under the Capacity Agreement) or otherwise.

          Section 3.3 shall be amended and restated in its entirety as follows:

               Section 3.3 Letter of Credit. The POLR Supplier shall post a $10
                           ----------------
          million irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC, as such letter of credit may be supplemented or replaced pursuant to the terms of this Agreement, which letter(s) of credit shall remain in place for such amount for the entire term of this Agreement. In the event that the POLR Supplier is required to increase the amount of such letter(s) of credit pursuant to the terms of this Agreement, then such letter(s) of credit for such increased amount shall remain in place for such time as may be required under the terms of this Agreement, provided, however, that, notwithstanding any other provision of this Agreement to the contrary, at all times during the term of this Agreement the minimum amount of any such letter(s) of credit posted by the POLR Supplier shall be equal to or greater than $10 million.

          Section 3.5 shall be amended and restated in its entirety as follows:

          Section 3.5 Additional Security. If at any time during the term of
                      -------------------
          this Agreement the Certifying Company's Tangible Net Worth is below the Minimum Tangible Net Worth and the Certifying Company's investment rating is below the Minimum Investment Rating, then DLC, in its sole discretion, may require, upon ten (10) Business Days' written notice to the POLR Supplier, that the POLR Supplier supplement or replace the letter(s) of credit then currently posted pursuant to this Article III with another irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC such that the aggregate amount of such letter(s) of credit equals $50 million, which letter(s) of credit shall remain in place for such aggregate amount until such time as the Certifying Company's Tangible Net Worth is equal to or greater than the Minimum Tangible Net Worth or the Certifying Company's investment rating is equal to or greater than the Minimum Investment Rating (at which time, although the letter of credit requirements in this Section 3.5 shall not apply, the POLR Supplier shall continue to comply with any other applicable letter of credit requirements set forth in this Article III).

          Section 4.1(b) shall be amended and restated in its entirety as follows:

               (b) Points of Delivery. The POLR Supplier shall deliver the POLR
                   ------------------
          Supply Amount to the DLC Zone.

          Section 4.1(d) shall be amended such that the first sentence of such section is restated to read as follows:

          The POLR Supplier acknowledges and agrees that DLC shall be responsible for securing and providing all Ancillary Services associated with DLC's retail customers whose Energy is secured under this Agreement (provided that by separate, mutual agreement between the

          POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

          Section 4.2 (h) shall be amended by adding a new subsection (v) thereto that reads as follows:

          (v) As soon as DLC receives schedule and settlement information from PJM West relating to the Energy supplied by the POLR Supplier pursuant to this Agreement, DLC shall make such information available to the POLR Supplier, or DLC shall otherwise use all commercially reasonable efforts necessary to cause PJM West to give the POLR Supplier real-time access to scheduling and settlement information related to Energy that is scheduled and delivered to the DLC Zone pursuant to this Agreement.

          Section 4.2(i) is shall be amended and restated in its entirety as follows:

               (i) Ancillary Services. DLC shall be responsible for securing and
                   ------------------
          providing all Ancillary Services associated with DLC's retail customers whose Energy is secured under this Agreement (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

          Sections 4.3 (a), (b) and (c) shall be amended and restated in their entirety as follows:

               4.3 POLR Energy Imbalance and Supply Violation Charges. For any
                   --------------------------------------------------
          hour during which there is POLR Energy Imbalance, the POLR Supplier shall pay to DLC, in accordance with the billing procedures set forth in Article VII of this Agreement, the following amounts, as applicable:

               (a) POLR Energy Imbalance. If the POLR Supplier fails to deliver
                   ---------------------
          to the DLC Zone the POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the PJM West Protocols applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the PJM West Protocols applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the DLC Zone in any given hour shall first be allocated to the

          POLR Supply Amount under this Agreement and then to the POLR Supply Amount under the POLR II Agreement. In addition, if the POLR Supplier's failure to deliver the POLR Supply Amount in accordance with Section 4.1 hereof causes DLC to Shed Load during any hour, the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, $1,000 per megawatt-hour of Shed Load attributable to such failure plus any out-of-pocket costs incurred by DLC as the result of claims, penalties, repairs, expenses or other damages resulting from such Shed Load; provided, however, that if during any such hour (x) the POLR Supplier delivers the full output of all of its operable generation (e.g., all generation in the DLC Control Area and the FE Control Area that is not on forced or planned outage and/or forced or planned curtailments) to the DLC Control Area (and delivers to DLC a certificate executed by a duly authorized officer of the POLR Supplier to such effect) and nevertheless fails to deliver the POLR Supply Amount and (y) DLC is unable to procure alternative sources of Energy in the market sufficient to compensate for the POLR Supplier's under-delivery, then the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, but in lieu of the $1,000 per megawatt-hour of Shed Load described above, $100 per megawatt-hour of Shed Load attributable to such failure plus any of the aforementioned out-of-pocket costs incurred by DLC. For purposes of this Section 4.3(a), DLC shall determine the amount of such Shed Load using Good Utility Practice.

               (b) Reserved.
                   --------

               (c) Reserved.
                   --------

          Article V shall be amended and restated in its entirety as follows:

               5.1 Load Forecasting.
                   ----------------

               (a) On a daily basis, DLC shall deliver to the POLR Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the POLR Supply Forecasts and the DLC Zone Hourly Forecasts, as applicable, for the following calendar day. DLC shall provide updates to the POLR Supply Forecasts and the DLC Zone Hourly Forecasts, as applicable, delivered to the POLR Supplier by delivering to the POLR Supplier a real-time POLR Supply Forecast and DLC Zone Hourly Forecast, as applicable, for each hour.

               (b) In addition, DLC shall deliver to the POLR Supplier, as often as is practicable but in no event later than the end of each month, a report listing known changes in the POLR Supply Amount, as well as any known changes to the Schedules attached hereto, which changes shall be incorporated into and become a part of the Schedules to which they relate, subject, however, to the prior consent of the POLR Supplier to such changes to such Schedules if such consent is required under this Agreement.

               5.2 Scheduling. On a daily basis, the POLR Supplier shall
                   ----------
          schedule, pursuant to the PJM West Protocols, the POLR Supply Amounts, provided, that any portion of any POLR Supply Amount not scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM West Protocols, by the POLR Supplier using day-after E-schedules according to such rules and procedures as may be then required by the PJM West Protocols. DLC shall provide the POLR Supplier with a copy of any Dispatch Notice issued pursuant to the DLC Must-Run Agreements at the same time such Dispatch Notice is given to the owner(s) of the Cheswick and/or Elrama generating plants. Within two (2) hours of receipt of any such Dispatch Notice, the POLR Supplier shall submit to PJM West (with a copy provided simultaneously to DLC of) a revised schedule incorporating the DLC Must-Run Purchases referenced in such Dispatch Notice.

               5.3 Reconciliation. Any POLR Energy Imbalance shall be hourly
                   --------------
          energy imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges. On a daily basis, no later than the prevailing time deadline in the PJM West Protocols for internal transactions, the POLR Supplier shall have completed any E-schedules contemplated by Section 5.2 hereof in respect of the POLR Supply Amounts for the preceding calendar day.

          Sections 7.2, 7.3, 7.4, 7.5 and 7.6 shall be amended and restated in their entirety as follows:

               7.2 Weekly Invoicing of Preliminary Supplier Charges. DLC shall,
                   ------------------------------------------------
          on each Monday, invoice the POLR Supplier for all Preliminary Supplier Charges attributable to the preceding calendar week. Invoices rendered pursuant to this Section 7.2 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any invoices rendered pursuant to this Section 7.2 shall be immediately due from DLC and netted against any payments owing to DLC on such invoice with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the invoice reflecting such excess is rendered.

               7.3 Monthly Settlement Statement of Account for Preliminary
                   -------------------------------------------------------
          Supplier Charges. DLC shall, within ten (10) days following the end of
          ----------------
          each calendar month, provide a statement of account to the POLR Supplier setting forth all Preliminary Supplier Charges invoiced during the immediately preceding calendar month and adjusting such Preliminary Supplier Charges, as necessary, based on the information then available to DLC. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

               7.4 Monthly True-Up Statement of Account for Supplier Charges.
                   ---------------------------------------------------------
          DLC shall, after all customer accounts have been fully metered for a calendar month (which shall occur approximately forty-five (45) days following the end of such calendar month), provide a statement of account to the POLR Supplier adjusting one or more prior statements of account rendered pursuant to Section 7.3 hereof for the difference between Preliminary Supplier Charges and Supplier Charges for such prior months. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to
          Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

               7.5 DLC Right to Offset.
                   -------------------

               (a) In addition to any other right to offset against payments to the POLR Supplier under this Agreement, DLC shall have the right to offset any amounts the POLR Supplier owes DLC pursuant to Sections 7.2, 7.3 and 7.4 hereof (except for such amounts reasonably disputed by the POLR Supplier) against the amounts owed by DLC pursuant to
          Section 7.1 hereof. In doing so, on any particular day, if an amount is owing to DLC pursuant to Section 7.2, Section 7.3 or Section 7.4 hereof,

          DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day as an offset in satisfaction thereof; if any such amount owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount owing to DLC pursuant to Sections 7.2, 7.3 and 7.4 has been fully recovered by DLC.

               (b) In addition to the right to offset set forth in Section 7.5(a), if, on any day after reviewing the E-schedules described in
          Section 5.3 hereof attributable to the immediately preceding calendar day, DLC determines that the Preliminary Supplier Charges for such day exceed $5 million, such Preliminary Supplier Charges shall become immediately due from the POLR Supplier and payable to DLC as an offset. In such an instance, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under
          Section 7.1 hereof for such day equal to such Preliminary Supplier Charges as an offset in satisfaction thereof; if any such Preliminary Supplier Charges owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount of such Preliminary Supplier Charges has been fully recovered by DLC.

               7.6 Right to Immediate Payment and to Draw on Letter of Credit.
                   ----------------------------------------------------------
          In addition to the rights to offset under Section 7.5 hereof, DLC shall further have the right to immediate payment from the POLR Supplier, and to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement, in the amounts and under the circumstances provided below:

               (a) If at any time Preliminary Supplier Charges or Supplier Charges in an amount in excess of $30 million are then due from the POLR Supplier and payable to DLC under the terms of this Agreement and the POLR II Agreement (as defined under the Capacity Agreement), DLC shall provide notice of the same to the POLR Supplier and, upon receipt thereof, the POLR Supplier shall make immediate payment to DLC of the dollar amount of such Preliminary Supplier Charges or Supplier Charges, as the case may be, in immediately available funds to the bank account designated by DLC in Section 15.3 hereof.

               (b) If, within ten (10) days following notice to the POLR Supplier given by DLC pursuant to Section 7.6(a), DLC has not received payment in full of the Preliminary Supplier Charges or Supplier Charges so noticed, then DLC has the right to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement in an amount up to, but not exceeding, any portion of such Preliminary Supplier Charges or Supplier Charges then unpaid by the POLR Supplier, and if DLC draws upon such letter(s) of credit, such letter(s) of credit are insufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges and the POLR Supplier fails to replace such letter(s) of credit with letter(s) of credit in such amounts as are sufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges, then DLC shall also have the right to terminate this Agreement upon ten (10) days written notice to the POLR Supplier.

          Section 7.9 shall be amended and restated in its entirety as follows:

               7.9 Survival. Notwithstanding any other provision of this
                   --------
          Agreement to the contrary, the provisions of this Article VII, and the rights and obligations of the Parties hereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such termination or expiration relating to the POLR Supply Service provided through the date of termination or expiration of this Agreement.

               (b) In addition to the foregoing and notwithstanding any other provision of this Section 15.13 to the contrary, in the event, and only in the event, that the FE Capacity Agreement is terminated but the Capacity Agreement is not terminated, this Agreement shall be further amended as set forth below (provided, however, that immediately upon the termination of the Capacity Agreement all such further amendments to this Agreement shall be of no further force or effect and this Agreement shall be read so as not to include any such further amendments):

          Section 1.1 shall be further amended to add the following additional definitions:

          "Capacity Agreement" means that certain Capacity Agreement, dated as
           ------------------
          of February 15, 2002, by and between DLC and the POLR Supplier relating to certain capacity obligations.

          "Capacity Agreement Effective Date" means the "Effective Date" as
           ---------------------------------
          defined in the Capacity Agreement.

          The last sentence of Section 4.2(j) shall be further amended and restated in its entirety as follows:

          In addition, DLC agrees to refrain from filing with the PUC any request for modification of the Generation Rates (other than (x) a request for a waiver of an adjustment of electric distribution company rates for changes in state tax liability pursuant to applicable Law,
          (y) as contemplated by the Retail Tariff Changes (as defined under the Capacity Agreement) together with such changes to the Retail Tariff Changes as may have been acceptable to DLC on or prior to the Capacity Agreement Effective Date, and (z) a request by DLC for a change in the PJM West Surcharge), unless the Parties shall mutually agree otherwise.

          (c) Finally, for the avoidance of doubt, and notwithstanding any other provision of this Section 15.13 to the contrary, in the event that the conditions to the effectiveness of Section 15.14 of this Agreement have been satisfied prior to the satisfaction of the conditions to the effectiveness of this Section 15.13, and subsequent thereto the FE Capacity Agreement is terminated, then the amendments made pursuant to Section 15.14 of this Agreement shall be of no further force or effect and this Agreement shall be read so as to exclude therefrom, for all purposes whatsoever, such amendments, and the provisions of Section 15.13(a) shall be the sole effective amendments to this Agreement pursuant to this Article XV.

               15.14 Effect of Termination of Capacity Agreement Only. In the
                     ------------------------------------------------
event that the Capacity Agreement is terminated but the FE Capacity Agreement is not terminated, this Agreement shall be amended as follows:

          Section 1.1 shall be amended by restating the following definition in its entirety:

          "FE Swap Percentage" means sixty-five percent (65%).
           ------------------

          Section 1.1 shall be further amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of the first sentence of such definition is restated to read as follows:

          (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that prior to the termination or expiration of the Ancillary Services Agreement, the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in Schedule 9B to the OATT then in effect, and provided further that following the termination or expiration of the Ancillary Services Agreement, the costs attributable to all Ancillary Services (except energy imbalance) shall be calculated using the rates set forth in
          Schedule 9B to the OATT then in effect).

                                   SCHEDULE 2
                               POLR II AMENDMENTS

     Section 1.1 is hereby amended by deleting therefrom the definitions of "Escrow Account" and "Escrow Agreement".

     Section 1.1 is hereby amended by restating the following definitions in their entirety to read as follows:

"DLC Control Area" means the DLC Zone.
 ----------------

"OATT" means DLC's Open Access Transmission Tariff, or its successor (including,
 ----
but not limited to, any applicable tariff under the PJM West Protocols) and, as applicable, any stand-alone tariff sheets for DLC relating to Schedule 9A and
Schedule 9B formerly attached to DLC's Open Access Transmission Tariff.

"POLR Energy Imbalance" means any difference between the hourly Energy supplied
 ---------------------
by the POLR Supplier under this Agreement and the POLR Supply Amount. The Parties recognize and agree that POLR Energy Imbalance exists when there is FE POLR Energy Imbalance, DLC POLR Energy Imbalance or both.

"Preliminary Supplier Charges" means an estimate of Supplier Charges based on
 ----------------------------
forecast Energy requirements (and associated losses) and other data available at the time of the estimate including FE Tally Sheets and evidence of Energy scheduled by the POLR Supplier to the DLC Control Area on a day-ahead basis and using day-after E-schedules, as contemplated by Section 5.2 hereof.

"Supplier Charges" means any charges to the POLR Supplier under this Agreement,
 ----------------
any charges to the POLR Supplier as the "Supplier" under the Capacity Agreement, and any charges to the POLR Supplier as the "POLR Supplier" under the Ancillary Services Agreement, including Supply Violation Charges, Transmission Congestion Charges, ACAP Market Transaction Costs (as defined under the Capacity Agreement), Supplier ACAP Deficiency Charges (as defined under the Capacity Agreement), RRRAS Charge Amounts (as defined under the Ancillary Services Agreement, including any negative EGS RRRAS Imbalance Amount described thereunder), and shall include any adjustments necessary to account for DLC's costs in purchasing Energy for Passthrough Power under the Interruptible Service, the payment for which shall be the responsibility of the POLR Supplier, and the revenues received by DLC from Interruptible Service customers for the incremental charges for Energy related to the amount of Passthrough Power actually supplied to such customers, which revenues shall be credited to the POLR Supplier to the extent such revenues have not been otherwise included in the Billed Generation Revenue attributable to such Passthrough Power.

     Section 1.1 is hereby amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of such definition is restated to read as follows:

     (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in
     Schedule 9B to the OATT then in effect)

     Section 1.1 is hereby amended by adding the following definitions thereto:

"Ancillary Services Agreement" means that certain Amended and Restated Ancillary
 ----------------------------
Services Agreement, dated as of February 15, 2002 by and between DLC and the POLR Supplier and attached to the Capacity Agreement as Exhibit 1 thereto.

"Capacity Agreement" means that certain Capacity Agreement, dated as of February
 ------------------
15, 2002, by and between DLC and the POLR Supplier relating to certain capacity obligations.

"Capacity Agreement Effective Date" means the "Effective Date" as defined in the
 ---------------------------------
Capacity Agreement.

"DLC POLR Energy Imbalance" means the difference between the hourly Energy
 -------------------------
supplied by the POLR Supplier to the DLC Zone pursuant to this Agreement and the DLC POLR Supply Amount.

"DLC POLR Supply Amount" means the positive difference, if any, between the POLR
 ----------------------
Supply Amount and the Net FE Swap Amount. The Parties recognize and agree that if the Net FE Swap Amount is equal to or greater than the POLR Supply Amount, there shall be no DLC POLR Supply Amount.

"DLC Zone" means the DLC service territory under the PJM West Protocols as such
 --------
service territory is described in the "List of Communities Served" under DLC's Retail Tariff on file with the PUC on the date of the Capacity Agreement.

"DLC Zone Hourly Forecast" means, for each hour, DLC's day-ahead forecast of the
 ------------------------
Energy requirements of the DLC Zone, as delivered by DLC to the POLR Supplier pursuant to Section 5.1 hereof.

"FE" means FirstEnergy Corp., an Ohio corporation.
 --

"FE Capacity Agreement" means that certain capacity agreement dated as of
 ---------------------
December 18, 2001 by and between FirstEnergy Solutions Corp., on the one hand, and DLC, on the other hand, relating to certain capacity and Energy obligations.

"FE Charge" means the Supplier's (as defined under the FE Capacity Agreement)
 ---------
costs under the FE Protocols in purchasing replacement Energy, including related transmission charges, to cover the amount of Energy equal to the FE POLR Energy Imbalance, if any, for a particular hour.

"FE Congestion Charge" means, for each hour, a charge equal to the FE Swap
 --------------------
Amount for that hour multiplied by $.10/MWh.

"FE Control Area" means that portion of the FE Control Area as defined in the
 ---------------
applicable FE tariff, or its successor (including, but not limited to, any applicable control area or zone under any applicable RTO or ISO tariff or protocols) that includes The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company, as in existence on the date of the FE Capacity Agreement.

"FE Credit" means the net amount, if any, received by the Supplier (as defined
 ---------
under the FE Capacity Agreement) under the FE Protocols in disposing of any Energy delivered by the POLR Supplier to the FE Control Area for a particular hour that is in excess of the FE POLR Supply Amount for such hour.

"FE POLR Energy Imbalance" means any difference between the hourly Energy
 ------------------------
supplied by the POLR Supplier to the FE Control Area pursuant to this Agreement and the FE POLR Supply Amount.

"FE POLR Supply Amount" means (i) if the POLR Supply Amount is equal to or less
 ---------------------
than the Net FE Swap Amount, the entire POLR Supply Amount, or (ii) if the POLR Supply Amount is greater than the Net FE Swap Amount, that portion of the POLR Supply Amount that is equal to the Net FE Swap Amount.

"FE Protocols" means the provisions, protocols, rules or other requirements of
 ------------
any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, operating manual or similar document, and their respective successors, then in effect in and applicable to the FE Control Area.

"FE Swap Amount" means, for each hour, an amount of Energy equal to the product
 --------------
of the DLC Zone Hourly Forecast for such hour multiplied by a factor equal to the FE Swap Percentage (with the resulting product rounded down to the nearest whole megawatt for that hour).

"FE Swap Percentage" means the FE Swap Percentage as defined in and set under
 ------------------
the Capacity Agreement for the day that Energy is delivered hereunder.

"FE Tally Sheet" means a tally sheet, in a form reasonably acceptable to DLC, on
 --------------
which the POLR Supplier shall set forth, for a particular day, the amount of Energy actually delivered each hour by the POLR Supplier to the FE Control Area listing the generation resources and import schedules for all such Energy.

"Material Adverse Effect" means any event or condition that has a material
 -----------------------
adverse effect on the rights or obligations of the affected Party under this Agreement; provided, however, that an increase or decrease in the market price of Energy that renders the payments to the POLR Supplier hereunder no longer reflective or market conditions shall not constitute a Material Adverse Effect.

"Net FE Swap Amount" means the positive difference, if any, between the FE Swap
 ------------------
Amount and the FE POLR Supply Amount (as defined under the POLR I Agreement). The Parties recognize and agree that if the FE POLR Supply Amount (as defined under the POLR I Agreement) is equal to or greater than the FE Supply Amount, there shall be no Net FE Swap Amount.

"PJM West" means the PJM West Region of PJM Interconnection, L.L.C., and any
 --------
successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

"PJM West Protocols" means the provisions, protocols, rules or other
 ------------------
requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to PJM West.

"PJM West Surcharge" means any non-by-passable surcharge that may be imposed on
 ------------------
DLC's customers to permit DLC to recover any incremental costs for capacity and Ancillary Services resulting from DLC joining PJM West, any grid management or other fees which may be charged to DLC based on PJM West start-up and operating costs and other similar fees and costs.

"Transmission Congestion Charges" means all transmission congestion charges,
 -------------------------------
losses, if any, and similar charges, costs and fees imposed under the PJM West Protocols and associated with the delivery of Energy by the POLR Supplier to and within the DLC Zone pursuant to this Agreement (other than Energy, in an amount equal to the FE Swap Amount, that is contemplated hereunder to be scheduled or delivered to the DLC Zone by the Supplier (as defined under the FE Capacity Agreement)) and by the POLR Supplier (as defined in the POLR I Agreement) to and within the DLC Zone pursuant to the POLR I Agreement (other than Energy, in an amount equal to the FE Swap Amount, that is contemplated hereunder to be scheduled or delivered to the DLC Zone by the Supplier (as defined under the FE Capacity Agreement)). Transmission Congestion Charges shall also include all transmission congestion charges, losses, if any, and similar charges, costs and fees imposed under the FE Protocols and associated with the delivery of Energy by the POLR Supplier to and within the FE Control Area pursuant to this Agreement and by the POLR Supplier (as defined in the POLR I Agreement) to and within the FE Control Area pursuant to the POLR I Agreement. Transmission Congestion Charges shall also include all FE Congestion Charges.

     Section 1.2 is hereby amended by adding the following two sentences to the end thereof:

          For the avoidance of doubt, the Parties acknowledge and agree that the term "losses" as it may be used throughout this Agreement shall expressly exclude therefrom any 500 kilovolt losses of PJM Interconnection, L.L.C., unless such 500 kilovolt losses occur due to the POLR Supplier's delivery of the DLC POLR Supply Amount, in which case "losses" shall include any 500 kilovolt losses of PJM Interconnection, L.L.C. resulting therefrom. In addition, the Parties expressly agree that notwithstanding any other provision of this Agreement to the contrary, Generation Rates shall not include any PJM West Surcharges (and, as a result, Billed Generation Revenue shall not include any PJM West Surcharges nor shall it be reduced by the amount of any PJM West Surcharges in calculating Net Billed Generation Revenue) and that DLC, and not the POLR Supplier, shall exclusively be entitled to receive any and all PJM West Surcharges imposed on or billed to DLC's customers as a result of the Retail Tariff Changes (as defined under the Capacity Agreement) or otherwise.

     Section 3.3 is hereby amended and restated in its entirety as follows:

          Section 3.3 Letter of Credit. On or before the earliest Rate Class
                      ----------------
Effective Date hereunder, the POLR Supplier shall post a $10 million irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC, as such letter of credit may be supplemented or replaced pursuant to the terms of this Agreement, which letter(s) of credit shall remain in place for such amount for the entire term of this Agreement. In the event that the POLR Supplier is required to increase the amount of such letter(s) of credit pursuant to the terms of this Agreement, then such letter(s) of credit for such increased amount shall remain in place for such time as may be required under the terms of this Agreement, provided, however, that, notwithstanding any other provision of this Agreement to the contrary, at all times during the term of this Agreement following the earliest Rate Class Effective Date hereunder the minimum amount of any such letter(s) of credit posted by the POLR Supplier shall be equal to or greater than $10 million.

     Section 3.5 is hereby amended and restated in its entirety as follows:

          Section 3.5 Additional Security. If at any time during the term of
                      -------------------
this Agreement the Certifying Company's Tangible Net Worth is below the Minimum Tangible Net Worth and the Certifying Company's investment rating is below the Minimum Investment Rating, then DLC, in its sole discretion, may require, upon ten (10) Business Days' written notice to the POLR Supplier, that the POLR Supplier supplement or replace the letter(s) of credit then currently posted pursuant to this Article III with another irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC such that the aggregate amount of such letter(s) of credit equals $50 million, which letter(s) of credit shall remain in place for such aggregate amount until such time as the Certifying Company's Tangible Net Worth is equal to or greater than the Minimum Tangible Net Worth or the Certifying Company's investment rating is equal to or greater than the Minimum Investment Rating(at which time, although the letter of credit requirements in this Section
3.5 shall not apply, the POLR Supplier shall continue to comply with any other applicable letter of credit requirements set forth in this Article III).

     Section 4.1(b) is hereby amended and restated in its entirety as follows:

               (b) Points of Delivery. The POLR Supplier shall deliver the FE
                   ------------------
POLR Supply Amount to the FE Control Area and shall deliver the DLC POLR Supply Amount to the DLC Zone. On a daily basis, no later than 10 a.m. (eastern time), the POLR Supplier shall furnish DLC with an FE Tally Sheet for the FE POLR Supply Amounts delivered during the preceding calendar day.

     Section 4.1(d) is hereby amended such that the first sentence of such section is restated to read as follows:

     The POLR Supplier acknowledges and agrees that DLC shall be responsible for securing and providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

     Section 4.2 (h) is hereby amended by adding a new subsection (iv) thereto that reads as follows:

     (iv) As soon as DLC receives schedule and settlement information from PJM West relating to the Energy supplied by the POLR Supplier pursuant to this Agreement, DLC shall make such information available to the POLR Supplier, or DLC shall otherwise use all commercially reasonable efforts necessary to cause PJM West to give the POLR Supplier real-time access to scheduling and settlement information related to Energy that is scheduled and delivered to the DLC Zone pursuant to this Agreement.

     Section 4.2(i) is hereby amended and restated in its entirety as follows:

               (i) Ancillary Services. DLC shall be responsible for securing and
                   ------------------
providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy

(provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

     The last sentence of Section 4.2(j) is hereby amended and restated in its entirety as follows:

     In addition, DLC agrees to refrain from filing with the PUC any request for modification of the Generation Rates (other than (x) as contemplated by the Retail Tariff Changes (as defined under the Capacity Agreement) together with such changes to the Retail Tariff Changes as may have been acceptable to DLC on or prior to the Capacity Agreement Effective Date, and (y) a request by DLC for a change in the PJM West Surcharge), unless the Parties shall mutually agree otherwise.

     Sections 4.3(a), (b) and (c) are hereby amended and restated in their entirety as follows:

          4.3 POLR Energy Imbalance and Supply Violation Charges. For any hour
              --------------------------------------------------
during which there is DLC POLR Energy Imbalance or FE POLR Energy Imbalance, the POLR Supplier shall pay to DLC, in accordance with the billing procedures set forth in Article VII of this Agreement, the following amounts, as applicable:

               (a) DLC POLR Energy Imbalance. If the POLR Supplier fails to
                   -------------------------
deliver to the DLC Zone the DLC POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the PJM West Protocols applicable to an under-delivery of an amount of Energy equal to the DLC POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the PJM West Protocols applicable to an over-delivery of an amount of Energy equal to the DLC POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the DLC Zone in any given hour shall first be allocated to the DLC POLR Supply Amount under the POLR I Agreement and then to the DLC POLR Supply Amount under this Agreement. In addition, if the POLR Supplier's failure to deliver the POLR Supply Amount in accordance with Section 4.1 hereof causes DLC to Shed Load during any hour, the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, $1,000 per megawatt-hour of Shed Load attributable to such failure plus any out-of-pocket costs incurred by DLC as the result of claims, penalties, repairs, expenses or other damages resulting from such Shed Load; provided, however, that if during any such hour (x) the POLR Supplier delivers the full output of all of its operable generation (e.g., all generation in the DLC Control Area and the FE Control Area that is not on forced or planned outage and/or forced or planned curtailments) to the DLC Control Area and, to the extent applicable under this Agreement, the FE Control Area (and delivers to

DLC a certificate executed by a duly authorized officer of the POLR Supplier to such effect) and nevertheless fails to deliver the POLR Supply Amount and (y) DLC is unable to procure alternative sources of Energy in the market sufficient to compensate for the POLR Supplier's under-delivery, then the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, but in lieu of the $1,000 per megawatt-hour of Shed Load described above, $100 per megawatt-hour of Shed Load attributable to such failure plus any of the aforementioned out-of-pocket costs incurred by DLC. For purposes of this Section 4.3(a), DLC shall determine the amount of such Shed Load using Good Utility Practice.

               (b) FE POLR Energy Imbalance. If the POLR Supplier fails to
                   ------------------------
deliver to the FE Control Area the FE POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the FE Charge applicable to an under-delivery of an amount of Energy equal to the FE POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the FE Credit applicable to an over-delivery of an amount of Energy equal to the FE POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the FE Control Area in any given hour shall first be allocated to the FE POLR Supply Amount under the POLR I Agreement and then to the FE POLR Supply Amount under this Agreement.

               (c) Reserved.
                   --------

     Section 4.3 is hereby amended by adding the following new Sections 4.3(f) and (g) thereto:

               (f) The Parties will cooperate in good faith to establish a mechanism, at no cost to DLC, to provide the POLR Supplier and FE with a means to Dynamically Schedule Energy between the FE Control Area and PJM West.

               (g) If, in any hour, the sum of the actual POLR Supply Amount (as defined in the POLR I Agreement) and the actual POLR Supply Amount hereunder is less than the FE Swap Amount, then DLC shall pay to the POLR Supplier an amount of dollars equal to the then applicable hourly locational marginal price under the PJM West Protocols multiplied by the positive difference, if any, between
(x) the amount of Energy delivered by the POLR Supplier to the FE Control Area during such hour pursuant to the POLR I Agreement and this Agreement and (y) the actual POLR Supply Amount (as defined in the POLR I Agreement) for such hour plus the actual POLR Supply Amount hereunder for such hour.

     Article V is hereby amended and restated in its entirety as follows:

          5.1 Load Forecasting.
              ----------------

               (a) On a daily basis, DLC shall deliver to the POLR Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the POLR Supply Forecasts and the DLC Zone Hourly Forecasts for the following calendar day. DLC shall provide updates to the POLR Supply Forecasts and DLC Zone Hourly Forecasts delivered to the POLR Supplier by delivering to the POLR Supplier a real-time POLR Supply Forecast and DLC Zone Hourly Forecast for each hour.

               (b) In addition, DLC shall deliver to the POLR Supplier, as often as is practicable but in no event later than the end of each month, a report listing known changes in the POLR Supply Amount, as well as any know changes to the Schedules attached hereto, which changes shall be incorporated into and become a part of the Schedules to which they relate, subject, however, to the prior consent of the POLR Supplier to such changes to such Schedules if such consent is required under this Agreement.

          5.2 Scheduling. On a daily basis, the POLR Supplier shall schedule,
              ----------
pursuant to the FE Protocols, the FE POLR Supply Amounts. On a daily basis, the POLR Supplier shall schedule, pursuant to the PJM West Protocols, the DLC POLR Supply Amounts, provided, that any portion of any DLC POLR Supply Amount not scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM West Protocols, by the POLR Supplier using day-after E-schedules according to such rules and procedures as may be then required by the PJM West Protocols. DLC shall provide the POLR Supplier with a copy of any Dispatch Notice issued pursuant to the DLC Must-Run Agreements at the same time such Dispatch Notice is given to the owner(s) of the Cheswick and/or Elrama generating plants. Within two (2) hours of receipt of any such Dispatch Notice, the POLR Supplier shall submit to PJM West (with a copy provided simultaneously to DLC of) a revised schedule incorporating the DLC Must-Run Purchases referenced in such Dispatch Notice.

          5.3 Reconciliation. Any POLR Energy Imbalance shall be hourly energy
              --------------
imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges. On a daily basis, no later than the prevailing time deadline in the PJM West Protocols for internal transactions, the POLR Supplier shall have completed any E-schedules contemplated by Section 5.2 hereof in respect of the DLC POLR Supply Amounts for the preceding calendar day and shall deliver to DLC an FE Tally Sheet in respect of the FE POLR Supply Amounts for the preceding calendar day. The Parties recognize and agree that POLR Energy Imbalance is comprised of FE POLR Energy Imbalance and DLC POLR Energy Imbalance and that separate Supply Violation Charges shall be calculated for any FE POLR Energy Imbalance and any DLC POLR Energy Imbalance.

     Section 7.1 is hereby amended by adding the following Section 7.1(d) thereto:

          (d) In addition to any amounts paid by DLC to the POLR Supplier pursuant to the foregoing provisions, during the term of the Ancillary Services Agreement, DLC shall pay to the POLR Supplier all RRRAS Payment Amounts (as defined under the Ancillary Services Agreement) due and payable under the Ancillary Services Agreement by summing the RRRAS Payment Amounts for each day of a particular calendar month on the twentieth calendar following the last day of such calendar month and increasing the amount of the Net Billed Generation Revenue to be paid to the POLR Supplier on such calendar day pursuant to Section 7.1(a) hereof by an amount of dollars equal to such summed RRRAS Payment Amounts.

     Sections 7.2, 7.3, 7,4, 7.5 and 7.6 are hereby amended and restated in their entirety as follows:

          7.2 Weekly Invoicing of Preliminary Supplier Charges. DLC shall, on
              ------------------------------------------------
each Monday, invoice the POLR Supplier for all Preliminary Supplier Charges attributable to the preceding calendar week. Invoices rendered pursuant to this
Section 7.2 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any invoices rendered pursuant to this Section 7.2 shall be immediately due from DLC and netted against any payments owing to DLC on such invoice with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the invoice reflecting such excess is rendered.

          7.3 Monthly Settlement Statement of Account for Preliminary Supplier
              ----------------------------------------------------------------
Charges. DLC shall, within ten (10) days following the end of each calendar
-------
month, provide a statement of account to the POLR Supplier setting forth all Preliminary Supplier Charges invoiced during the immediately preceding calendar month and adjusting such Preliminary Supplier Charges, as necessary, based on the information then available to DLC. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

          7.4 Monthly True-Up Statement of Account for Supplier Charges. DLC
              ---------------------------------------------------------
shall, after all customer accounts have been fully metered for a calendar month

(which shall occur approximately forty-five (45) days following the end of such calendar month), provide a statement of account to the POLR Supplier adjusting one or more prior statements of account rendered pursuant to Section 7.3 hereof for the difference between Preliminary Supplier Charges and Supplier Charges for such prior months. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under
Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

          7.5 DLC Right to Offset.
              -------------------

               (a) In addition to any other right to offset against payments to the POLR Supplier under this Agreement, DLC shall have the right to offset any amounts the POLR Supplier owes DLC pursuant to Sections 7.2, 7.3 and 7.4 hereof (except for such amounts reasonably disputed by the POLR Supplier) against the amounts owed by DLC pursuant to Section 7.1 hereof. In doing so, on any particular day, if an amount is owing to DLC pursuant to Section 7.2, Section
7.3 or Section 7.4 hereof, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day as an offset in satisfaction thereof; if any such amount owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount owing to DLC pursuant to Sections 7.2, 7.3 and 7.4 has been fully recovered by DLC.

               (b) In addition to the right to offset set forth in Section 7.5(a), if, on any day after reviewing the E-schedules and FE Tally Sheet described in Section 5.3 hereof attributable to the immediately preceding calendar day, DLC determines that the Preliminary Supplier Charges for such day exceed $5 million, such Preliminary Supplier Charges shall become immediately due from the POLR Supplier and payable to DLC as an offset. In such an instance, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day equal to such Preliminary Supplier Charges as an offset in satisfaction thereof; if any such Preliminary Supplier Charges owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount of such Preliminary Supplier Charges has been fully recovered by DLC.

          7.6 Right to Immediate Payment and to Draw on Letter of Credit. In
              ----------------------------------------------------------
addition to the rights to offset under Section 7.5 hereof, DLC shall further have the right to immediate payment from the POLR Supplier, and to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement, in the amounts and under the circumstances provided below:

               (a) If at any time Preliminary Supplier Charges or Supplier Charges in an amount in excess of $30 million are then due from the POLR Supplier and payable to DLC under the terms of this Agreement and the POLR Agreement, DLC shall provide notice of the same to the POLR Supplier and, upon receipt thereof, the POLR Supplier shall make immediate payment to DLC of the dollar amount of such Preliminary Supplier Charges or Supplier Charges, as the case may be, in immediately available funds to the bank account designated by DLC in Section 15.3 hereof.

               (b) If, within ten (10) days following notice to the POLR Supplier given by DLC pursuant to Section 7.6(a), DLC has not received payment in full of the Preliminary Supplier Charges or Supplier Charges so noticed, then DLC has the right to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement in an amount up to, but not exceeding, any portion of such Preliminary Supplier Charges or Supplier Charges then unpaid by the POLR Supplier, and if DLC draws upon such letter(s) of credit, such letter(s) of credit are insufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges and the POLR Supplier fails to replace such letter(s) of credit with letter(s) of credit in such amounts as are sufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges, DLC shall also have the right to terminate this Agreement upon ten (10) days written notice to the POLR Supplier.

     Section 7.9 is hereby amended and restated in its entirety as follows:

     7.9 Survival. Notwithstanding any other provision of this Agreement to the
         --------
contrary, the provisions of this Article VII, and the rights and obligations of the Parties hereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such termination or expiration relating to the POLR Supply Service provided through the date of termination or expiration of this Agreement.

     Section 9.2(c) is hereby amended and restated in its entirety as follows:

          (c) Following the earliest Rate Class Effective Date hereunder, if:

          (i) the PUC issues an order requiring a change that will directly or indirectly reduce or increase the Generation Rates (other than as contemplated by the Capacity Agreement) or that will result in any other material change to the Retail Tariff, in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (ii) the PUC issues an order requiring a change to the Supplier Tariff (other than as contemplated by the Capacity Agreement) in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (iii) the FERC issues an order requiring a change (other than changes to Schedule 9B to the OATT) in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (iv) there is any change in the rates of any Governmental Charges imposed on or with respect to the Parties rights or obligations hereunder, or in the manner in which any such Governmental Charges are imposed, in either case in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect, or

          (v) the PJM West Protocols or FE Protocols are modified in a manner that affects the rights and obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect, then, the affected Party may deliver written notice of the occurrence of any such event(s) to the other Party (such notice, a "Renegotiation Notice"). Promptly after the delivery and receipt of a Renegotiation Notice, the Parties shall, in good faith, attempt to negotiate a mutually satisfactory amendment to this Agreement to restore the respective rights and obligations of the Parties under this Agreement as they existed immediately prior to such event(s) or to achieve another mutually satisfactory result. If within thirty (30) days following the delivery of any such Renegotiation Notice the Parties fail to agree upon any such amendment, the affected Party may then terminate the Agreement by providing the other Party with fifteen (15) days' prior written notice of such termination. Any amendment to this Agreement negotiated as a result of a Renegotiation Notice shall be deemed to be retroactively effective to the date on which the event(s) described in such Renegotiation Notice occurred; provided, however, that if following any such event, the order giving rise to such event is no longer in effect (or is modified in a manner described in clause (i), (ii) or (iii) hereof) by virtue of a decision by a Governmental Authority that has become final and non-appealable, then any such amendment shall be of no further force and effect and this Agreement shall be read so as not to include such amendment (and in the event such order is modified in a manner described in clause (i), (ii) or (iii) hereof, the Parties may deliver a Renegotiation Notice with respect thereto as otherwise contemplated hereunder). Upon any termination pursuant to this Section 9.2(c), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

     Section 9.2 is hereby amended by adding the following new section (d) thereto:

     (d) Following the earliest Rate Class Effective Date hereunder, if following the issuance by the PUC of an order described in Section 6.2(b)(i) of the Capacity Agreement DLC notices the termination of the Capacity Agreement pursuant to Section 6.2(b) thereof, then upon receiving such written notice from DLC, the POLR Supplier may, by written notice to DLC, designate the effective date of the termination of the Capacity Agreement as the termination date of this Agreement. Any such notice to DLC must be given, if at all, within ninety (90) days following the POLR Supplier's receipt of DLC's notice of the termination of the Capacity Agreement. Upon any termination pursuant to this Section 9.2(c), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

     Article XV is hereby amended by adding the following new Sections 15.13 and
15.14 thereto:

          15.13 Effect of Termination of the FE Capacity Agreement Only or
                ----------------------------------------------------------
Termination of the FE Capacity Agreement and the Capacity Agreement.
-------------------------------------------------------------------

          (a) In the event that either the FE Capacity Agreement is terminated or both the FE Capacity Agreement and the Capacity Agreement are terminated, then, in either case, (i) all those amendments to this Agreement that became effective on the Capacity Agreement Effective Date (and that are contained in Schedule 2 to the Capacity Agreement, except for those in respect of this
Article XV) shall be of no further force and effect and this Agreement shall be read so as not to include any such amendments and, for the avoidance of doubt, except as amended below in this Section 15.13, the provisions of this Agreement shall revert to the form in which such provisions appeared immediately prior to the Capacity Agreement Effective Date, and (ii) this Agreement shall be further amended as follows:

          Section 1.1 shall be amended by deleting therefrom the definitions of "Escrow Account" and "Escrow Agent".

          Section 1.1 shall be amended by restating the following definitions in their entirety to read as follows:

          "DLC Control Area" means the DLC Zone.
           ----------------

          "OATT" means DLC's Open Access Transmission Tariff, or its successor
           ----
          (including, but not limited to, any applicable tariff under the PJM West Protocols) and, as applicable, any stand-alone tariff sheets for DLC relating to Schedule 9A and Schedule 9B formerly attached to DLC's Open Access Transmission Tariff.

          "Preliminary Supplier Charges" means an estimate of Supplier Charges
           ----------------------------
          based on forecast Energy requirements (and associated losses) and other data available at the time of the estimate including evidence of Energy scheduled by the POLR Supplier to the DLC Control Area on a day-ahead basis and using day-after E-schedules, as contemplated by
          Section 5.2 hereof.

          "Supplier Charges" means any charges to the POLR Supplier under this
           ----------------
          Agreement, and any charges to the POLR Supplier as the "POLR Supplier" under the Ancillary Services Agreement, including Supply Violation Charges and Transmission Congestion Charges, RRRAS Charges Amounts (as defined under the Ancillary Services Agreement, including any negative EGS RRRAS Imbalance Amount described thereunder), and shall include any adjustments necessary to account for DLC's costs in purchasing Energy for Passthrough Power under the Interruptible Service, the payment for which shall be the responsibility of the POLR Supplier, and the revenues received by DLC from Interruptible Service customers for the incremental charges for Energy related to the amount of Passthrough Power actually supplied to such customers, which revenues shall be credited to the POLR Supplier to the extent such revenues have not been otherwise included in the Billed Generation Revenue attributable to such Passthrough Power.

          Section 1.1 shall be amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of the first sentence of such definition is restated to read as follows:

          (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that prior to the termination or expiration of the Ancillary Services Agreement, the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in Schedule 9B to the OATT then in effect, and provided further that following the termination or expiration of the Ancillary Services Agreement, the costs attributable to all Ancillary Services (except for energy imbalance) shall be calculated using the rates then set forth in Schedule 9B to the OATT then in effect).

          Section 1.1 shall be amended by adding the following definitions thereto:

          "Ancillary Services Agreement" means that certain Amended and Restated
           ----------------------------
          Ancillary Services Agreement, dated as of February 15, 2002 by and between DLC and the POLR Supplier and attached to the Capacity Agreement as Exhibit 1 thereto.

          "Capacity Agreement" means that certain Capacity Agreement, dated as
           ------------------
          of February 15, 2002 by and between DLC and the POLR Supplier relating to certain capacity obligations.

          "Congestion Payment" means, so long as the Capacity Agreement remains
           ------------------
          in effect, $108,333.33 to be paid by DLC, on a monthly basis within ten days following the end of each calendar month (beginning with the month during which the effective date of the termination of the FE Capacity Agreement occurs) as an additional amount that is due and payable to the POLR Supplier pursuant to Section 7.3 hereof; provided, however, that in the event the Capacity Agreement is terminated, then beginning only after the effective date of the termination of the Capacity Agreement and continuing through the term of this Agreement, the Congestion Payment shall be increased to $333,333.33 to be paid by DLC, on a monthly basis within ten days following the end of each calendar month (beginning with the month during which the effective date of the termination of the Capacity Agreement occurs) as an additional amount that is due and payable to the POLR Supplier pursuant to Section 7.3 hereof. The Parties recognize and agree that no increase in the Congestion Payment is required while the Capacity Agreement remains in effect.

          "DLC Zone" means the DLC service territory under the PJM West
           --------
          Protocols as such service territory is described in the "List of Communities Served" under DLC's Retail Tariff on file with the PUC on the date of the Capacity Agreement.

          "DLC Zone Hourly Forecast" means, for each hour, DLC's day-ahead
           ------------------------
          forecast of the Energy requirements of the DLC Zone, as delivered by DLC to the POLR Supplier pursuant to Section 5.1 hereof.

          "Material Adverse Effect" means any event or condition that has a
           -----------------------
          material adverse effect on the rights or obligations of the affected Party under this Agreement; provided, however, that an increase or decrease in the market price of Energy that renders the payments to the POLR Supplier hereunder no longer reflective or market conditions shall not constitute a Material Adverse Effect.

          "PJM West" means the PJM West Region of PJM Interconnection, L.L.C.,
           --------
          and any successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

          "PJM West Protocols" means the provisions, protocols, rules or other
           ------------------
          requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to PJM West.

          "PJM West Surcharge" means any non-by-passable surcharge that may be
           ------------------
          imposed on DLC's customers to permit DLC to recover any incremental costs for capacity and Ancillary Services resulting from DLC joining PJM West, any grid management or other fees which may be charged to DLC based on PJM West start-up and operating costs and other similar fees and costs.

          "POLR Energy Imbalance" means any difference between the hourly Energy
           ---------------------
          supplied by the POLR Supplier under this Agreement and the POLR Supply Amount.

          "Transmission Congestion Charges" means all transmission congestion
           -------------------------------
          charges, losses, if any, and similar charges, costs and fees imposed under the PJM West Protocols and associated with the delivery of Energy by the POLR Supplier to and within the DLC Zone pursuant to this Agreement and by the POLR Supplier (as defined in the POLR I Agreement) to and within the DLC Zone pursuant to the POLR I Agreement.

          "Transmission Payment" means, beginning only after the effective date
           --------------------
          of the termination of the Capacity Agreement and continuing through the term of this Agreement, $750,000 to be paid by DLC, on a monthly basis within ten days following the end of each calendar month (beginning with the month during which the effective date of the termination of the Capacity Agreement occurs) as an additional amount that is due and payable to the POLR Supplier pursuant to Section 7.3 hereof. The Parties recognize and agree that no Transmission Payment is required while the Capacity Agreement remains in effect.

          Section 1.2 shall be amended by adding the following two sentences to the end thereof:

          For the avoidance of doubt, the Parties acknowledge and agree that the term "losses" as it may be used throughout this Agreement shall expressly exclude therefrom any 500 kilovolt losses of PJM Interconnection, L.L.C., unless such 500 kilovolt losses occur due to the POLR Supplier's delivery of the DLC POLR Supply Amount, in which case "losses" shall include any 500 kilovolt losses of PJM Interconnection, L.L.C. resulting therefrom. In addition, the Parties expressly agree that notwithstanding any other provision of this Agreement to the contrary, Generation Rates shall not include any PJM West Surcharges (and, as a result, Billed Generation Revenue shall not include any PJM West Surcharges nor shall it be reduced by the amount of any PJM West Surcharges in calculating Net Billed Generation Revenue) and that DLC, and not the POLR Supplier, shall exclusively be entitled to receive any and all PJM West Surcharges imposed on or billed to DLC's customers as a result of the Retail Tariff Changes (as defined under the Capacity Agreement) or otherwise.

          Section 3.3 shall be amended and restated in its entirety as follows:

               Section 3.3 Letter of Credit. The POLR Supplier shall post a $10
                           ----------------
          million irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC, as such letter of credit may be supplemented or replaced pursuant to the terms of this Agreement, which letter(s) of credit shall remain in place for such amount for the entire term of this Agreement. In the event that the POLR Supplier is required to increase the amount of such letter(s) of credit pursuant to the terms of this Agreement, then such letter(s) of credit for such increased amount shall remain in place for such time as may be required under the terms of this Agreement, provided, however, that, notwithstanding any other provision of this Agreement to the contrary, at all times during the term of this Agreement the minimum amount of any such letter(s) of credit posted by the POLR Supplier shall be equal to or greater than $10 million.

          Section 3.5 shall be amended and restated in its entirety as follows:

               Section 3.5 Additional Security. If at any time during the term
                           -------------------
          of this Agreement the Certifying Company's Tangible Net Worth is below the Minimum Tangible Net Worth and the Certifying Company's investment rating is below the Minimum Investment Rating, then DLC, in its sole discretion, may require, upon ten (10) Business Days' written notice to the POLR Supplier, that the POLR Supplier supplement or replace the letter(s) of credit then currently posted pursuant to this Article III with another irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC such that the aggregate amount of such letter(s) of credit equals $50 million, which letter(s) of credit shall remain in place for such aggregate amount until such time as the Certifying Company's Tangible Net Worth is equal to or greater than the Minimum Tangible Net Worth or the Certifying Company's investment rating is equal to or greater than the Minimum Investment Rating (at which time, although the letter of credit requirements in this Section 3.5 shall not apply, the POLR Supplier shall continue to comply with any other applicable letter of credit requirements set forth in this Article III).

          Section 4.1(b) shall be amended and restated in its entirety as follows:

               (b) Points of Delivery. The POLR Supplier shall deliver the POLR
                   ------------------
          Supply Amount to the DLC Zone.

          Section 4.1(d) shall be further amended such that the first sentence of such section is restated to read as follows:

          The POLR Supplier acknowledges and agrees that DLC shall be responsible for securing and providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

          Section 4.2 (h) shall be amended by adding a new subsection (iv) thereto that reads as follows:

          (iv) As soon as DLC receives schedule and settlement information from PJM West relating to the Energy supplied by the POLR Supplier pursuant to this Agreement, DLC shall make such information available to the POLR Supplier, or DLC shall otherwise use all commercially reasonable efforts necessary to cause PJM West to give the POLR Supplier real-time access to scheduling and settlement information related to Energy that is scheduled and delivered to the DLC Zone pursuant to this Agreement.

          Section 4.2(i) shall be further amended and restated in its entirety as follows:

          (i) Ancillary Services. DLC shall be responsible for securing and
              ------------------
          providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services).

          Section 4.2 shall be further amended by adding a new Section 4.2(o) thereto which shall read in its entirety as follows:

               4.2(o) Fixed Transmission Rights and Network Resource
                      ----------------------------------------------
          Designations. Following the termination of the Capacity Agreement and
          ------------
          upon receipt of written notice from the POLR Supplier requesting such transfer, DLC shall transfer to the POLR Supplier its rights to those "Fixed Transmission Rights", if any, under the PJM West Protocols that are associated, from time to time, with such amount of megawatts as are designated from the POLR Supplier's resources as "Network Resources" under the PJM West Protocols. In addition, following termination of the Capacity Agreement, DLC, at the POLR Supplier's request, shall, as permitted under the PJM West Protocols, designate such amount of megawatts as the POLR Supplier may elect from its resources as "Network Resources" under the PJM West Protocols.

          Sections 4.3 (a), (b) and (c) shall be amended and restated in their entirety as follows:

               4.3 POLR Energy Imbalance and Supply Violation Charges. For any
                   --------------------------------------------------
          hour during which there is POLR Energy Imbalance, the POLR Supplier shall pay to DLC, in accordance with the billing procedures set forth in Article VII of this Agreement, the following amounts, as applicable:

               (a) POLR Energy Imbalance. If the POLR Supplier fails to deliver
                   ---------------------
          to the DLC Zone the POLR Supply Amount for such hour, the POLR Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the PJM West Protocols applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the PJM West Protocols applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy). For the avoidance of doubt, the POLR Supplier's delivery of Energy to the DLC Zone in any given hour shall first be allocated to the POLR Supply Amount under the POLR I Agreement and then to the POLR Supply Amount under this Agreement. In addition, if the POLR Supplier's failure to deliver the POLR Supply Amount in accordance with Section 4.1 hereof causes DLC to Shed Load during any hour, the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, $1,000 per megawatt-hour of Shed Load attributable to such failure plus any out-of-pocket costs incurred by DLC as the result of claims, penalties, repairs, expenses or other damages resulting from such Shed Load; provided, however, that if during any such hour (x) the POLR

          Supplier delivers the full output of all of its operable generation (e.g., all generation in the DLC Control Area and the FE Control Area that is not on forced or planned outage and/or forced or planned curtailments) to the DLC Control Area (and delivers to DLC a certificate executed by a duly authorized officer of the POLR Supplier to such effect) and nevertheless fails to deliver the POLR Supply Amount and (y) DLC is unable to procure alternative sources of Energy in the market sufficient to compensate for the POLR Supplier's under-delivery, then the POLR Supplier shall pay to DLC, in addition to any amounts otherwise due hereunder, but in lieu of the $1,000 per megawatt-hour of Shed Load described above, $100 per megawatt-hour of Shed Load attributable to such failure plus any of the aforementioned out-of-pocket costs incurred by DLC. For purposes of this Section 4.3(a), DLC shall determine the amount of such Shed Load using Good Utility Practice.

               (b) Reserved.
                   --------

               (c) Reserved.
                   --------

          Article V shall be amended and restated in its entirety as follows:

               5.1 Load Forecasting.
                   ----------------

               (a) On a daily basis, DLC shall deliver to the POLR Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the POLR Supply Forecasts and the DLC Zone Hourly Forecasts, as applicable, for the following calendar day. DLC shall provide updates to the POLR Supply Forecasts and the DLC Zone Hourly Forecasts, as applicable, delivered to the POLR Supplier by delivering to the POLR Supplier a real-time POLR Supply Forecast and the DLC Zone Hourly Forecasts, as applicable, for each hour.

               (b) In addition, DLC shall deliver to the POLR Supplier, as often as is practicable but in no event later than the end of each month, a report listing known changes in the POLR Supply Amount, as well as any know changes to the Schedules attached hereto, which changes shall be incorporated into and become a part of the Schedules to which they relate, subject, however, to the prior consent of the POLR Supplier to such changes to such Schedules if such consent is required under this Agreement.

               5.2 Scheduling. On a daily basis, the POLR Supplier shall
                   ----------
          schedule, pursuant to the PJM West Protocols, the POLR Supply Amounts, provided, that any portion of any POLR Supply Amount not scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM

          West Protocols, by the POLR Supplier using day-after E-schedules according to such rules and procedures as may be then required by the PJM West Protocols. DLC shall provide the POLR Supplier with a copy of any Dispatch Notice issued pursuant to the DLC Must-Run Agreements at the same time such Dispatch Notice is given to the owner(s) of the Cheswick and/or Elrama generating plants. Within two (2) hours of receipt of any such Dispatch Notice, the POLR Supplier shall submit to PJM West (with a copy provided simultaneously to DLC of) a revised schedule incorporating the DLC Must-Run Purchases referenced in such Dispatch Notice.

               5.3 Reconciliation. Any POLR Energy Imbalance shall be hourly
                   --------------
          energy imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges. On a daily basis, no later than the prevailing time deadline in the PJM West Protocols for internal transactions, the POLR Supplier shall have completed any E-schedules contemplated by Section 5.2 hereof in respect of the POLR Supply Amounts for the preceding calendar day.

          Section 7.1 shall be amended by adding the following Section 7.1(d) thereto:

          (d) In addition to any amounts paid by DLC to the POLR Supplier pursuant to the foregoing provisions, during the term of the Ancillary Services Agreement, DLC shall pay to the POLR Supplier all RRRAS Payment Amounts (as defined under the Ancillary Services Agreement) due and payable under the Ancillary Services Agreement by summing the RRRAS Payment Amounts for each day of a particular calendar month on the twentieth calendar following the last day of such calendar month and increasing the amount of the Net Billed Generation Revenue to be paid to the POLR Supplier on such calendar day pursuant to Section 7.1(a) hereof by an amount of dollars equal to such summed RRRAS Payment Amounts.

          Sections 7.2, 7.3, 7,4, 7.5 and 7.6 shall be amended and restated in their entirety as follows:

               7.2 Weekly Invoicing of Preliminary Supplier Charges. DLC shall,
                   ------------------------------------------------
          on each Monday, invoice the POLR Supplier for all Preliminary Supplier Charges attributable to the preceding calendar week. Invoices rendered pursuant to this Section 7.2 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any invoices rendered pursuant to this Section 7.2 shall be immediately due from DLC and netted against any payments owing to DLC on such invoice with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the invoice reflecting such excess is rendered.

               7.3 Monthly Settlement Statement of Account for Preliminary
                   --------------------------------------------------------
          Supplier Charges. DLC shall, within ten (10) days following the end of
          ----------------
          each calendar month, provide a statement of account to the POLR Supplier setting forth all Preliminary Supplier Charges invoiced during the immediately preceding calendar month and adjusting such Preliminary Supplier Charges, as necessary, based on the information then available to DLC. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3, or any amounts payable to the POLR Supplier as a Congestion Payment or Transmission Payment as of such date, shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

               7.4 Monthly True-Up Statement of Account for Supplier Charges.
                   ----------------------------------------------------------
          DLC shall, after all customer accounts have been fully metered for a calendar month (which shall occur approximately forty-five (45) days following the end of such calendar month), provide a statement of account to the POLR Supplier adjusting one or more prior statements of account rendered pursuant to Section 7.3 hereof for the difference between Preliminary Supplier Charges and Supplier Charges for such prior months. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to
          Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.4 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

               7.5 DLC Right to Offset.
                   -------------------

               (a) In addition to any other right to offset against payments to the POLR Supplier under this Agreement, DLC shall have the right to offset any amounts the POLR Supplier owes DLC pursuant to Sections 7.2, 7.3 and 7.4 hereof (except for such amounts reasonably disputed by the POLR Supplier) against the amounts owed by DLC pursuant to
          Section 7.1 hereof. In doing so, on any particular day, if an amount is owing to DLC pursuant to Section 7.2, Section 7.3 or Section 7.4 hereof, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day as an offset in satisfaction thereof; if any such amount owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount owing to DLC pursuant to Sections 7.2, 7.3 and 7.4 has been fully recovered by DLC.

               (b) In addition to the right to offset set forth in Section 7.5(a), if, on any day after reviewing the E-schedules described in
          Section 5.3 hereof attributable to the immediately preceding calendar day, DLC determines that the Preliminary Supplier Charges for such day exceed $5 million, such Preliminary Supplier Charges shall become immediately due from the POLR Supplier and payable to DLC as an offset. In such an instance, DLC may retain such portion of the Net Billed Generation Revenue otherwise owing to the POLR Supplier under
          Section 7.1 hereof for such day equal to such Preliminary Supplier Charges as an offset in satisfaction thereof; if any such Preliminary Supplier Charges owing to DLC exceeds the Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof for such day, DLC may retain such Net Billed Generation Revenue as an offset and withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the amount of such Preliminary Supplier Charges has been fully recovered by DLC.

               7.6 Right to Immediate Payment and to Draw on Letter of Credit.
                   -----------------------------------------------------------
          In addition to the rights to offset under Section 7.5 hereof, DLC shall further have the right to immediate payment from the POLR Supplier, and to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement, in the amounts and under the circumstances provided below:

               (a) If at any time Preliminary Supplier Charges or Supplier Charges in an amount in excess of $30 million are then due from the POLR Supplier and payable to DLC under the terms of this Agreement and the POLR Agreement, DLC shall provide notice of the same to the POLR Supplier and, upon receipt thereof, the POLR Supplier shall make immediate payment to DLC of the dollar amount of such Preliminary Supplier Charges or Supplier Charges, as the case may be, in immediately available funds to the bank account designated by DLC in
          Section 15.3 hereof.

               (b) If, within ten (10) days following notice to the POLR Supplier given by DLC pursuant to Section 7.6(a), DLC has not received payment in full of the Preliminary Supplier Charges or Supplier Charges so noticed, then DLC has the right to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement in an amount up to, but not exceeding, any portion of such Preliminary Supplier Charges or Supplier Charges then unpaid by the POLR Supplier, and if DLC draws upon such letter(s) of credit, such letter(s) of credit are insufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges and the POLR Supplier fails to replace such letter(s) of credit with letter(s) of credit in such amounts as are sufficient to pay to DLC such Preliminary Supplier Charges or Supplier Charges, DLC shall also have the right to terminate this Agreement upon ten (10) days written notice to the POLR Supplier.

          Section 7.9 shall be amended and restated in its entirety as follows:

               7.9 Survival. Notwithstanding any other provision of this
                   --------
          Agreement to the contrary, the provisions of this Article VII, and the rights and obligations of the Parties hereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such termination or expiration relating to the POLR Supply Service provided through the date of termination or expiration of this Agreement.

          Section 9.2(c) shall be amended and restated in its entirety as follows:

          (c) Following the earliest Rate Class Effective Date hereunder, if:

          (i) the PUC issues an order requiring a change that will directly or indirectly reduce or increase the Generation Rates (other than as contemplated by the Capacity Agreement when initially executed) or that will result in any other material change to the Retail Tariff, in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (ii) the PUC issues an order requiring a change to the Supplier Tariff (other than as contemplated by the Capacity Agreement when initially executed) in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (iii) the FERC issues an order requiring a change (other than changes to Schedule 9B to the OATT) in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect,

          (iv) there is any change in the rates of any Governmental Charges imposed on or with respect to the Parties rights or obligations hereunder, or in the manner in which any such Governmental Charges are imposed, in either case in a manner that adversely affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect, or

          (v) the PJM West Protocols or FE Protocols are modified in a manner that affects the rights and obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect, then, the affected Party may deliver written notice of the occurrence of any such event(s) to the other Party (such notice, a "Renegotiation Notice"). Promptly after the delivery and receipt of a Renegotiation Notice, the Parties shall, in good faith, attempt to negotiate a mutually satisfactory amendment to this Agreement to restore the respective rights and obligations of the Parties under this Agreement as they existed immediately prior to such event(s) or to achieve another mutually satisfactory result. If within thirty (30) days following the delivery of any such Renegotiation Notice the Parties fail to agree upon any such amendment, the affected Party may then terminate the Agreement by providing the other Party with fifteen (15) days' prior written notice of such termination. Any amendment to this Agreement negotiated as a result of a Renegotiation Notice shall be deemed to be retroactively effective to the date on which the event(s) described in such Renegotiation Notice occurred; provided, however, that if following any such event, the order giving rise to such event is no longer in effect (or is modified in a manner described in clause
          (i), (ii) or (iii) hereof) by virtue of a decision by a Governmental Authority that has become final and non-appealable, then any such amendment shall be of no further force and effect and this Agreement shall be read so as not to include such amendment (and in the event such order is modified in a manner described in clause (i), (ii) or
          (iii) hereof, the Parties may deliver a Renegotiation Notice with respect thereto as otherwise contemplated hereunder). Upon any termination pursuant to this Section 9.2(c), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

          (b) In addition to the foregoing and notwithstanding any other provision of this Section 15.13 to the contrary, in the event, and only in the event, that the FE Capacity Agreement is terminated but the Capacity Agreement is not terminated, this Agreement shall be further amended as set forth below (provided, however, that immediately upon the termination of the Capacity Agreement all such further amendments to this Agreement shall be of no further force or effect and this Agreement shall be read so as not to include any such further amendments):

          Section 1.1 shall be further amended by restating the following definition in its entirety to read as follows:

          "Supplier Charges" means any charges to the POLR Supplier under this
           ----------------
          Agreement, any charges to the POLR Supplier as the "Supplier" under the Capacity Agreement, and any charges to the POLR Supplier as the "POLR Supplier" under the Ancillary Services Agreement, including Supply Violation Charges, Transmission Congestion Charges, ACAP Market Transaction Costs (as defined under the Capacity Agreement), Supplier ACAP Deficiency Charges (as defined under the Capacity Agreement), RRRAS Charge Amounts (as defined under the Ancillary Services Agreement, including any negative EGS RRRAS Imbalance Amount described thereunder), and shall include any adjustments necessary to account for DLC's costs in purchasing Energy for Passthrough Power under the Interruptible Service, the payment for which shall be the responsibility of the POLR Supplier, and the revenues received by DLC from Interruptible Service customers for the incremental charges for Energy related to the amount of Passthrough Power actually supplied to such customers, which revenues shall be credited to the POLR Supplier to the extent such revenues have not been otherwise included in the Billed Generation Revenue attributable to such Passthrough Power.

          Section 1.1 shall be further amended to add the following additional definitions:

          "Ancillary Services Agreement" means that certain Amended and Restated
           ----------------------------
          Ancillary Services Agreement, dated as of February 15, 2002 by and between DLC and the POLR Supplier and attached to the Capacity Agreement as Exhibit 1 thereto.

          "Capacity Agreement" means that certain Capacity Agreement, dated as
           ------------------
          of February 15, 2002, by and between DLC and the POLR Supplier relating to certain capacity obligations.

          "Capacity Agreement Effective Date" means the "Effective Date" as
           ---------------------------------
          defined in the Capacity Agreement.

          The last sentence of Section 4.2(j) shall be further amended and restated in its entirety as follows:

          In addition, DLC agrees to refrain from filing with the PUC any request for modification of the Generation Rates (other than (x) as contemplated by the Retail Tariff Changes (as defined under the Capacity Agreement) together with such changes to the Retail Tariff Changes as may have been acceptable to DLC on or prior to the Capacity Agreement Effective Date, and (y) a request by DLC for a change in the PJM West Surcharge), unless the Parties shall mutually agree otherwise.

          (c) Finally, for the avoidance of doubt, and notwithstanding any other provision of this Section 15.13 to the contrary, in the event that the conditions to the effectiveness of Section 15.14 of this Agreement have been satisfied prior to the satisfaction of the conditions to the effectiveness of this Section 15.13, and subsequent thereto the FE Capacity Agreement is terminated, then the amendments made pursuant to Section 15.14 of this Agreement shall be of no further force or effect and this Agreement shall be read so as to exclude therefrom, for all purposes whatsoever, such amendments, and the provisions of Section 15.13(a) shall be the sole effective amendments to this Agreement pursuant to this Article XV.

               15.14 Effect of Termination of Capacity Agreement Only. In the
                     ------------------------------------------------
event that the Capacity Agreement is terminated but the FE Capacity Agreement is not terminated, this Agreement shall be amended as follows:

          Section 1.1 shall be amended by restating the following definition in its entirety:

          "FE Swap Percentage" means sixty-five percent (65%).
           ------------------

          Section 1.1 shall be further amended by amending the definition of "Net Billed Generation Revenue" such that clause (ii) of the first sentence of such definition is restated to read as follows:

          (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith (provided that prior to the termination or expiration of the Ancillary Services Agreement, the costs for RRRAS (as defined under the Ancillary Services Agreement) are calculated using the rates set forth in Schedule 9B to the OATT as in effect on the date of the Ancillary Services Agreement and the costs for any other Ancillary Services (except for energy imbalance) are calculated using the rates set forth in Schedule 9B to the OATT then in effect, and provided further that following the termination or expiration of the Ancillary Services Agreement, the costs attributable to all Ancillary Services (except for energy imbalance) shall be calculated using the rates then set forth in Schedule 9B to the OATT then in effect).

          Section 1.1 shall be amended by adding the following definition thereto:

          "Congestion Payment" means, beginning only after the effective date of
           ------------------
          the termination of the Capacity Agreement and continuing until the earlier of the termination of the FE Capacity Agreement or the termination or expiration of this Agreement, $225,000 to be paid by DLC, on a monthly basis within ten days following the end of each calendar month (beginning with the month during which the effective date of the termination of the Capacity Agreement occurs) as an additional amount that is due and payable to the POLR Supplier pursuant to Section 7.3 hereof. The Parties recognize and agree that no Congestion Payment is required while the Capacity Agreement remains in effect.

          Section 7.3 shall be amended and restated in its entirety to read as follows:

               7.3 Monthly Settlement Statement of Account for Preliminary
                   -------------------------------------------------------
          Supplier Charges. DLC shall, within ten (10) days following the end of
          ----------------
          each calendar month, provide a statement of account to the POLR Supplier setting forth all Preliminary Supplier Charges invoiced during the immediately preceding calendar month and adjusting such Preliminary Supplier Charges, as necessary, based on the information then available to DLC. Payments owing to DLC reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3, or any amounts payable to the POLR Supplier as a Congestion Payment as of such date, shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

                                   SCHEDULE 3
                              RETAIL TARIFF CHANGES
                 NEW PROPOSED RIDER NO. 15 - PJM WEST SURCHARGE
                 ----------------------------------------------

                            (Applicable to All Rates)

In addition to all other charges provided in this Tariff, a non-bypassable surcharge will apply to all billed consumption on any bills rendered by the Company under this Tariff during the period beginning at one minute after 11:59 p.m. (eastern time) on the day prior to the date on which the Company joins PJM West and continuing through one minute after 11.59 pm (eastern time) on December 31, 2004, as set forth for each rate class and calculated in the manner described below pursuant to the Pennsylvania Public Utility Commission
authorization of              (the "PJM West Surcharge"). The PJM West Surcharge
                 ------------
is intended to compensate the Company for any incremental costs for capacity and ancillary services resulting from the Company joining PJM West, and any grid management or other fees which may be charged to the Company based on PJM West start-up and operating costs and other similar fees and costs. The portion of the PJM West Surcharge related to incremental costs for capacity and ancillary services is fixed, while the portion of the PJM West Surcharge related to any grid management, start-up costs or other fees is subject to adjustment (up or down) as described below.

                           PJM West Surcharge  1/  2/
                                              -   -
--------------------------------------------------------------------------------
                  Incremental                 Incremental              Total
                   ACAP and            Grid Management, Start-Up     PJM West
          Ancillary Services Charges      and Other Charges*        Surcharge*

                  cents per                  cents per              cents per
                 kilowatt-hour              kilowatt-hour         kilowatt-hour
--------------------------------------------------------------------------------
 RA                 0.4174                      0.0552                0.4726
--------------------------------------------------------------------------------
 RS                 0.4214                      0.0552                0.4766
--------------------------------------------------------------------------------
 RH                 0.4073                      0.0552                0.4625
--------------------------------------------------------------------------------
 GS/GM              0.5389                      0.0552                0.5941
--------------------------------------------------------------------------------
 GMH                0.4837                      0.0552                0.5389
--------------------------------------------------------------------------------
 GL                 0.3946                      0.0552                0.4498
--------------------------------------------------------------------------------
 GLH                0.4174                      0.0552                0.4726
--------------------------------------------------------------------------------
 L                  0.3338                      0.0552                0.3890
--------------------------------------------------------------------------------
 HVPS               0.4486                      0.0552                0.5038
--------------------------------------------------------------------------------
 AL                 0.0000                      0.0552                0.0552
--------------------------------------------------------------------------------
 SE                 0.1142                      0.0552                0.1694
--------------------------------------------------------------------------------
 SM                 0.1155                      0.0552                0.1707
--------------------------------------------------------------------------------
 SH                 0.0985                      0.0552                0.1537
--------------------------------------------------------------------------------
 MTS                0.3353                      0.0552                0.3905
--------------------------------------------------------------------------------
 PAL                0.0850                      0.0552                0.1402
--------------------------------------------------------------------------------

*    Subject to adjustment

 1/ In the event that the Company's capacity agreement with Orion Power MidWest,
-
L.P. is terminated, and in such an event only for so long as the Company's capacity agreement with FirstEnergy Solutions Corp. remains in effect, the PJM West Surcharge will be increased so that the Company recovers an additional amount equal to $2.7 million on an annualized basis to compensate the Company for additional congestion-related expenses that will be incurred by the Company pursuant to the Company's POLR arrangement with Orion Power MidWest, L.P. in the event of such a termination.

In the event that the Company's capacity agreement with FirstEnergy Solutions Corp. is terminated, and in such an event only for so long as the Company's capacity agreement with Orion Power MidWest, L.P remains in effect, the PJM West Surcharge will be increased so that the Company recovers (i) an additional amount equal to $1.3 million on an annualized basis to compensate the Company for additional congestion-related expenses that will be incurred by the Company pursuant to the Company's POLR arrangement with Orion Power MidWest, L.P. in the event of such a termination, and (ii) an additional amount equal to $9 million on an annualized basis to compensate the Company for additional transmission-related expenses that will be incurred by the Company pursuant to the Company's capacity agreement with Orion Power MidWest, L.P. in the event of such a termination.

In the event that the Company's capacity agreement with FirstEnergy Solutions Corp. is terminated and the Company's capacity agreement with Orion Power MidWest, L.P. is terminated, then any increase to the PJM West Surcharge contemplated by the two immediately preceding sentences shall no longer be effective and the PJM West Surcharge will instead be increased so that the Company recovers (i) an additional amount equal to $4 million on an annualized basis to compensate the Company for additional congestion-related expenses that will be incurred by the Company pursuant to the Company's POLR arrangement with Orion Power MidWest, L.P. in the event of such terminations, and (ii) an additional amount equal to $9 million on an annualized basis to compensate the Company for additional transmission-related expenses that will be incurred by the Company pursuant to the Company's POLR arrangement with Orion Power MidWest, L.P. in the event of such terminations.

 2/ Any revenues collected under this rider are subject to the state tax
-
adjustment under Rider 10.

On an annual basis, or such more frequent basis as the Company may from time to time select, the Company will adjust any Grid Management, Start-Up, and Other Charges used to calculate the PJM West Surcharge as may be necessary to fully reconcile revenues collected from customers and costs for start-up and operating costs and similar fees imposed on the Company by joining PJM West (and to account for any additional payment then required to be made by the Company to its POLR Supplier pursuant to the Pennsylvania Public Utility Commission
authorization of              at page    ). Such adjustments shall take into
                 ------------         ---
account any over or under-recovered balances from a prior period, gross receipts taxes, as well as any known changes in PJM West's Grid Management or Other Charges related to start-up and operating costs, according to the following formula:

     Dollar Amount of
     ----------------
     (Projected PJM West Grid Management and Other Charges for the Next 12
     Months
     -
     Under (-) or Over (+) Recovery from Prior Period
     +
     Gross Receipts Tax applied to base rates)

     All divided by
     --------------

     Projected Retail Sales for the Next 12 Months in kWh

This result shall be divided by 100 to convert from dollars per kilowatt-hour to cents per kilowatt-hour to obtain the new Incremental Grid Management and Other Charges used to calculate the PJM West Surcharge.

Every adjustment made pursuant to the above paragraph shall be submitted to the Commission annually, or on such more frequent basis as the Company may from time to time select, and if any such adjusted PJM West Surcharge is less than the one then in effect the Company will, and if any such adjusted PJM West Surcharge is more than the one then in effect the Company may, accompany such adjustment with a Tariff or supplement to reflect such adjusted PJM West Surcharge, the effective date of which, shall be ten (10) days after the filing of the Tariff or supplement reflecting such adjusted PJM West Surcharge.

                                   SCHEDULE 4
                             SUPPLIER TARIFF CHANGES

                    Proposed New Provision in Supplier Tariff
                    -----------------------------------------

(a) The RRRAS Charge Amount for an EGS for a day shall be that share of the daily charges assessed by PJM to DLC for the provision of Reactive Supply and Voltage Control from Generation Sources Service, Regulation and Frequency Response Service, Operating Reserve - Spinning Reserve Service, and Operating Reserve - Supplemental Reserve Service attributable to the EGS' share of DLC Zone load.

(b) If an EGS schedules or bids load into PJM on a day-ahead basis in an amount equivalent in each hour to the DLC Zone forecast for the EGS for that day, then the RRRAS Charge Amounts for the EGS load for that day shall be the sole responsibility of DLC;

(c) Alternatively, if an EGS schedules or bids load into PJM on a day-ahead basis in an amount that differs in any hour from the DLC Zone forecast for the EGS for that day, then the RRRAS Charge Amounts for the EGS load related to the DLC Zone forecast for that day shall be the responsibility of DLC, while the EGS shall be responsible for any imbalances due to EGS schedules or bids differing from the DLC Zone forecast. These charges (or credits) shall be calculated pursuant to sub-section (d) below.

(d) The amount for which the EGS is responsible or that the EGS is credited shall be the "EGS RRRAS Imbalance Amount." The EGS RRRAS Imbalance Amount will be calculated hourly.

The EGS RRRAS Imbalance Amount will be calculated in each hour as follows:

Definitions
-----------

For each hour, the following quantities and prices will be used to determine the EGS RRRAS Imbalance Amount:

     DLC DA = DLCs Day-Ahead Forecast for the EGS in MWhs
     EGS DA = EGS Day-Ahead Energy Schedule for the in MWhs
     EGS RT = EGS Real-Time Energy Usage in MWhs
     DA ASP = PJM West Day-ahead Operating ReservesPrice in $/MWhs RT ASP = PJM West Balancing Operating Reserves Price in $/MWhs

     RRRAS IBA = EGS RRRAS Imbalance Amount in $

Calculation (Each Hour)
-----------------------

i) If EGS DA = DLC DA

     Then RRRAS IBA = 0

ii) If EGS DA is greater than or less than the DLC DA, then the RRRAS IBA shall be the sum of the following payments and/or credits in each hour:

1. Difference between the EGS RT and DLC DA
-------------------------------------------

     . If the EGS RT is greater than the DLC DA, then the EGS shall receive a credit for that difference between the EGS RT and DLC DA at the RT ASP.

     . If the DLC DA is greater than the EGS RT, then the EGS shall receive a credit for that difference between the DLC DA and the EGS RT at the RT ASP.

2. Differences between the EGS DA and EGS RT
--------------------------------------------

     . If the EGS RT is greater than the EGS DA, then the EGS shall pay an imbalance charge for that difference between the EGS RT and EGS DA at the RT ASP.

     . If the EGS DA is greater than the EGS RT, then the EGS shall pay an imbalance charge for that difference between the EGS DA and the EGS RT at the RT ASP.

3. Difference between the EGS DA and DLC DA
-------------------------------------------

     .    If the EGS DA is greater than the DLC DA then the EGS shall pay an
                           ------
          imbalance charge for that difference at the DA ASP

     .    If the EGS DA is less than the DLC DA, then the EGS shall receive a
                           ----
          credit for that difference at the DA ASP
          -----

Example - EGS DA > DLC DA

                                    [GRAPHIC]

Example - EGS DA * DLC DA

* = Less than

                                    [GRAPHIC]

(e) DLC shall bill or credit the EGS monthly for each day's EGS RRRAS Imbalance Amount. These imbalance charges or credits will be in addition to any ancillary service charges billed to an EGS under DLC's schedule 9A.

(f) The EGS shall grant DLC access to their day-ahead schedule information for the purposes of calculating the RRRAS imbalance amount.

                                    EXHIBIT 1

                 AMENDED AND RESTATED ANCILLARY SERVICES SERVICE
                                    AGREEMENT

          This Amended and Restated Ancillary Services Service Agreement
("this Agreement") is made and entered into this 15th day of February, 2002, by
       ---------
and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), and
                                                                 ---
Orion Power MidWest, L.P., a Delaware limited partnership (the "POLR Supplier").
                                                                -------------
DLC and the POLR Supplier may hereinafter be referred to individually as a "Party" and collectively as the "Parties."
 -----                           -------

                                   WITNESSETH:

WHEREAS, DLC has sold its generating facilities and other assets associated therewith to the POLR Supplier;

WHEREAS, DLC continues to have and retain its obligation as the electrical energy ("Energy") provider of last resort ("POLR") for its retail customers
         ------                             ----
until December 31, 2004;

WHEREAS, the POLR Supplier and DLC have entered into that certain POLR Agreement ("POLR I Agreement"), dated as of September 24, 1999, and that certain Amended
  ----------------
and Restated POLR II Agreement ("POLR II Agreement"), dated as of December 7,
                                 -----------------
2000, to meet DLC's POLR obligations;

WHEREAS, the POLR Supplier and DLC have entered into that certain Ancillary Services Agreement, dated as of December 7, 2000 ("Ancillary Services
                                                   ------------------
Agreement"), and wish to modify the Ancillary Services Agreement due to changed
----------
circumstances;

WHEREAS, DLC anticipates joining PJM pursuant to the arrangement known as PJM West once PJM West is capable of operation;

WHEREAS, DLC intends to supply ancillary services for all customers in its service territory when it joins PJM, whether DLC's customers are served by the POLR Supplier or by electric generation suppliers ("EGSs"), until December 31,
                                                    ----
2004;

WHEREAS, pursuant to this Agreement, DLC desires to purchase from the POLR Supplier and the POLR Supplier desires to provide to DLC certain ancillary services to permit DLC's to supply ancillary services for all customers in its service territory;

NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements hereinafter set forth, and intending to be legally bound, the Parties agree as follows:

     1 Definitions and Certain Matters

1.1  Affiliate means, with respect to a corporation, partnership, or other
     ---------
     entity, each such other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

1.2  Capacity Agreement shall mean that certain capacity agreement dated as of
     ------------------
     February 15, 2002 by and between DLC and the POLR Supplier relating to certain capacity obligations.

1.3  Designated Agent shall have the meaning set forth in the OATT.
     ----------------

1.4  DLC Transmission System means the facilities owned, controlled, or operated
     -----------------------
     by DLC that are used to provide transmission service, as of the date of this Agreement.

1.5  DLC Zone shall mean the DLC service territory under the PJM West Protocols
     --------
     as such service territory is described in the "List of Communities Served" under DLC's retail tariff on file with the PUC on the date hereof.

1.6  ECAR means the East Central Area Reliability Council, a regional
     ----
     reliability council established pursuant to the East Central Area Reliability Coordination Agreement, and any successor entity thereto.

1.7  Effective Date shall mean the later of (1) the Effective Date (as defined
     --------------
     under the Capacity Agreement), and (2) the date on which the FERC issues an order, in a form reasonably acceptable to the Parties, accepting this Agreement for filing.

1.8  FERC shall mean the Federal Energy Regulatory Commission, or its successor.
     ----

1.9  Good Utility Practice means any of the applicable practices, methods and
     ---------------------
     acts:

          required by any Governmental Authority or applicable regional or national reliability council, including NERC or ECAR or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; and otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period, which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation and good business practices (which may include aspects of reliability, safety, environmental protection, economy and expediency). Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to practices, methods, or acts generally accepted in the electric utility industry.

1.10 Governmental Authority shall mean any foreign, federal, state, local or
     ----------------------
     other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

1.11 Material Adverse Effect means any event or condition that has a material
     -----------------------
     adverse effect on the rights or obligations of the affected Party under this Agreement; provided, however, that an increase or decrease in the market price or market value of RRRAS that renders the payments to the POLR Supplier hereunder no longer reflective of market conditions shall not constitute a Material Adverse Effect.

1.12 NERC shall mean the North American Electric Reliability Council and any
     ----
     successor entity thereto.

1.13 Open Access Transmission Tariff ("OATT") shall mean the Open Access
     ---------------------------------------
     Transmission Tariff of PJM or its successor, accepted by the FERC.

1.14 Operating Reserve - Spinning Reserve Service shall have the meaning set
     --------------------------------------------
     forth in Schedule 5 to the OATT.

1.15 Operating Reserve - Supplemental Reserve Service shall have the meaning set
     ------------------------------------------------
     forth in Schedule 6 to the OATT.

1.16 PJM shall mean the PJM Interconnection, L.L.C., and any successor thereto
     ---
     (including any modification, and any successor thereto, resulting from any regional transmission organization for the northeastern United States).

1.17 PJM West shall mean the PJM West Region of PJM.
     --------

1.18 PJM West Protocols means the provisions, protocols, rules or other
     ------------------
     requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in and applicable to DLC as a load serving entity within, or the DLC Zone as a part of, PJM West.

1.19 PUC shall mean the Pennsylvania Public Utility Commission and any successor
     ---
     agency thereto.

1.20 Reactive Supply and Voltage Control from Generation Sources Service shall
     -------------------------------------------------------------------
     have the meaning set forth in Schedule 2 to the OATT.

1.21 Retail Tariff Changes means those changes to the schedules of rates
     ---------------------
     pursuant to which DLC bills or intends to bill its retail customers, as set forth on Schedule 3 to the Capacity Agreement.

1.22 Regulation and Frequency Response Service shall have the meaning set forth
     -----------------------------------------
     in Schedule 3 to the OATT.

1.23 Reactive, Regulation and Reserve Ancillary Services ("RRRAS") shall mean
     ------------------------------------------------------------
     the services denominated by the FERC designations of Reactive Supply and Voltage Control from Generation Sources Service, Regulation and Frequency Response Service, Operating Reserve - Spinning Reserve Service, and Operating Reserve - Supplemental Reserve Service.

1.24 RRRAS Charge Amount shall have the meaning set forth in Section 4.2 hereof.
     -------------------

1.25 RRRAS Contract for Differences Amount shall have the meaning set forth in
     -------------------------------------
     Schedule 4 of the Capacity Agreement.

1.26 RRRAS Payment Amount shall mean, for a particular day, the product of $1.50
     --------------------
     multiplied by the number of megawatthours of DLC Zone load, measured at the wholesale bus level, for such day.

1.27 Supplier Tariff Changes means those changes to DLC's Electric Generation
     -----------------------
     Supplier Coordination Tariff, as set forth on Schedule 4 to the Capacity Agreement.

1.28 Certain Interpretive Matters. In this Agreement, unless otherwise specified
     ----------------------------
     or the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." Unless otherwise specified or the context otherwise requires, references to a Section, Article or Schedule mean a Section, Article or Schedule of this Agreement and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made.

1.29 Effect on Ancillary Services Agreement. DLC and the POLR Supplier hereby
     --------------------------------------
     amend and restate the Ancillary Services Agreement in its entirety, such that the Ancillary Services Agreement is replaced in its entirety, as of the Effective Date, for all purposes whatsoever, by this Agreement. DLC and the POLR Supplier agree, however, that until the Effective Date hereunder, the Ancillary Services Agreement shall remain in effect and unchanged by virtue of this Agreement. Payments for RRAS and Reactive Supply (each as defined in the Ancillary Services Agreement as it exists as of the date hereof) shall be prorated for the month during which the Effective Date occurs by the number of days during such month that the Ancillary Services Agreement remains in effect and unchanged by this Agreement.

     2    Term and Termination

2.1  Term. Unless terminated earlier pursuant to the terms of this Agreement,
     ----
     the term of this Agreement shall commence on the same date that the term of the Capacity Agreement commences and continue until December 31, 2004, unless extended by mutual agreement of the Parties.

2.2  Termination. If the POLR Supplier fails to secure the Required Lenders'
     -----------
     Consent (as defined in the Capacity Agreement) by the date that is forty-five (45) days following the date first above written, DLC may terminate this Agreement by delivering a written notice of such termination to the POLR Supplier, following which delivery this Agreement shall become null and void and of no further force or effect. If the Effective Date has not occurred by the date that is one hundred eighty (180) days following the date first above written, this Agreement shall automatically, without any further action of the Parties, terminate and become null and void and of no further force or effect; provided, however, that if the Effective Date has not occurred by such date solely because DLC is not yet obligated to supply ACAP under the PJM West Protocols, then this Agreement shall not terminate and the foregoing one hundred eighty (180) day period shall be extended by an additional ninety (90) days, following which if DLC is not obligated to supply ACAP under the PJM West Protocols, this Agreement shall automatically, without any further action of the Parties, terminate and become null and void and of no further force or effect. If it is not otherwise terminated pursuant to this Section 2.2, this Agreement shall remain in effect until the earlier of (1) December 31, 2004, or (2) termination of this Agreement pursuant to Section 7.2.

     3    RRRAS Supply

3.1  Quantity of RRRAS. Commencing on the Effective Date and continuing each day
     -----------------
     thereafter through the term of this Agreement, DLC shall purchase from the POLR Supplier and the POLR Supplier shall provide to DLC for the term of this Agreement an amount of RRRAS necessary to serve, as determined by the PJM West Protocols, the DLC Zone. The POLR Supplier shall either obtain the quantity of RRRAS necessary to serve the DLC Zone or supply such quantity from the POLR Supplier's owned resources, in either case only in accordance with the PJM West Protocols.

3.2  Designated Agent. In coordination with the POLR Supplier, DLC will take
     ----------------
     such actions as PJM requires to permit the POLR Supplier to be DLC's Designated Agent in PJM, if necessary, for the purpose of supplying RRRAS to DLC and/or obtaining RRRAS from PJM for DLC in accordance with this Agreement.

3.3  Delivery Point. The point of delivery under this Agreement shall be the DLC
     --------------
     Transmission System.

3.4  Other Services. The POLR Supplier shall have no obligation under this
     --------------
     Agreement to provide Energy Imbalance service or Scheduling, System Control and Dispatch service to DLC.

     4 Payment and Charges

4.1  Payment for RRRAS. Provided that the POLR Supplier has complied with its
     -----------------
     obligations hereunder, the purchase price for all amounts of RRRAS purchased by DLC pursuant to this Agreement for a particular day shall be the RRRAS Payment Amount for such day. All RRRAS Payment Amounts due and payable hereunder shall be paid by DLC to the POLR Supplier on a monthly basis by summing the RRRAS Payment Amounts for each day of a particular calendar month on the twentieth calendar day following the last day of such calendar month and increasing the amount of Net Billed Generation Revenue (as defined under the POLR II Agreement) to be paid to the POLR Supplier on such calendar day by the amount of dollars equal to such summed RRRAS Payment Amounts. If the POLR II Agreement (as defined under the Capacity Agreement) is terminated, then the Parties shall negotiate in good faith such amendments to the Capacity Agreement as shall be necessary to provide that all payments due either Party hereunder are to be invoiced by DLC and paid and/or offset by the appropriate Party, as necessary, on a monthly basis, under the terms of the Capacity Agreement, as contemplated by
     Section 6.2(d) of the Capacity Agreement. If the POLR II Agreement (as defined under the Capacity Agreement) and the Capacity Agreement are terminated then the Parties shall negotiate in good faith such amendments to this Agreement as shall be necessary to provide that all payments due either Party hereunder are to be invoiced by DLC and paid and/or offset by the appropriate Party, as necessary, on a monthly basis, under the terms of this Agreement.

4.2  Charges Associated with RRRAS. The POLR Supplier shall be responsible for
     -----------------------------
     all charges associated with RRRAS incurred by DLC under the PJM West Protocols beginning on the Effective Date until the termination of this Agreement and shall pay to DLC on each day beginning on the Effective Date through the termination of this Agreement an amount of dollars equal to the amount of such charges then incurred by DLC (each such amount, an "RRRAS Charge Amount"), which RRRAS Charge Amounts shall be immediately due and payable by the POLR Supplier to DLC as a Supplier Charge (as defined under the POLR II Agreement) pursuant to the terms of the POLR II Agreement. The Parties agree that the RRRAS Charge Amount shall include all charges assessed to or imposed on DLC under the PJM West Protocols, including any penalties, as a result of the POLR Supplier's failure to supply DLC with the necessary quantity of RRRAS. The Parties also agree that the POLR Supplier shall be responsible, at POLR Supplier's cost, for any heightened RRRAS obligations imposed upon DLC as a result of the POLR Supplier's failure to supply DLC with the necessary quantity of RRRAS.

4.3  Supplier Tariff Changes. DLC will use its best efforts to cause revisions
     -----------------------
     to the Duquesne Light Company Electric Generation Supplier Tariff (together with such changes thereto as are acceptable to the Parties hereto), as set forth on Schedule 4 to the Capacity Agreement, to be accepted by the PUC. Notwithstanding anything in Schedule 4 to the Capacity Agreement to the contrary, and for the avoidance of doubt, the Parties recognize and agree that the POLR Supplier will responsible for the charges identified in
     Schedule 4 to the Capacity Agreement as the responsibility of DLC, and that the POLR Supplier will be entitled to receive the payments identified in
     Schedule 4 to the Capacity Agreement as payable to DLC, which charges or credits shall be paid by or credited to the POLR Supplier as part of the RRRAS Charge Amount set forth in Section 4.2.

4.4  Adjustment to RRRAS Payment Amount and RRRAS Charge Amount. The EGS RRRAS
     ----------------------------------------------------------
     Imbalance Amount (as defined in Schedule 4 to the Capacity Agreement) as calculated for an EGS and billed to the EGS monthly, if positive, shall be added to the RRRAS Payment Amount due and payable hereunder by DLC to the POLR Supplier three (3) business days after such EGS RRRAS Imbalance Amount is received from an EGS; provided, however, that DLC will pursue collection of the EGS RRRAS Imbalance Amount pursuant to the procedures available to DLC under DLC's Electric

     Generation Supplier Coordination Tariff. If the EGS RRRAS Imbalance Amount for an EGS is negative, credits associated therewith shall be charged to the POLR Supplier as RRRAS Charge Amounts pursuant to Section 4.2 hereof.

4.5  No Change. The rates for service specified herein shall remain in effect
     ---------
     for the term of this Agreement, and shall not be subject to change through application to the FERC pursuant to the provisions of Section 205 of the Federal Power Act or otherwise absent the agreement of both Parties hereto.

     5    Scheduling

5.1  Communication. The DLC dispatch office shall maintain communication with
     -------------
     the POLR Supplier's dispatch office as needed.

5.2  Good Utility Practice. Each Party agrees to adhere to Good Utility Practice
     ---------------------
     and to specifically adhere to the applicable operating policies, criteria and/or guidelines of PJM, NERC, ECAR and all other regional or subregional requirements.

     6    Force Majeure

6.1  Force Majeure. Notwithstanding anything in this Agreement to the contrary,
     -------------
     neither Party shall be liable in damages, or otherwise responsible to the other Party, for its failure to perform or observe any of its obligations under this Agreement if and only to the extent that it is unable to so perform or is prevented from performing by an event of Force Majeure; provided, however, that to the extent that the POLR Supplier fails to supply RRRAS in accordance with Section 3.1 hereof, whether as a result of an event of Force Majeure or for any other reason, the provisions of
     Section 4.2 hereof shall apply to such failure. The Parties recognize and agree that an event of Force Majeure will not relieve any Party of its obligation to make payments when due hereunder.

6.2  Definition of Force Majeure. The term "Force Majeure" as used herein means
     ---------------------------
     those causes beyond the reasonable control of the Party affected that, by the exercise of reasonable diligence, including Good Utility Practice, such Party is unable to prevent, avoid, mitigate, or overcome, including an act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire (unless resulting from the fault or negligence of the Party asserting Force Majeure), storm or flood, lightning, explosion (unless resulting from the fault or negligence of the Party asserting

     Force Majeure), order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond such Party's reasonable control. Events that cause a change in the market value of Energy, the POLR Supplier's generation costs or otherwise affect the POLR Supplier's cost of performance under this Agreement shall not be considered Force Majeure events.

6.3  Force Majeure Procedures. Upon the occurrence of an event of Force Majeure,
     ------------------------
     the Party affected by such event shall (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.

     7    Default, Renegotiation and Termination

7.1  Event of Default. Unless excused by Force Majeure, each of the following
     ----------------
     events shall be considered an Event of Default:

     (a) The material breach by either Party of any agreement, covenant or obligation under this Agreement; provided that such breach is not caused by the material breach of the other Party, and provided further that, if such breach is curable, a default shall not occur until the Party in breach has failed to cure such breach within thirty (30) days after receipt of written notice thereof by the non-defaulting Party;

     (b) The discovery that any representation or warranty made by a Party hereunder was false or misleading in any material respect when made that is not cured within thirty (30) days and which has a material adverse effect on the ability of the Party making such representation or warranty to perform its obligations hereunder;

     (c) The filing of an involuntary petition in bankruptcy against either Party or the appointment of a receiver or liquidator or trustee for either Party or of any substantial part of the property of a Party, provided that if such Party is working diligently to have such petition, receiver, liquidator or trustee stayed, dismissed or discharged, a default shall not occur unless such petition, receiver, liquidator or trustee is not stayed, dismissed or discharged within thirty (30) days;

     (d) The entry of a decree adjudicating a Party or any substantial part of the property of a Party bankrupt or insolvent, provided that if such Party is working diligently to have such decree discharged or stayed, a default shall not occur unless such decree is continued undischarged and unstayed for a period of thirty (30) days;

     (e) The filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party or against it; or

     (f) The failure of a Party to pay the other Party undisputed amounts owed within ten (10) days after receiving written notice from a Party that any such amount is overdue.

7.2  Termination.
     -----------

          (a) Upon the occurrence of an Event of Default, the non-defaulting Party may terminate this Agreement by providing one hundred twenty (120) days' written notice to the defaulting Party of a specified date of termination; provided, however, that upon the occurrence of an Event of Default specified in Section 7.1 (c),
               (d) and (e) hereof, the non-defaulting Party may terminate this Agreement by delivering to the defaulting Party a written notice of termination, which termination shall be effective upon the defaulting Party's receipt of such notice. The non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such Event of Default.
          (b)  Following the Effective Date, if:
               (i) the PUC issues an order modifying the Retail Tariff Changes (together with such changes thereto as may have been acceptable to DLC on or prior to the Effective Date) in a manner that materially impairs DLC's ability to recover from its customers the amounts paid to the POLR Supplier under this Agreement,

               (ii) either (x) the PUC issues an order modifying the Supplier Tariff Changes (together with such changes thereto as may have been acceptable to the Parties on or prior to the Effective
               Date), (y) the FERC issues an order or (z) the PJM West Protocols are modified, in any such case, in a manner that affects the rights or obligations of a Party respecting matters under this Agreement so as to cause such Party a Material Adverse Effect, or
               (iii) the Capacity Agreement is terminated, then, the affected Party may deliver written notice of the occurrence of any such event(s) to the other Party (such notice, a "Renegotiation Notice"). Promptly after the delivery and receipt of a Renegotiation Notice, the Parties shall, in good faith, attempt to negotiate a mutually satisfactory amendment to this Agreement to restore the respective rights and obligations of the Parties under this Agreement as they existed immediately prior to such event(s) or to achieve another mutually satisfactory result. If within thirty (30) days following the delivery of any such Renegotiation Notice that notices an event described in clause
     (i), (ii) or (iii) hereof the Parties fail to agree upon any such amendment, the affected Party may then terminate the Agreement by providing the other Party with one hundred twenty (120) days' prior written notice of such termination. Any amendment to this Agreement negotiated as a result of a Renegotiation Notice shall be deemed to be retroactively effective to the date on which the event(s) described in such Renegotiation Notice occurred; provided, however, that if following any such event, the order giving rise to such event is no longer in effect (or is modified in a manner described in clause (i) or (ii) hereof) by virtue of a decision by a Governmental Authority or governing body that has become final and non-appealable, then any such amendment shall be of no further force and effect and this Agreement shall be read so as not to include such amendment (and in the event such order is modified in a manner described in clause (i) or (ii) hereof, the Parties may deliver a Renegotiation Notice with respect thereto as otherwise contemplated hereunder). Upon any termination pursuant to this
     Section 7.2(b), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

7.3  Additional Remedies. The POLR Supplier acknowledges and specifically agrees
     -------------------
     that its obligations under this Agreement are essential to ensure the reliability of the DLC Zone; that breach of the POLR Supplier's obligations may result in irreparable harm and damage to DLC which cannot adequately be compensated by a monetary award; and that, as a consequence thereof, DLC shall, in addition to any other remedy to which DLC may be entitled by reason of the POLR Supplier's breach of this Agreement, be entitled to seek and obtain temporary, preliminary and permanent injunctive relief from any court or Governmental Authority of competent jurisdiction restraining the POLR Supplier from committing or continuing any breach of this Agreement.

     8    Indemnification

8.1  DLC's Indemnification. DLC shall indemnify, hold harmless and defend the
     ---------------------
     POLR Supplier, its parent, its Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including the POLR Supplier's employees, DLC's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by DLC or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with DLC's performance or breach of this Agreement, or the exercise by DLC of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, DLC hereby waives any defense it otherwise might have under applicable workers' compensation laws.

8.2  POLR Supplier's Indemnification. The POLR Supplier shall indemnify, hold
     -------------------------------
     harmless and defend DLC, its parent, Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including DLC's employees, the POLR Supplier's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by the POLR Supplier or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with the POLR Supplier's performance or breach of this Agreement, or the exercise by the POLR Supplier of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, the POLR Supplier hereby waives any defense it otherwise might have under applicable workers' compensation laws.

8.3  Indemnification Procedures. Any Party seeking indemnification under this
     --------------------------
     Agreement shall give the other Party notice of such claim promptly but in any event on or before the earlier of the fifteenth (15th) day after the Party's actual knowledge of such claim or action or the ninetieth (90th) day from commencement of the event or circumstance giving rise to the claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed.

8.4  Survival. The indemnification obligations of each Party under this Article
     --------
     for acts or occurrences that occur prior to expiration, termination, or cancellation of this Agreement shall survive and continue in full force and effect regardless of whether this Agreement expires or terminates, or is canceled, surrendered or completed. Such indemnification obligations shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under worker's compensation acts, disability benefit acts or other employee acts, or otherwise.

     9 Dispute Resolution

9.1  Disputes. A Party with a claim or dispute under this Agreement shall submit
     --------
     to the other Party a notification of such claim or dispute within sixty
     (60) days of the date on which the Party knew, or should have known, of the occurrence of the circumstances that gave rise to the claim or the question or issue in dispute, and shall provide the Administration Committee (as defined in the POLR II Agreement) with a copy of such notification. Any such notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. The Administration Committee (as defined in the POLR II Agreement) shall use its good faith best efforts to resolve the claim or dispute within thirty (30) days after its receipt of a notification specifying the claim, issue or question in dispute. If the Administration Committee (as defined in the POLR II Agreement) is unable to do so, the Parties shall refer the claim or dispute to their respective senior management. Subject to Section 7.4 hereof, if, after using their good faith best efforts to resolve the dispute, the Parties' senior management cannot resolve the dispute within thirty
          (30) days, the Parties may, if they both so agree in writing, utilize the alternative dispute resolution procedures set forth below in Sections 7.2 and 7.3 hereof.

     9.2  Arbitration. Any arbitration initiated under this Agreement shall be
          -----------
          conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. In addition, if possible, the arbitrator shall have significant system operations experience in the electric industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect, in Pittsburgh, Pennsylvania. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. Sections 1 et seq.

     9.3  Arbitration Terms. The arbitration shall, if possible, be concluded
          -----------------
          not later than six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of any hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on any award made by the arbitrator may be entered in any court having jurisdiction.

     9.4  FERC Jurisdiction. Notwithstanding any other provision of this
          -----------------
          Agreement to the contrary, nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such a case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of such claim, the portion of such claim not so accepted by FERC may be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over such claim, the decision, findings of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to such claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

          10 Confidentiality

     10.1 Generally.
          ---------

     (a) Each Party (i) shall maintain the confidentiality of all information provided to it by the other Party under the terms of this Agreement,
          (ii) shall not disclose such information to third parties (other than its Affiliates, advisors, and parties prospectively providing financing and risk management) without the prior written consent of the other Party, unless otherwise provided hereunder, and (iii) agrees to use such information only for such purposes and in such manner as is contemplated by the terms of this Agreement. Notwithstanding the foregoing, each Party shall be permitted to use any information provided to it by the other Party under the terms of this Agreement in support of any claim or counterclaim respecting an alleged breach of such other Party's obligations under this Agreement.
     (b) Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party may provide information provided to it by the other Party under the terms of this Agreement to the PUC, FERC or other Governmental Authority with jurisdiction, as may be necessary, to obtain required regulatory approvals or to comply generally with any applicable Law. In such an instance, the disclosing Party shall seek confidential treatment for such information provided to any Governmental Authority and will notify the other Party, as far in advance as is practicable, of its intention to release such information to any Governmental Authority.

          11 Assignment

     11.1 Assignment. The POLR Supplier shall not assign this Agreement in whole
          ----------
          or in part, or any of the rights, interests, or obligations hereunder, without the prior written consent of DLC, which consent shall not be unreasonably withheld.

     Notwithstanding the foregoing, the POLR Supplier, or its permitted assignee, may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other Person for the purposes of financing or refinancing the POLR Supply Service (as defined in the POLR Agreement and the POLR II Agreement) opportunity or the generation facilities and other assets associated with the Asset Sale (as defined in the POLR Agreement and the POLR II Agreement), including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge the POLR Supplier or any such permitted assignee from the performance of the duties and obligations of the POLR Supplier under this Agreement. DLC agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of such financing or refinancing, so long as DLC's rights under this Agreement are not materially altered, amended, diminished or otherwise impaired thereby.

     11.2 Release of Rights and Obligations. No assignment (including a merger,
          ---------------------------------
          consolidation or sale of all or substantially all of the assets of the POLR Supplier), transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably conditioned, delayed or withheld.

     11.3 Successors & Assigns. This Agreement and all of the provisions hereof
          --------------------
          are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

          12   Representations of the Parties

     12.1 Representations of DLC. DLC hereby represents and warrants to the POLR
          ----------------------
          Supplier as follows:

     (a)  Incorporation. DLC is a corporation duly incorporated, validly
          -------------
          existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.
     (b)  Authority. DLC has full corporate power and authority to execute and
          ---------
          deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of DLC. The Agreement has been duly and validly executed and delivered by DLC and, assuming that it is duly and validly executed and delivered by the POLR Supplier, constitutes a legal, valid and binding agreement of DLC.
     (c)  Regulatory Approval. DLC has obtained any and all approvals of, and
          -------------------
          has given any and all notices to, any Governmental Authority that are required for DLC to execute and deliver this Agreement. DLC has obtained, or will obtain any and all approvals or waivers of, and has given, or will give any and all notices to, any Governmental Authority that are required for DLC to consummate the transactions contemplated hereby.
     (d)  Compliance With Law. DLC represents and warrants that it is not in
          -------------------
          violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect DLC's performance of its obligations under this Agreement. DLC represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to DLC's compliance with this Agreement.

     12.2 Representations of the POLR Supplier. The POLR Supplier represents and
          ------------------------------------
          warrants to DLC as follows:

          (a)  Incorporation. The POLR Supplier is a limited partnership duly
               -------------
               organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.
          (b)  Authority. The POLR Supplier has full power and authority to
               ---------
               execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all necessary action required on the part of the POLR Supplier. This Agreement has been duly and validly executed and delivered by the POLR Supplier and, assuming that it is duly and validly executed and delivered by DLC, constitutes a legal, valid and binding agreement of the POLR Supplier.
          (c)  Regulatory Approval. The POLR Supplier has obtained any and all
               -------------------
               approvals of, and has given any and all notices to, any Governmental Authority that are required for the POLR Supplier to execute and deliver this Agreement. The POLR Supplier has obtained, or will obtain, any and all approvals or waivers of, and has given, or will give any and all notices to, any Governmental Authority that are required for the POLR Supplier to consummate the transactions contemplated hereby.
          (d)  Compliance With Law. The POLR Supplier represents and warrants
               -------------------
               that it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the POLR Supplier's performance of its obligations under this Agreement. The POLR Supplier represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to the POLR Supplier's compliance with this Agreement.

     12.3 Representations of Both Parties. The representations and warranties in
          -------------------------------
          this Section shall continue in full force and effect for the term of this Agreement.

          13 Miscellaneous

     13.1 Limitation of Liability. Neither DLC nor the POLR Supplier, nor their
          -----------------------
          respective officers, directors, agents, employees, parents, Affiliates, successors, assigns, or subcontractors shall be liable to the other Party or its shareholders, subsidiaries, Affiliates, officers, directors, agents, employees, successors, assigns, or subcontractors for claims, suits, actions, causes of action or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty, or strict liability.

     13.2 Amendments. This Agreement may be amended, modified or supplemented
          ----------
          only by written agreement of both DLC and the POLR Supplier. Such amendments or modifications shall become effective only after the Parties have received all authorizations, if any, as may be required from the relevant Governmental Authorities.

     13.3 Subcontractors. Nothing in this Agreement shall prevent a Party from
          --------------
          utilizing the services of such subcontractors as it deems appropriate to perform its obligations under this Agreement; provided, however, that each Party shall require each subcontractor to perform its obligations under this

          Agreement and to comply with the applicable terms and conditions of this Agreement in providing such services. The creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Agreement. Each Party shall be fully responsible to the other Party for the acts and omissions of any subcontractor it hires as if it itself had acted or omitted to act. Any obligation imposed by this Agreement upon a Party, where applicable, shall be equally binding upon, and shall be construed as having application to, any subcontractor of such Party.

     13.4 Notices
          -------

          (a) All notices and other communications made hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission, by overnight courier, or by U.S. mail.
          (b) Any notice or request made to or by either Party regarding this Agreement shall be made to the representative of the other Party as indicated below:
               The POLR Supplier:
               Orion Power MidWest, L.P.
               c/o Orion Power Holdings, Inc.
               7 East Redwood Street, 10th Floor
               Baltimore, MD 21201
               Attn: Tom Webb
               Fax: 410-234-0994

               with a copy to:
               W. Thaddeus Miller
               Orion Power Holdings, Inc.
               7 East Redwood Street, 10th Floor
               Baltimore, MD 21201
               Fax: 410-234-0994

               DLC:
               Duquesne Light Company
               System Operations (N2-SO)
               2839 New Beaver Avenue
               Pittsburgh, PA 15233
               Fax: (412) 393-8642
               Attn: J.F. Rosser

     13.5 No Third Party Beneficiaries. Nothing in this Agreement, express or
          ----------------------------
          implied, is intended to confer on any other person except the Parties hereto any rights, interests, obligations or remedies hereunder.

     13.6 Waiver. A waiver of any failure of a Party to comply with any
          ------
          obligation, covenant, agreement, or condition herein by the Party entitled to the benefits thereof shall be effective only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

     13.7 Severability. Each covenant, condition, restriction and other term of
          ------------
          this Agreement is intended to be, and shall be construed as, independent and severable from each other covenant, condition, restriction and other term. If any covenant, condition, restriction or other term of this Agreement is held to be invalid by any Governmental Authority, the invalidity of such covenant, condition, restriction or other term shall not affect the validity of the remaining covenants, conditions, restrictions or other terms hereof. In such an event, the Parties shall, to the extent possible, negotiate an equitable adjustment to any provision of this Agreement as necessary to effect the purpose of this Agreement.

     13.8 Labor Relations. DLC and the POLR Supplier agree to notify the other
          ---------------
          Party immediately orally, and then in writing, of any labor dispute (including a strike or other labor dispute) or anticipated labor disturbance of which its management has actual knowledge that may reasonably be expected to affect the other Party with respect to its rights or obligations under this Agreement.

     13.9 Governing Law. When not in conflict with or preempted by federal law,
          -------------
          this Agreement will be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY

          MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.10 Independent Contractors. The Parties acknowledge and agree that: (i)
           -----------------------
          they are independent contractors, (ii) neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way, and
          (iii) nothing contained in this Agreement shall create any relationship between DLC and the POLR Supplier other than that of independent contractors.

     13.11 Counterparts. This Agreement may be executed in more than one (1)
           ------------
          counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.12 Entire Agreement. This Agreement embodies the entire agreement and
           ----------------
          understanding of the Parties hereto regarding the purchase and sale of RRRAS set forth in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter contained herein.

     13.13 Section and Schedule Headings. The Section and Schedule headings
           -----------------------------
          contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

     13.14 Further Assurances. The Parties hereto agree to execute and deliver
           ------------------
          promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to effectuate the transactions contemplated hereby, including but not limited to such instruments or documents to establish, if necessary, an alternative arrangement for access to RRRAS under this Agreement. The Parties agree to cooperate and assist each other in acquiring any regulatory approval necessary to effectuate this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first above written.
                             DUQUESNE LIGHT COMPANY

                                            By:    /s/ Victor A. Roque
                                                   -----------------------------
                                            Name:  Victor A. Roque
                                            Title: President


                                            ORION POWER MIDWEST, L.P.


                                            By:    its general partner,
                                                   ORION POWER MIDWEST GP, INC.


                                            By:    /s/ Jack A. Fusco
                                                   -----------------------------
                                            Name:  Jack A. Fusco
                                            Title: President

                                    EXHIBIT 2

                      FORM OF AMENDED CONNECTION AGREEMENTS

                                    CHESWICK
                                 GENERATING UNIT

                          Connection and Site Agreement

                                 by and between

                             Duquesne Light Company

                                       and

                            Orion Power MidWest, L.P.

                              as Generating Company

                         Dated as of             , 2002
                                     ------------

                          CONNECTION AND SITE AGREEMENT
                          -----------------------------

          This First Amended Connection and Site Agreement (this "Amended
Agreement") is entered into as of the     day of       , 2002, by and between
                                      ---        ------
Duquesne Light Company, a Pennsylvania corporation (hereinafter "DLC"), having a place of business at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219 and Orion Power MidWest, L.P. ("Generating Company"), a Delaware limited partnership, having a place of business at 7 East Redwood Street, 10th Floor, Baltimore, MD 21202. DLC and Generating Company are individually referred to herein as a "Party" and collectively as the "Parties."

          WHEREAS, DLC and Generating Company entered into an Asset Purchase Agreement ("APA"), dated as of September 24, 1999 for the sale of the Facility, as hereinafter defined; and

          WHEREAS, DLC and Generating Company entered into a Connection and Site Agreement on September 24, 1999 (the "Agreement") to govern the interconnection of the Facility to the Transmission system; and

          WHEREAS, DLC has joined PJM Interconnection, L.L.C. pursuant to the arrangement known as "PJM West" and has agreed to give PJM control of certain of its transmission facilities, which may affect certain rights and obligations of the Parties under the Agreement; and

          WHEREAS, DLC and its Affiliates continue to operate their transmission and distribution businesses from their present locations; and

          WHEREAS, in the APA, DLC transferred to Generating Company certain designated real and personal properties, contracts and licenses pertaining to the Facilities; and

          WHEREAS, the Facilities are connected to DLC's Transmission System, and Generating Company will continue to connect the Units to DLC's Transmission System on the terms set forth herein; and

          WHEREAS, DLC needs access to parts of Generating Company's assets, and Generating Company needs access to parts of DLC's assets; and

          WHEREAS, Generating Company is willing to operate the Facilities in accordance with Good Utility Practice in order to assist DLC in meeting its own system reliability standards; and

          WHEREAS, the Parties have agreed to execute this mutually acceptable First Amended Connection and Site Agreement in order to continue providing Connection Service to Generating Company and to define the continuing rights, responsibilities and obligations of the Parties with respect to the use of certain of their own and the other Party's property, assets and facilities.

          NOW, THEREFORE, in order to carry out the transactions contemplated by the APA and this Amended Agreement, and in consideration of their respective commitments set forth herein, and intending to be legally bound hereby, the Parties covenant and agree as follows:

14   Definitions

1. Wherever used in this Amended Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this
     Article 1.

1.1  Affiliate shall have the meaning set forth in Rule 12b-2 of the General
     ---------
     Rules and Regulations under the Securities Exchange Act of 1934, as amended.

1.2  Auction Closing Date means the date on which the Auction Closing, as that
     --------------------
     term is defined in the APA and applies to the Facility, actually occurs.

1.3  Capacity Agreement shall mean that certain capacity agreement dated as of
     ------------------
     February 15, 2002 by and between DLC and Generating Company relating to certain capacity obligations.

1.4  Confidential Information shall have the meaning set forth in Section 20.1
     ------------------------
     hereof.

1.5  Connection Equipment is all the equipment necessary for the connection of
     --------------------
     the Facilities to DLC's Transmission System, which is identified in Exhibit 1 hereto.

1.6  Connection Point shall mean the point at which the Facilities are connected
     ----------------
     to the DLC's Transmission System, as set forth in Exhibit 1 hereto. More than one Connection Point may be referred to in this Amended Agreement collectively as the "Connection Points."

1.7  Connection Service shall mean the services provided by DLC to connect the
     ------------------
     Units with DLC's Transmission System. Connection Service shall not mean any of the services listed in Section 2.4(a) through (c).

1.8  Defaulting Party shall have the meaning set forth in Section 21.2 hereof.
     ----------------

1.9  Delinquent Party shall have the meaning set forth in Section 21.1 hereof.
     ----------------

1.10 Disclosing Party shall have the meaning set forth in Section 20.1 hereof.
     ----------------

1.11 Dispute shall have the meaning set forth in Section 25.1 hereof.
     -------

1.12 DLC shall mean Duquesne Light Company.
     ---

1.13 Due Diligence shall mean the exercise of good faith efforts to perform a
     -------------
     required act on a timely basis and in accordance with Good Utility Practice using the necessary technical and manpower resources.

1.14 Easements shall have the meaning set forth in Section 8.2 hereof.
     ---------

1.15 Easement, License and Attachment Agreement shall refer to the Easement,
     ------------------------------------------
     License and Attachment Agreement between Generating Company and DLC related to the Units.

1.16 ECAR shall mean the East Central Area Reliability Council, a regional
     ----
     reliability council established pursuant to the East Central Area Reliability Coordination Agreement, or its successor.

1.17 Emergency Condition means a condition or situation (i) that in the judgment
     -------------------
     of any Party is imminently likely to endanger life or property; or (ii) that in the judgment of DLC or PJM is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to, the Transmission System, the Facilities, or the transmission systems or distribution systems to which the Transmission System is directly or indirectly connected; or (iii) that in the judgment of Generating Company is imminently likely (as determined in a non-discriminatory manner) to cause damage to the Facility. System restoration and black start shall be considered Emergency Conditions. Any condition or situation that results from lack of sufficient generating capacity to meet load requirements or that results solely from economic conditions shall not constitute an Emergency Condition, unless one or more of the enumerated conditions or situations identified in this definition also exists.

1.18 Facility or Facilities shall mean the Cheswick Unit and equipment related
     --------    ----------
     to operating the Units and the Connection Equipment.

1.19 FERC shall mean the Federal Energy Regulatory Commission or its successor
     ----
     federal agency.

1.20 Forced Outage means, in the case of the Facility, an immediate reduction in
     -------------
     output or capacity or removal from service of the Facility, in whole or in part, by reason of an Emergency Condition or threatened Emergency Condition, unanticipated failure or other cause beyond the control of Generating Company, when such reduction in output or capacity or removal from service was not scheduled in accordance with Section 3.12. In the case of the Transmission System, Forced Outage means the immediate removal from service of the Transmission System, in whole or in part, by reason of an Emergency Condition or threatened Emergency Condition, unanticipated failure or other cause beyond the control of DLC.

1.21 Force Majeure shall have the meaning set forth in Article 15 hereof.
     -------------

1.22 Generating Company shall mean Orion Power MidWest, L.P.
     ------------------

1.23 Good Utility Practice shall mean any of the applicable practices, methods,
     ---------------------
     standards, guides or acts:

     (a) required by any Governmental Authority, regional or national reliability council, or national trade organization, including NERC, ECAR, Edison Electric Institute, or American Society of Mechanical Engineers, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; or

     (b) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period which in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with law, regulation, good business practices, generation, transmission, and distribution reliability, safety, environmental protection, economy, and expediency. Good Utility Practice is intended to be acceptable practices, methods, or acts generally accepted in the region, and is not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

1.24 Governmental Authority means any foreign, federal, state, local or other
     ----------------------
     governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

1.25 Interest Rate shall mean the interest rate calculated in accordance with
     -------------
     the methodology specified for interest on refunds in the FERC regulations at 18 C.F.R. Section .35.19a(a)(2)(iii).

1.26 Joint Use Facilities shall mean equipment, identified as Joint Use
     --------------------
     Facilities in Exhibit E to the Easement, License and Attachment Agreement, as may be amended from time to time, which are owned by either Generating Company or DLC and which are primarily used for generation operations but are also essential to the operational reliability of the Transmission System and are, therefore, jointly operated by the Generating Company and DLC or PJM.

1.27 Knowledge means the actual knowledge of the corporate officers or Plant
     ---------
     managers of the specified Person charged with responsibility for the particular function as of the date of this Amended Agreement, or, with respect to any certificate delivered pursuant to this Amended Agreement, the date of delivery of the certificate.

1.28 NERC shall mean the North American Electric Reliability Council or its
     ----
     successor.

1.29 Non-Defaulting Party shall have the meaning set forth in Section 21.2
     --------------------
     hereof.

1.30 Non-Delinquent Party shall have the meaning set forth in Section 21.1
     --------------------
     hereof.

1.31 Open Access Transmission Tariff or OATT shall mean the open access
     -------------------------------    ----
     transmission tariff of PJM accepted by the FERC.

1.32 Out of Service shall mean the condition of a Unit when it is electrically
     --------------
     disconnected from the DLC's Transmission System.

1.33 Party shall mean either DLC or Generating Company, where appropriate, when
     -----
     individually referred to herein.

1.34 Parties shall mean DLC and Generating Company, when collectively referred
     -------
     to herein.

1.35 Person means any individual, partnership, limited liability company, joint
     ------
     venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

1.36 PJM shall have the meaning set forth in the recitals.
     ---

1.37 PJM Operating Agreement means the then-current Operating Agreement of PJM
     -----------------------
     Interconnection, L.L.C., as accepted by the FERC.

1.38 Planned Outage shall mean action by (i) Generating Company to take the
     --------------
     Facility or any Unit thereof Out of Service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and duration pursuant to the procedures set forth in Section 3.12, or (ii) DLC to take its equipment, facilities and systems Out of Service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and duration pursuant to the procedures set forth in Section 3.12.

1.39 Qualified Personnel shall mean individuals trained for their positions
     -------------------
     pursuant to Good Utility Practice.

1.40 Receiving Party shall have the meaning set forth in Section 20.1 hereof.
     ---------------

1.41 Representatives shall mean, as to any person, such person's Affiliates and
     ---------------
     its and their directors, officers, employees, agents and advisors (including, without limitation, financial advisors, legal counsel and accountants). As used in this definition, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

1.42 RTUs shall have the meaning set forth in Section 3.9 hereof.
     ----

1.43 Services shall mean those services provided by Generating Company to DLC,
     --------
     as specified in Article 4.

1.44 System Control shall mean DLC's system control center, which is responsible
     --------------
     for the dispatch and operation of DLC's Transmission System, including the direction and orders for switching and tagging DLC facilities.

1.45 Term shall have the meaning set forth in Section 22.1 hereof.
     ----

1.46 Transmission System shall mean all facilities owned or controlled by DLC
     -------------------
     for the purpose of providing transmission services under the OATT and/or Connection Service. The Transmission System does not include distribution facilities of DLC.

1.47 Unit shall mean any of the following individual units or equipment:
     ----
     Cheswick Unit 1.

     ARTICLE 2 Connection Service

2.1 Subject to the terms and conditions of this Amended Agreement, DLC agrees to allow Generating Company to continue the connection of the Units to DLC's Transmission System at the locations identified in Exhibit 1, upon Generating Company's acquisition of the Facility, and thereafter for the Term of this Amended Agreement.

2.2 Generating Company or its Affiliate shall have, by the effective date of this Amended Agreement pursuant to Section 22.1 hereof, executed the PJM Operating Agreement.

2.3 The Connection Points for the Units are the disconnect switches described and shown on Exhibit 1 hereto. The voltage at these Connection Points shall be in the form of three phase, approximately sixty hertz alternating current at the nominal voltage of the equipment at the Connection Point.

2.4 Generating Company shall be responsible for (a) making arrangements under the OATT for transmission and any ancillary services associated with the delivery of capacity and/or energy produced by the Units, which services shall not be provided under this Agreement, (b) obtaining capacity and/or energy to satisfy its station service, or other requirements, and (c) making arrangements under applicable tariffs for transmission services, losses, and ancillary services associated with the use of the DLC's Transmission System for the delivery of capacity and energy to the Units for the purpose of supplying station service or for any other use by Generating Company. DLC shall reasonably cooperate with Generating Company with respect to such agreements.

     ARTICLE 3 Operation and Maintenance

3.1 Each Party shall operate any equipment that might reasonably be expected to have an impact on the operations of the other Party in a safe and efficient manner and in accordance with all applicable federal, state, and local laws, Good Utility Practice, the PJM Operating Agreement, and otherwise in accordance with the terms of this Amended Agreement. Generating Company shall be required to comply with the requests, orders, directives and requirements of DLC to the extent such requests, orders, directives or requirements are (a) issued pursuant to Good Utility Practice, (b) not unduly discriminatory, (c) not inconsistent with the OATT, and (d) otherwise in accordance with applicable tariffs or applicable federal, state or local laws. In the event Generating Company believes that a request, order or directive of DLC exceeds these limitations, it shall nevertheless comply with the request, order or directive of DLC pending resolution of the Dispute under Article 25. The Parties agree to cooperate in good faith to expedite the resolution of any Disputes arising under this
     Section 3.1.

3.2 Within the reactive power limitations of the Facility, including its automatic voltage regulating equipment, and consistent with Good Utility Practice, Generating Company shall, when the Facility is operating, adjust the reactive power output of the Facility's main generators such that the voltage at the Connection Points fall within the target voltage range or such other voltage range as PJM or DLC may request. Generating Company shall, upon the reasonable request of DLC or PJM and consistent with Good Utility Practice, test, calibrate, verify or adjust the voltage regulator control settings as necessary to meet the performance requirements of the bulk power system. Generating Company shall notify System Control as soon as possible in the event a Unit reaches any generator operating limit, including a var limit or a generator winding temperature limit, or there is a deviation from the voltage requirements, or if any voltage regulation equipment is removed from or restored to service.

3.3 If Generating Company's generation is causing any condition on the Transmission System which is not consistent with Good Utility Practice and which results in an unacceptable deterioration of the quality of electric service to other customers of DLC, Generating Company, upon being provided notice of such condition in reasonable detail, shall promptly modify its Facilities at its own expense in accordance with Good Utility Practice and applicable federal, state and local law to alleviate such condition.

3.4 Generating Company shall comply with Good Utility Practice for generator controls for the Facility which impact the Transmission System, such as excitation, droop and automatic generation control setting, provided, however, that Generating Company shall not be required to install equipment to remedy a failure to comply with such requirements that existed as of the Auction Closing Date.

3.5 Generating Company shall not, without prior DLC authorization, energize a de-energized DLC circuit, including line or bus elements, and, if necessary, shall provide equipment at Generating Company's expense to prevent this from occurring.

3.6 Generating Company and DLC shall test, calibrate, set, and maintain their respective protective relay equipment in accordance with Good Utility Practice, applicable federal, state or local laws and this Amended Agreement, as set forth in Article 6 hereof.

     3.7 (a) If DLC reasonably determines that (i) any of Generating Company's Connection Equipment fails to perform in a manner consistent with Good Utility Practice or this Amended Agreement, or (ii) Generating Company has failed to perform proper testing or maintenance of its Connection Equipment in accordance with Good Utility Practice or this Amended Agreement, DLC shall give Generating Company written notice to take corrective action. Such written notice shall be provided by DLC as soon as practicable upon such determination. If Generating Company fails to initiate corrective action promptly, and in no event later than seven (7) days after the delivery of such notification, and if in DLC's reasonable judgment leaving Generating Company's facilities connected with the Transmission System would create an Emergency Condition, DLC may, with as much prior oral notification to Generating Company as practicable, open the connection between Generating Company and DLC until appropriate corrective actions have been completed by Generating Company, as verified by DLC. Any such interruption as permitted by this paragraph shall not constitute an event of Force Majeure. DLC's judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereto. In the case of such interruption, DLC shall immediately confer with Generating Company regarding the conditions causing such interruption and its recommendation concerning timely correction thereof.

               Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.

          (b) If Generating Company reasonably determines that (i) any of DLC's Connection Equipment fails to perform in a manner consistent with Good Utility Practice or this Agreement, or (ii) DLC has failed to perform proper testing or maintenance of its Connection Equipment in accordance with Good Utility Practice or this Amended Agreement, Generating Company shall give DLC written notice to take corrective action. Such written notice shall be provided by Generating Company as soon as practicable upon such determination. If DLC fails to initiate corrective action promptly, and in no event later than seven (7) days after the delivery of the notification, and if in Generating Company's reasonable judgment leaving the Transmission System connected with Generating Company's facilities would create an Emergency Condition, Generating Company may, with as much prior oral notification to DLC as practicable, open the connection between Generating Company and DLC, as verified by Generating Company. Any such interruption as permitted by this paragraph shall not constitute an event of Force Majeure. Generating Company's judgment with regard to this interruption of service under this paragraph shall be made pursuant to Good Utility Practice. In the case of such interruption, Generating Company shall immediately confer with DLC regarding the conditions causing such interruption and its recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.

3.8 Generating Company shall comply with the provisions of the OATT, as well as any requirement of any Governmental Authority, NERC, ECAR, PJM or any successor of any of them, regarding the right of DLC to require reduced or increased generation of the Units in the event of an Emergency Condition. In addition, and without limiting the generality of the foregoing, Generating Company shall operate its facilities to mitigate an Emergency Condition when requested by DLC or PJM. Such operation may call for full or partial interruption of the Connection Equipment either by manual or automatic means. Notification of Emergency Conditions shall be completed in accordance with the notification requirements set forth in Article 9.

3.9 Generating Company shall, at its expense, maintain real-time communications equipment at the Unit to send generation data to System Control, as reasonably required by DLC or PJM and as presently configured at the Remote Terminal Units ("RTUs") at the Facility site. Such data shall include, but not be limited to, normal operations, control of circuit breakers, status and alarms of equipment and watts, vars, amperes, and voltage as presently configured in RTUs at the Facility site in existence prior to the Auction Closing Date.

3.10 Subject to the confidentiality provisions in Article 20, Generating Company shall, in the event of a Forced Outage, limitation of generation facilities or anticipated Forced Outage or limitation, report that event immediately to System Control. Generating Company shall notify DLC when the Forced Outage, limitation, or anticipated Forced Outage or limitation has been remedied.

3.11 Each Party shall provide access, in accordance with Article 8, to any of its facilities that may impact the operations or business of the other Party for the purpose of inspection by or, on behalf of, the other Party, and shall provide, upon written request, copies of any inspection, operations or maintenance documentation pertaining to such facilities.

3.12 The Parties shall coordinate inspections, Planned Outages, and maintenance of their respective equipment, facilities and systems so as to minimize the impact on the availability, reliability and security of both Parties' systems and operations. Subject to the confidentiality provisions of
     Article 20, the Parties shall exchange non-binding Planned Outage schedules, which shall be developed and followed in accordance with Good Utility Practice, in accordance with standards and procedures set forth in the PJM Operating Agreement. The Parties shall keep each other updated regarding any changes to such schedules.

3.13 The Parties shall use best efforts to coordinate operations in the event of any Forced Outage or anticipated Forced Outage of their respective facilities.

3.14 At its sole expense, Generating Company shall maintain in full force and effect all permits, licenses, rights-of-way, and other authorizations as may be required to maintain the Facilities. At DLC's reasonable request, Generating Company shall furnish to DLC copies of each permit, license, right of way and authorization that would have a material effect on DLC's rights and obligations under this Amended Agreement promptly following receipt thereof.

3.15 Joint Use Facilities.
     --------------------

     (a) Joint Use Facilities are identified in Exhibit E to the Easement, License and Attachment Agreement. The Party owning such Joint Use Facilities shall maintain those facilities pursuant to Good Utility Practice. The Parties shall perform joint inspections of the Joint Use Facilities at such times as mutually agreed upon by the Parties. Each Party shall bear its respective costs of participating in such inspections.

     (b) Following each inspection, the Parties shall discuss the results of such inspection, including any observed defects. Unless the Parties agree that an alternative to such correction is preferable, the Party owning such Joint Use Facilities shall be responsible for correcting any observed defects within a period mutually agreeable to the Parties. The Party owning such Joint Use Facilities shall bear the cost of such correction.

3.16 Generating Company shall give DLC two (2) years' advance written notice of its intent to permanently retire or shut down the Facility. Such notice shall indicate the effect such permanent retirement or shut down will have on DLC's equipment on the Facility site or DLC's easements. In the event that DLC's equipment on the Facility site or DLC's easements will be unusable or incapable of operating pursuant to Good Utility Practice as a result of such permanent retirement or shut down, Generating Company shall pay DLC the reasonable costs of reconstructing such equipment and shall provide, at Generating Company's cost, a suitable alternative site accessible to DLC's substation for the relocation of DLC's equipment and easements.

     ARTICLE 4 Services

4.1 The Parties shall use their reasonable efforts to ensure that Services provided by one Party to the other Party shall be continuously available for the Term, as specified in Article 22 hereof.

4.2 Except as may otherwise be provided in that certain POLR Agreement, dated as of September 24, 1999 by and between the Parties, and that certain Amended and Restated POLR II Agreement, dated as of December 7, 2000, by and between the Parties, Generating Company shall provide DLC, at no charge, with AC and DC power for substation service and control systems in quantities, at the levels, and in the locations where such power is provided from the Units immediately prior to the Auction Closing Date. If at any time Generating Company anticipates that it will be unable to meet this obligation, it shall notify DLC immediately. If DLC desires a higher level of service, the Parties shall mutually agree upon the upgrade and the cost responsibility for the upgrade.

4.3 DLC or PJM may require Generating Company to provide reactive power from the Units or to absorb reactive power from the Transmission System, provided that such requirement does not require the Units to violate any operating limits. The Parties recognize that the Generating Company will be compensated for this service pursuant to Schedule 2 of the OATT.

4.4 To the extent Generating Company has black start capability immediately prior to the Auction Closing Date, Generating Company will maintain such capability to the extent required by DLC, subject to Section 3.12; provided, however, that if Generating Company desires to shut down the Facility, Generating Company shall provide reasonable notice of same and DLC shall pay the reasonable costs, as approved by FERC, of maintaining the Facility in such condition to provide black start capability. Subject to the foregoing, in accordance with Good Utility Practice, Generating Company agrees to cooperate in DLC's black start plan provided that Generating Company may propose, subject to FERC approval, a rate to recover the just and reasonable costs of complying with that plan.

4.5 DLC may request and the Generating Company shall provide DLC with substation operating and maintenance services at substations used to support the Facility at a mutually agreed upon rate.

4.6 Generating Company shall continue to provide and shall maintain polarizing ground reference for protective relaying suitable to DLC, as and to the extent provided prior to the Auction Closing Date.

4.7 At no cost to DLC, Generating Company shall provide potable water, storm drain systems, and fire protection systems to DLC's switchyards, as and to the extent in existence prior to the Auction Closing Date.

     ARTICLE 5 Metering

5.1 Generating Company shall, in accordance with Good Utility Practice, own, operate, test, and maintain, or if reasonably necessary, install revenue quality meters and related equipment for the Connection Points that measure electric power flows between Generating Company and DLC and are reasonably acceptable to DLC. The information provided by the metering facilities shall meet the reasonable needs and approvals of both Parties, consistent with Good Utility Practice.

5.2  Meter and related equipment shall be as follows:

     (a) Each generating unit connected to the Transmission System shall have revenue quality metering facilities installed to provide direct readings of the Unit's bi-directional net real and reactive power and energy output. The metering instrument transformers used to measure the Unit's net output shall be installed on or compensated to the high side (transmission voltage side) of the generator step-up transformer, unless otherwise agreed by the Parties.

     (b) All plant auxiliary power transformers (non-generator step-down transformers) and lines directly connected to the Transmission System shall have metering facilities installed to provide bi-directional real and reactive power and energy flow. Metering instrument transformers shall be connected to or compensated to the high side (transmission voltage side) of the power transformer, unless otherwise agreed to by the Parties.

     (c) All metering instrument transformers installed must be strictly in accordance with the latest version of IEEE Standard C57.13 and, if applicable, ANSI Standard C93.1. The metering facilities installed must be capable of providing the minimum data mutually agreed by the Parties.

5.3 Notwithstanding Section 5.2, Generating Company and DLC agree that, if the metering facilities and the Connection Point are not at the same physical location, the metering data shall be compensated, as mutually agreed by the Parties, to record delivery of electricity in a manner that accounts for the total (load plus no-load) electrical energy losses occurring between the metering points and the Connection Points when the Units are delivering energy to the Transmission System, when DLC is delivering station service electricity to Generating Company for the Units, or for any other use.

5.4 Remote data acquisition of the Unit's meters shall be performed by polling of an RTU by System Control's Energy Management System computer at a scan rate to be reasonably determined by DLC. The data collected shall include the bi-directional instantaneous values of megawatts and megavars and bi-directional accumulated megawatthours and megavarhours for each Unit, and such other data as may be mutually agreed by the Parties. System Control may adopt such measures as are necessary for security of the metering facilities and data.

5.5  Generating Company shall provide reasonable access, in accordance with
     Article 8 hereof, including, without limitation, telecommunications access, to Qualified Personnel of DLC for the purposes of inspecting metering equipment.

5.6 Unless otherwise mutually agreed, all meters shall be sealed, and the seals shall be broken only by Qualified Personnel of Generating Company upon occasions when the meters are to be inspected, tested, adjusted or recalibrated in accordance with Good Utility Practice and in the presence of duly authorized Qualified Personnel of DLC.

5.7 All metering equipment installed pursuant to this Article 5 shall be routinely tested by Generating Company in accordance with Good Utility Practice. DLC may request one meter testing for each meter annually at no cost to DLC. DLC may request any number of additional meter tests and compensate the Generating Company for the actual cost to test the meters. DLC may make unannounced inspections to conduct its own test of the meters, provided that the Generating Company will be allowed to observe such tests. If the metering facilities are found not to be accurate or are otherwise defective, they shall be repaired, adjusted, or replaced by Generating Company, and meter readings for the period of inaccuracy shall be corrected so far as corrections can be reasonably ascertained.

5.8 Generating Company shall maintain and make available for review by DLC in a timely manner records of all meter tests and maintenance conducted pursuant to this Article 5.

     ARTICLE 6 Relaying

6.1 DLC shall have the right, using Good Utility Practice, to review and approve all new protective relaying logic equipment, including equipment settings, drawings, and functionality associated with each Connection Point, and to review all protective relaying logic equipment, including equipment settings, drawings, and functionality for the Units.

6.2 Any protective relay control system which causes any DLC breaker or Generating Company breaker connected to DLC bus to operate shall be maintained and tested in accordance with the provisions of this Article 6.

6.3 DLC shall, in accordance with Good Utility Practice, own, operate, maintain and test those protective relays, current transformers and potential transformers listed in Exhibit 1 that provide protection for the Transmission System. Generating Company shall, in accordance with Good Utility Practice, own, operate, maintain and test any remaining protective relays governed by this Article 6. The Parties shall maintain, and, as necessary, upgrade their respective protective relay systems, and in the case of Generating Company, any synchronization system equipment associated with the Connection Points, in accordance with Good Utility Practice, and shall provide the other

     Party with access to copies of operation and maintenance manuals and test records for all relay equipment, and in the case of Generating Company, any synchronization system equipment. DLC shall have the right, using Good Utility Practice, to review and approve all synchronizing procedures necessary to establish and maintain proper and safe connection between Generating Company's Facilities and the Transmission System, which approval shall not unreasonably be withheld.

6.4 The Parties shall test their respective relays associated with the Connection Points for correct calibration and operation in accordance with Good Utility Practice. Complete functional testing of the relay protection schemes shall be performed at the same time. Repairs or modifications to the protective relay systems which result in complete testing and functional verification of all relay systems associated with each Connection Point will be considered as a complete ECAR test and therefore shall restart the normal ECAR maintenance and testing cycle.

6.5 Generating Company shall bear the cost of all relay calibration and functional testing associated with the Connection Points to the extent such calibration and testing are consistent with Good Utility Practice. All such testing must be performed by a qualified contractor approved by DLC and acceptable to Generating Company, or by Qualified Personnel of DLC. In addition, Generating Company shall arrange with DLC for an annual, visual inspection of all Connection Equipment and associated maintenance records. Upon completion of all relay calibration testing and relay functional testing, Generating Company shall make available copies of all test reports for review by DLC. Generating Company shall review all test reports and certify that the relay system's tests and settings, as shown on such test reports, have been done in accordance with the Unit's specifications and Good Utility Practice. Such certification shall be signed by Qualified Personnel competent to perform protective relay system design and analysis.

6.6 As DLC system protection requirements change and as system protection technology advances, DLC will upgrade its protection systems in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the protective relaying systems on the Connection Equipment which may be installed, owned, and operated by Generating Company, Generating Company agrees to upgrade, at its expense, its protective relaying systems to bring them into compatibility with and to the same technological standards as that installed by DLC; provided, however, that DLC shall give Generating Company notice of such upgrade as soon as practicable prior to the anticipated date of such upgrade.

6.7 Generating Company shall provide the necessary space to install or expand relay panels for substation system protection if requested by DLC.

     ARTICLE 7 New Construction and Modifications

7.1 Subject to this Article 7, DLC may construct or modify its Transmission System and Generating Company may construct or modify its Facilities. All such modifications and construction by either Party shall be conducted in accordance with Good Utility Practice, all applicable NERC, ECAR and PJM standards and any other DLC or Generating Company review or operational requirements, so as to maintain the integrity of the generation, transmission, distribution and communications capabilities of the other Party.

7.2 Notwithstanding the foregoing, no modifications to, or new construction of, facilities, or access thereto, including but not limited to rights-of-way, fences, and gates, shall be made by either Party which might reasonably be expected to have a material effect upon the other Party with respect to operations or performance under this Amended Agreement, without (a) prior written notification as set forth in this Article 7, and (b) providing the other Party with sufficient information regarding the work prior to commencement to enable such Party to evaluate the impact of the proposed work on its operations. The information provided must be of sufficient detail to satisfy reasonable DLC or Generating Company review or operational requirements. Each Party shall use reasonable efforts to minimize any adverse impact on the other Party.

7.3 For new generation installations or modifications by Generating Company at the Facility site that are reasonably expected to have a material effect upon the Transmission System, Generating Company shall furnish, install and maintain equipment at the Unit necessary to establish and maintain synchronism with the Transmission System consistent with applicable law and Good Utility Practice. If said modifications involve a proposed new or materially changed Connection Point, a change in the generating capacity of the Facility, or the addition of a new generating unit, Generating Company shall submit an application in accordance with PJM's procedures applicable to new connections to the Transmission System if required by PJM.

7.4 If any Party intends to install any new facilities, equipment, systems or circuits or any modifications to existing or future facilities, equipment, systems or circuits that could reasonably be expected to have a material effect upon the operation of the other Party, the Party desiring to perform said work shall, in addition to the requirements of Sections 7.2 and 7.3, if any, provide the other Party with drawings, plans, specifications and other necessary documentation for review at least 90 days prior to the start of the construction of any such installation.

7.5 The Party receiving any drawings, plans, specifications, or other necessary documentation for review shall promptly review the same and provide any comments to the performing Party. The performing Party shall incorporate all requested modifications to the extent required to maintain Good Utility Practice and compliance with this Amended Agreement.

7.6 Within ninety (90) days following completion of any modification or construction subject to this Article 7, the Party initiating the work shall provide "as built" drawings, plans and related technical data to the other Party. Approval or review of any document referenced herein shall not relieve the initiating Party of its responsibility for the design or construction of any proposed facility, nor shall it subject the other Party to any liability, except with respect to the confidentiality provisions of
     Article 20.

7.7 Each Party shall, at its own expense, have the right to inspect or observe all maintenance activities, equipment tests, installation work, construction work and modification work to the facilities of the other Party that could have a material effect upon the facilities or operations of the first Party.

7.8 Unless otherwise required by law, regulation, the OATT, Good Utility Practice, PJM, or this Amended Agreement, DLC shall not be required at any time to upgrade or otherwise modify the Transmission System.

     ARTICLE 8 Access to Facilities

8.1 The Parties hereby agree to provide each other access to facilities, properties, equipment and records as may be necessary and convenient to enable each Party to maintain its respective facilities, equipment and property in a manner consistent with Good Utility Practice. Such access shall be provided in a manner so as not to unreasonably interfere with the ongoing business operations, rights, and obligations of either Party.

8.2 Without limiting the generality of Section 8.1, DLC shall have access to all of its substations, control systems, telecommunication, relaying, metering, monitoring, and transmission systems, equipment and facilities located on Generating Company's property through the easements granted pursuant to the Easement, License and Attachment Agreement executed in connection with the consummation of the transactions contemplated by the APA ("Easements"), and Generating Company shall have access to all its equipment, systems and facilities located on DLC's property through the Easements.

8.3 Such Easements granted to a Party ("Grantee") by the other Party ("Grantor") are intended to be of a permanent nature and shall not be revoked by the Grantor, nor shall Grantor take any action that would unreasonably impede, restrict, diminish, or terminate the rights of access or use granted by such Easements. Notwithstanding the foregoing, (a) should the Grantee, or its successors or assigns, decide to permanently abandon the use of any Easement or portion thereof, Grantee shall send Grantor written notice of such intent, and Grantee shall cause a release of said Easement or any portion thereof to be recorded in the appropriate Registry of Deeds; and (b) the Parties may mutually agree to relocate any or all of the Easement locations within the Facilities, upon a generation station site or at a Connection Point, provided, however, that the Party requesting the relocation shall pay all reasonable costs and expenses associated with the relocation and Grantor shall execute or obtain in a form reasonably satisfactory to Grantee and suitable for recording, all instruments necessary to establish the new Easement location. Both Parties agree to use commercially reasonable efforts to establish a mutually agreeable location if requested.

8.4 Neither Party shall unreasonably withhold consent to the other Party's request for additional conveyances, easements or licenses as are reasonably necessary for ownership, possession, maintenance, operation or repair of its equipment and facilities and consistent with the purposes of this Amended Agreement.

8.5 Each Party shall provide the other Party keys, access codes or other access methods necessary to enter the other Party's facilities to exercise rights under this Amended Agreement. Access shall only be granted to Qualified Personnel.

8.6 Each Party agrees not to temporarily restrict the other Party's right hereunder to access to the first Party's property, facilities or equipment without prior written notification, except in any emergency situation (in which case such restricted access shall last no longer than three (3) calendar days, unless an alternate means of access is provided).

8.7 Neither Party shall make changes to the site topography or accesses, including but not limited to grading or drainage, that could reasonably be expected to have a material adverse effect upon the other Party's facilities or common use drainage or pollution controls systems without the prior written consent of the other Party, such consent not to be unreasonably withheld.

     ARTICLE 9 Notifications and Reporting

9.1 Each Party shall provide prompt oral notice to the other Party of any Emergency Condition which may be reasonably anticipated to affect the other Party's equipment, facilities or operations, provided that, to the extent applicable, notices regarding constraints, curtailments or interruptions shall be provided consistent with FERC Order Nos. 889, 889-A and any successor thereto. Such oral notification shall be followed by written notification, describing the nature and extent of the condition, the impact on operations and all corrective action, within forty-eight (48) hours of the first-mentioned Party's knowledge of such Emergency Condition. Either Party may take reasonable and necessary action, both on its own and the other Party's system, equipment, and facilities, to prevent, avoid or mitigate injury, danger, damage or loss to its own equipment and facilities, or to expedite restoration of service; provided, however, that the Party taking such action shall give the other Party prior notice if at all possible before taking any action on the other Party's system, equipment or facilities.

9.2 In the event of an Emergency Condition contemplated by Section 9.1, Generating Company shall provide DLC with such information, documents, and data necessary for operation of the Transmission System, including, without limitation, such information which is to be supplied by DLC or its Affiliates to any Governmental Authority, NERC, ECAR, PJM or System Control.

9.3 In order to continue connection of the Facilities, each Party shall promptly provide the other Party with all relevant information, documents, or data regarding the Facilities and the Transmission System that would be expected to affect the Transmission System or the Facilities, and which is reasonably requested by NERC, ECAR, PJM, or any Governmental Authority.

9.4 For routine maintenance and inspection activities which do not require major equipment or system outages, the Party performing the same shall provide the other Party with at least twenty-four (24) hours' prior written notice. For routine maintenance and inspection activities that will require major equipment or system outages, the Party performing the same shall provide the other Party with not less than seventy-two (72) hours' prior written notice. These notices are in addition to, and do not substitute for, the requirements of Section 3.12.

9.5 DLC shall notify Generating Company's watch engineer at the Units (or other designated person) prior to entering Generating Company's Facilities for routine measurements, inspections and meter reads in accordance with the requirements of Section 9.4. Generating Company shall notify System Control prior to entering DLC's facilities, including the switchyard, for routine maintenance, operations, measurements, inspections and meter reads, in accordance with the requirements of Section 9.4.

9.6 Any information that Generating Company provides to ECAR or other organization or agency relative to the Connection Equipment or other facilities associated with the Connection Points shall first be provided to DLC for review and comment. At Generating Company's reasonable discretion, in accordance with Good Utility Practice, Generating Company shall include DLC's comments prior to providing ECAR or other organization or agency such information.

9.7 Generating Company shall provide modeling data as it pertains to the Transmission System and this Amended Agreement and perform testing as required by NERC, ECAR, and PJM. A copy of all such reports shall be provided to DLC for review.

9.8 Each Party shall provide prompt oral notice to the other Party of any system alarms which are not automatically sent to the other Party.

9.9 Each Party shall provide a report or copy of the data from a system events recorder or digital fault recorder that applies to the other Party's equipment.

9.10 Each Party agrees to immediately notify the other Party, immediately orally and then in writing, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Amended Agreement.

     ARTICLE 10 Safety

10. Each Party shall be solely responsible for the safety and supervision of its own employees, agents, Representatives and subcontractors. Each Party will observe all applicable safety standards, practices and procedures of the Occupational Safety and Health Administration, the National Electric Safety Code and Good Utility Practice when entering or working in the other Party's property or facilities or switching area, and shall immediately report any injuries to appropriate agencies and to the other Party's designated Representative. Each Party will provide the other with its clearing/tagging/lockout procedures. For clearances involving only Generating Company clearance points, Generating Company procedures shall govern. For clearances involving

     DLC clearance points and for clearances involving the Connection Point, the Parties shall observe DLC's procedures.

     ARTICLE 11 Environmental Compliance and Procedures

11. Each Party shall notify the other Party, orally, immediately upon discovery of any Release of any hazardous substance by it on the property or facilities of the other Party, or which may migrate to, or adversely impact the property, facilities or operations of, the other Party. Such oral notification shall be followed by written notification within twenty-four
     (24) hours. The Party responsible for the Release of any hazardous substance on the property or facilities of the other Party, or which may migrate to, or adversely impact the property, facilities or operations of, the other Party shall be responsible for performing any remediation or abatement activity and submitting all reports or filings required by Environmental Laws. Advance written notification (except in emergency situations, in which oral, followed by written notification, shall be provided as soon as practicable) shall be provided by any Party performing any remediation or abatement activity on the property or facilities of the other Party, or which may adversely impact the property, facilities or operations of, the other Party. Except in emergency situations, such remediation or abatement activity shall be performed only with the consent of the Party owning the affected property or facilities. The Parties agree to coordinate, to the extent necessary, the preparation of site plans, reports or filings required by law or regulation, including but not limited to Spill Prevention, Control and Countermeasures (SPCC) and Stormwater Pollution Prevention Plans (SWPPP) required by any regulatory agency of competent jurisdiction.

     ARTICLE 12 Billings and Payment

12.1 Throughout the Term of this Amended Agreement, there shall be no payments due to DLC by Generating Company solely for the continued connection of the Units to the Transmission System in existence on the Auction Closing Date.

12.2 Throughout this Amended Agreement, where one Party is requested or required to pay expenses incurred by the other Party, such expenses shall be paid only to the extent they are reasonable and incurred in accordance with Good Utility Practice and applicable law.

12.3 Any invoices for reimbursable services provided to the other Party under this Amended Agreement during the preceding month shall be prepared within a reasonable time after the first day of each month. Each invoice shall delineate the month in which the services were provided, shall fully describe the services rendered and shall be itemized to reflect the services performed or provided. The invoice shall be paid within fifteen (15) days of the invoice date. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank named by the Party being paid, provided that payments expressly required by this Amended Agreement to be mailed shall be mailed in accordance with Section 27.8.

12.4 The rate of interest on any amount not paid when due shall be equal to the Interest Rate in effect at the time such amount became due. Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party. Nothing contained in this Article is intended to limit either Party's remedies under Article 21 of this Amended Agreement.

12.5 Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Amended Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

12.6 If all or part of any bill is disputed by a Party, that Party shall promptly pay the amount that is not disputed and provide the other Party a reasonably detailed written explanation of the basis for the Dispute pursuant to Article 25. The disputed amount shall be paid into an independent escrow account pending resolution of the Dispute, at which time the prevailing Party shall be entitled to receive the disputed amount, as finally determined to be payable, along with interest accrued at the Interest Rate through the date on which payment is made, within ten (10) business days of such resolution.

12.7 Within two (2) years following a calendar year, during normal business hours, Generating Company and DLC shall have the right to audit each other's accounts and records pertaining to transactions under this Amended Agreement that occurred during such calendar year at the offices where such accounts and records are maintained; provided that the audit shall be limited to those portions of such accounts and records that reasonably relate to the services provided to the other Party under this Amended Agreement for said calendar year. The Party being audited shall be entitled to review the audit report and any supporting materials. To the extent that audited information includes Confidential Information, the auditing Party shall keep all such information confidential pursuant to Article 20 and FERC Order Nos. 888 and 889, and any successors thereto.

     ARTICLE 13 Applicable Regulations and Interpretation

13.1 Each Party's performance under this Amended Agreement is subject to the condition that all requisite governmental and regulatory approvals for such performance are obtained in form and substance satisfactory to the other Party in its reasonable discretion. Each Party shall exercise Due Diligence and shall act in good faith to secure all appropriate approvals.

13.2 This Amended Agreement is made subject to present or future state or federal laws, regulations, or orders properly issued by state or federal bodies having jurisdiction. This Amended Agreement shall be interpreted pursuant to the laws of the State of Pennsylvania, the Federal Power Act, and the regulatory agency or agencies having jurisdiction over the particular matter.

     ARTICLE 14 Representations

14.1 Representations of DLC. DLC represents and warrants to Generating Company
     ----------------------
     as follows:

     14.1.1 Incorporation. DLC is a corporation duly incorporated, validly
            -------------
          existing and in good standing under the laws of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

     14.1.2 Authority. DLC has full corporate power and authority to execute and
            ---------
          deliver this Amended Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Amended Agreement. The execution and delivery of this Amended Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of DLC. The Amended Agreement has been duly and validly executed and delivered by DLC and, assuming that it is duly and validly executed and delivered by Generating Company, constitutes a legal, valid and binding agreement of DLC.

     14.1.3 Regulatory Approval. DLC has obtained, or will obtain by the
            -------------------
          Effective Date (as defined under the Capacity Agreement), any and all approvals of, and given any notices to, any Governmental Authority that are required for DLC to execute deliver, and perform under this Amended Agreement. DLC shall cooperate with Generating Company to the extent reasonably required by Generating Company to obtain the regulatory approvals referred to in Section 14.2.3.

     14.1.4 Compliance With Law. DLC represents and warrants that it is not in
            -------------------
          violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect DLC's performance of its obligations under this Amended Agreement. DLC represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to DLC's compliance with this Amended Agreement.

14.2 Representations of Generating Company. Generating Company represents and
     -------------------------------------
     warrants to DLC as follows:

     14.2.1 Incorporation. Generating Company is a limited partnership, validly
            -------------
          existing and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

     14.2.2 Authority. Generating Company has full corporate power and authority
            ---------
          to execute and deliver this Amended Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Amended Agreement. The execution and delivery of this Amended Agreement and the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Generating Company. The Amended Agreement has been duly and validly executed and delivered by Generating Company and, assuming that it is duly and validly executed and delivered by DLC, constitutes a legal, valid and binding agreement of Generating Company.

     14.2.3 Regulatory Approval. Generating Company has obtained, or will obtain
            -------------------
          by the Effective Date (as defined under the Capacity Agreement), any and all approvals of, and given any notices to, any Governmental Authority that are required for Generating Company to execute, deliver and perform under this Amended Agreement. Generating Company shall cooperate with DLC to the extent reasonably required by DLC to obtain the regulatory approvals referred to in Section 14.1.3.

     14.2.4 Compliance With Law. Generating Company represents and warrants that
            -------------------
          it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect Generating Company's performance of its obligations under this Amended Agreement. Generating Company represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to Generating Company's compliance with this Amended Agreement.

14.3 Representations of Both Parties. The representations and warranties in
     -------------------------------
     Sections 14.1.4 and 14.2.4 shall continue in full force and effect for the Term of this Amended Agreement.

     ARTICLE 15 Force Majeure

15.1 Notwithstanding anything in this Amended Agreement to the contrary, neither Generating Company nor DLC shall be liable in damages, or otherwise responsible to the other Party, for its failure to perform or observe any of its obligations under this Amended Agreement, if and only to the extent that it is unable to so perform or is prevented from performing by an event of Force Majeure. An event of Force Majeure does not relieve any Party of its obligation to make timely payments hereunder.

15.2 The term "Force Majeure" as used herein means those causes beyond the reasonable control of the Party affected, which by the exercise of reasonable diligence, including Good Utility Practice, that Party is unable to prevent, avoid, mitigate, or overcome, including the following: any act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire, storm or flood, lightning, explosion, order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond a Party's reasonable control that prevents performance under this Amended Agreement. Neither the cost to maintain the Facility or the Transmission System nor any mechanical or electrical breakdown or failure of machinery or plant owned or operated by Generating Company or DLC due to normal wear and tear on such machinery or plant or due to the manner in which such machinery or plant has been operated shall be deemed an event of Force Majeure.

15.3 Each Party shall have the obligation to operate in accordance with Good Utility Practice at all times and to use Due Diligence to overcome and remove any cause of failure to perform.

15.4 If a Party relies on the occurrence of an event or condition described above as a basis for being excused from performance of its obligation under this Amended Agreement, then the Party relying on the event or condition shall: (i) provide prompt written notice of such Force Majeure event to the other Party, giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder; (ii) exercise all reasonable efforts to continue to perform its obligations under this Amended Agreement; (iii) expeditiously take action to correct or cure the event or condition excusing performance; provided, however, that settlement of strikes or other labor disputes will be completely within the sole discretion of the Party affected by such strike or labor dispute; (iv) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (v) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. All performance obligations hereunder shall be extended by a period equal to the period of inability to perform caused by such Force Majeure event.

15.5 If a Party responding to a Force Majeure event has the ability to obtain, for additional expenditures, expedited material deliveries or labor production which would allow a response to the event in a manner that is above and beyond Good Utility Practice, such a response could shorten the duration of the event, and a shorter duration of the event could lessen the economic hardship of the other Party, the Party responding to the event may, at its discretion, present the other Party with the option of funding the expenditures for expediting material deliveries or labor production in an effort to reduce the duration of the event and economic hardship. Each such opportunity will be negotiated on a case-by-case basis by the Parties.

     ARTICLE 16 Liability

16.1 Except to the extent of the other Party's negligence or willful misconduct (or that of its employees, agents, contractors, subcontractors or invitees), each Party shall be responsible for all physical damage to or destruction of the property, equipment and/or facilities owned by it and its Affiliates, regardless of who brings the claim and regardless of who caused the damage, and shall not seek recovery or reimbursement from the other Party for such damage; but in any such case DLC and Generating Company will exercise Due Diligence to remove the cause of any disability at the earliest practicable time.

16.2 To the fullest extent permitted by law and notwithstanding other provisions of this Amended Agreement, in no event shall DLC, its Affiliates, or any of their respective officers, directors, employees, agents, successors or assigns be liable to Generating Company, whether in contract, warranty, tort, negligence, strict liability, or otherwise, for special, indirect, incidental, multiple, consequential (including, without limitation, replacement power costs, lost profits or revenues, and lost business opportunities), or punitive damages, related to or resulting from performance or nonperformance of this

     Amended Agreement or any activity associated with or arising out of this Amended Agreement.

16.3 To the fullest extent permitted by law and notwithstanding other provisions of this Amended Agreement, in no event shall Generating Company, its Affiliates, or any of their respective officers, directors, employees, agents, successors or assigns be liable to DLC, whether in contract, warranty, tort, negligence, strict liability, or otherwise, for special, indirect, incidental, multiple, consequential (including, without limitation, replacement power costs, lost profits or revenues, and lost business opportunities), or punitive damages, related to or resulting from performance or nonperformance of this Amended Agreement or any activity associated with or arising out of this Amended Agreement.

16.4 No Party shall be liable to another Party for any action that it takes in responding to an Emergency Condition, so long as such action is made in good faith, is consistent with Good Utility Practice, and is not contrary to the directives of PJM with respect to such Emergency Condition.

16.5 The provisions of this Article 16 shall survive termination, cancellation, suspension, completion or expiration of this Amended Agreement.

     ARTICLE 17 Indemnification

17.1 Generating Company's Indemnification. Subject to the provisions of Sections
     ------------------------------------
     16.1, 16.2 and 16.3, Generating Company shall indemnify, hold harmless and defend DLC, its parent, its Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any person, including DLC's employees, Generating Company's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by Generating Company or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Generating Company's performance or breach of this Amended Agreement, or the exercise by Generating Company of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, Generating Company hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     17.2 DLC's Indemnification. Subject to the provisions of Sections 16.1,
          ---------------------
          16.2 and 16.3 DLC shall indemnify, hold harmless and defend Generating Company, its parent, Affiliates, and successors, and their officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any person, including Generating Company's employees, DLC's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by DLC or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with DLC's performance or breach of this Amended Agreement, or the exercise by DLC of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, DLC hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     17.3 Indemnification Procedures. Any Party seeking indemnification under
          --------------------------
          this Amended Agreement shall give the other Party notice of such claim promptly but in any event on or before the earlier of the tenth (10th) day after the Party's actual knowledge of such claim or action or the ninetieth (90th) day from commencement of the event or circumstance giving rise to the claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Amended Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Amended Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

     ARTICLE 18 Insurance

18.1 The Parties agree to maintain, at their own cost and expense, fire, liability, worker's compensation, and other forms of insurance relating to their property and facilities in the manner, and amounts, and for the durations set forth in Exhibit 2 to this Amended Agreement, as both Parties may, from time-to-time, agree to amend. Each Party may require the other Party to maintain coverage for five years on all policies written on a "claims made" basis.

18.2 Every contract of insurance providing the coverages required in Exhibit 2 shall include provisions or endorsements (i) stating that such insurance is primary insurance with respect to the interest of the other Party and that any insurance maintained by the other Party is excess and not contributory insurance required hereunder, and (ii) providing that no reduction, cancellation or expiration of the policy shall be effective until ninety
     (90) days from the date written notice thereof is actually received by the other Party. Upon a Party's receipt of any notice of reduction, cancellation or expiration, that Party shall immediately provide written notice thereof to the other Party.

18.3 Each Party and its Affiliates shall be named as additional insureds on the general liability insurance policies of the other Party set forth in
     Exhibit 2 as their interests may appear with respect to this Amended Agreement.

18.4 At least fifteen (15) days prior to the anniversary of the Auction Closing Date during the term of this Amended Agreement, each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Amended Agreement. Certificates of insurance shall provide the following information:

          (a)  Name of insurance company, policy number and expiration date.

          (b) The coverage required and the limits on each, including the amount of deductibles or self-insured retentions, which shall be for the account of the Party maintaining such policy.

          (c) A statement indicating that the other Party shall receive at least thirty (30) days prior written notice of cancellation or expiration of a policy, or reduction of liability limits with respect to a policy, and

          (d) A statement indicating that the other Party and its Affiliates have been named as additional insureds.

18.5 At a Party's request, in addition to the foregoing certifications, the other Party shall deliver to the first Party a copy of each insurance policy, certified as a true copy by an authorized representative of the issuing insurance company.

18.6 Each Party shall have the right to inspect the original policies of insurance applicable to this Amended Agreement at the other Party's place of business during regular business hours.

     ARTICLE 19 Several Obligations

19. Except where specifically stated in this Amended Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Amended Agreement shall ever be construed to create an association, trust, partnership, or joint venture or to impose a trust or partnership duty, obligation or liability or agency relationship on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Amended Agreement.

     ARTICLE 20 Confidentiality

20.1 Certain information provided by each Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to the provisions of this Agreement may be considered confidential and/or proprietary ("Confidential Information"). To be considered confidential, such information must be clearly marked "Confidential Information." If disclosed orally, such information shall be clearly identified as confidential and such status shall be promptly thereafter confirmed in writing.

20.2 The Receiving Party agrees not to disclose Confidential Information to any third party not a Representative of the Receiving Party absent advance written consent of the Disclosing Party, except as may be necessary to enforce the terms of this Amended Agreement, provided that the Receiving Party uses reasonable efforts to maintain the confidentiality of such information in any proceeding or suit to enforce this Amended Agreement. The Receiving Party further agrees that, with respect to Confidential Information, it shall (a) restrict disclosure of Confidential Information solely to its Representatives on a need-to-know basis; and (b) advise those Representatives of their obligations with respect to the Confidential Information.

20.3 Confidential Information shall not be deemed to include information which:

          (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party;

          (b) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party; or

          (c) becomes available to the Receiving Party on a non-confidential basis from a person other than the Disclosing Party or its Representative who is not otherwise bound by a confidentiality agreement with Disclosing Party or its Representative, or is otherwise not under any obligation to Disclosing Party or its Representative not to disclose the information to the Receiving Party.

20.4 The Receiving Party shall treat any Confidential Information with at least the same degree of care regarding its secrecy and confidentiality as the Receiving Party's similar information is treated within the Receiving Party's organization. The Receiving Party shall notify the Disclosing Party of any unauthorized disclosure to third parties that the Receiving Party discovers, and Receiving Party shall endeavor to prevent further such disclosures. Receiving Party will be responsible for any breach of the terms of this Article 20 by Receiving Party's Representatives.

20.5 In the event that Receiving Party is requested, pursuant to or as required by applicable law or regulation, by legal process, to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or requirement in order to enable Disclosing Party to seek an appropriate protective order or other remedy; and to consult with Disclosing Party with respect to Disclosing Party taking steps to resist or narrow the scope of such request or legal process. The Receiving Party agrees not to oppose any action by the Disclosing Party to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the Receiving Party shall furnish only that portion of the Confidential Information which the Receiving Party is advised by counsel is legally required. In any such event, Receiving Party shall use its commercially reasonable efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

20.6 The Parties agree that remedies at law may be inadequate to protect each other in the event of a breach of this Article 20, and the Receiving Party hereby in advance agrees that the Disclosing Party shall be entitled to seek and obtain, without proof of actual damages, temporary, preliminary and permanent injunctive relief from any court or Governmental Authority of competent jurisdiction restraining Receiving Party from committing or continuing any breach of this Article 20.

20.7 The confidentiality obligations of each Party under this Article 20 shall continue in full force and effect for a period of two (2) years following the termination of this Amended Agreement.

     ARTICLE 21 Remedies

21.1 In the event that either Party (the "Delinquent Party") fails to make full payment of the undisputed portion of any invoice rendered under this Amended Agreement on or before the due date, the other Party (the "Non-Delinquent Party") shall give the Delinquent Party notice in writing of such delinquency, and the Delinquent Party will have thirty (30) business days from the date of its receipt of such written notice to cure such delinquency. In the event the Delinquent Party fails to make full payment of the delinquent amount (including interest accrued at the Interest Rate) within such 30-day period, the Delinquent Party will be in default. In the event of a default by Generating Company, DLC shall have the right to apply to the FERC to terminate service under this Amended Agreement.

21.2 If either Party fails to fulfill obligations under this Amended Agreement (in such event, a "Defaulting Party") and such failure could adversely affect the use, operation, or economic benefit of the Transmission System or Generating Company's Facilities, including without limitation the Connection Equipment, or the regional network, the other Party (the "Non-Defaulting Party"), following thirty (30) days' prior written notice (which specifies the nature of such failure in reasonable detail) to the Defaulting Party (except in cases of emergencies in which case only such notice as shall be reasonably practicable in the circumstances), the Defaulting Party shall be deemed in default, and the Non-Defaulting Party may, but shall not be obligated to, apply to the FERC to terminate service under this Amended Agreement.

21.3 The enumeration of the foregoing remedies shall not be deemed to be a waiver of any other remedies at law or in equity to which the Non-Delinquent Party or the Non-Defaulting Party is legally entitled.

     ARTICLE 22 Term

22.1 This Agreement shall become effective as of the Effective Date (as defined under the Capacity Agreement) and shall continue in full force and effect as long as the Facilities are connected to the Transmission System, unless modified by written agreement of the Parties (such period, the "Term").

22.2 For Connection Service and voltage and reactive control requirements set forth in Articles 2, 3, and 4:

          (a) if (i) FERC, any state or state regulatory commission, implements a change in any law, regulation, rule or practice, or (ii) DLC or PJM upon approval of FERC, implements a change in any regulation, rule or practice, which change materially affects or is reasonably expected to materially affect DLC's provision of Connection Service to Generating Company or voltage and reactive control requirements set forth in Articles 2, 3 and 4, the Parties shall negotiate in good faith to determine the amendments, if any, to this Amended Agreement necessary to conform the terms of Connection Service or voltage or reactive control requirements to such change, and DLC shall file such amendments with the FERC; provided that in negotiating such amendments the Parties shall attempt, in good faith, to preserve, to the extent reasonably possible, the bargain initially struck in this Amended Agreement; and provided further that no such amendment shall require any payment to be made by Generating Company to DLC for the connection of the Units to the Transmission System in existence on the Auction Closing Date; and

          (b) in addition, on a mutually convenient date after the date hereof and thereafter as requested by either Party during the Term of this Amended Agreement, the Parties shall meet to discuss the impact on the terms of Connection Service of any changes in the OATT, or any rule or practice of NERC, ECAR, PJM, or any other regulatory agency.

22.3 The applicable provisions of this Amended Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and payments pertaining to liability and indemnification obligations arising from acts or events that occurred while this Amended Agreement was in effect.

     ARTICLE 23 Assignment/Change in Corporate Identity

23.1 Neither this Amended Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, except to an Affiliate or successor of DLC that owns or operates all or any portion of the Transmission System (including an independent system operator or independent transmission company), or to an Affiliate of Generating Company that owns the Facilities or any subsequent purchaser of any of the Facilities, by any Party hereto, including by operation of law, without the prior written consent of the other Party, said consent not to be unreasonably withheld. Any assignment of this Amended Agreement in violation of the foregoing shall be, at the option of the non-assigning Party, void.

          (a) Notwithstanding the foregoing, Generating Company or its permitted assignee may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or any Person for the purposes of financing or refinancing the Facility, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge Generating Company or such permitted assignee from the performance of its duties and obligations under this Amended Agreement. DLC agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of the financing or refinancing of the Facility, so long as DLC's rights under this Amended Agreement are not thereby materially altered, amended, diminished or otherwise impaired.

          (b) Notwithstanding the foregoing, Generating Company may assign its obligations hereunder in order to facilitate Generating Company obtaining or maintaining exempt wholesale generator status so long as Generating Company provides written notice to DLC of any such assignment.

          (c) Notwithstanding the foregoing, either Party may assign this Amended Agreement to a successor to all or substantially all of the assets of such Party by way of merger, consolidation, sale or otherwise, provided such successor assumes and becomes liable for all of such Party's duties and obligations hereunder.

23.2 No assignment or transfer of rights or obligations under this Amended Agreement by Generating Company shall relieve Generating Company from full liability and financial responsibility for the performance thereof after any such transfer or assignment unless and until the transferee or assignee shall agree in writing to assume the obligations and duties of Generating Company under this Amended Agreement and DLC has consented in writing to such assumption; said consent not to be unreasonably withheld. Notwithstanding the foregoing, an assignment by the Generating Company to an Affiliate as contemplated in Section 23.1 shall relieve the Generating Company from full liability and financial responsibility, effective on the date that Affiliate assumes ownership of the Facilities.

23.3 Except as set forth in Section 23.1 above, no assignment or transfer of rights or obligations under this Amended Agreement by DLC shall relieve DLC from full liability and financial responsibility for the performance thereof after any such transfer or assignment unless and until the transferee or assignee shall agree in writing to assume the obligations and duties of DLC under this Amended Agreement and Generating Company has consented in writing to such assumption; said consent not to be unreasonably withheld.

23.4 If either Party terminates its existence as a corporate entity by merger, acquisition, sale, consolidation or otherwise, or if all or substantially all of such Party's assets are transferred to another person or business entity, without complying with Sections 23.2 and 23.3 above, the other Party shall have the right, enforceable in a court of competent jurisdiction, to enjoin the first Party's successor from using the property in any manner that interferes with, impedes, or restricts such other Party's ability to carry out its ongoing business operations, rights and obligations.

23.5 This Amended Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

     ARTICLE 24 Subcontractors

24.1 Nothing in this Amended Agreement shall prevent the Parties from utilizing the services of subcontractors as they deem appropriate; provided, however, the Parties agree that, where applicable, all said subcontractors shall comply with the terms and conditions of this Amended Agreement.

24.2 The creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Amended Agreement. Each Party shall be fully responsible to the other Party for the acts and/or omissions of any subcontractor it hires as if no subcontract had been made. Any obligation imposed by this Amended Agreement upon the Parties, where applicable, shall be equally binding upon and shall be construed as having application to any subcontractor.

24.3 Each Party shall be liable for, indemnify, and hold harmless the other Party, its Affiliates and their officers, directors, employees, agents, servants and assigns from and against any and all claims, demands, or actions from the first-mentioned Party's subcontractors, and shall pay all costs, expenses and legal fees associated therewith and all judgments, decrees and awards rendered therein.

24.4 No subcontractor is intended to be or shall be deemed a third-party beneficiary of this Amended Agreement.

24.5 To the extent of the responsibility and liability Generating Company has agreed to assume in Article 16 above, and to the fullest extent permitted by law, Generating Company shall require its subcontractors to indemnify and hold harmless and defend DLC, its parent and Affiliates and their respective officers, directors, employees, agents and assigns from and against any and all claims and/or liability for damage to property, injury to or death of any person, including DLC's employees, Generating Company's employees and their respective Affiliates' employees, or any other liability incurred by DLC or its parent or Affiliates including all expenses, legal or otherwise, to the extent caused by any act or omission, negligent or otherwise, by said subcontractor and/or its officers, directors, employees, agents and assigns arising out of or connected with the operation of DLC's and its Affiliates' or Generating Company's and its Affiliates' facilities, equipment and property described in this Amended Agreement, regardless of whether caused in part by a Party indemnified hereunder.

24.6 To the extent of the responsibility and liability DLC has agreed to assume in Article 16 above, and to the fullest extent permitted by law, DLC shall require its subcontractors to indemnify and hold harmless and defend Generating Company, its parent and Affiliates and their respective officers, directors, employees, agents and assigns from and against any and all claims and/or liability for damage to property, injury to or death of any person, including DLC's employees, Generating Company's employees and their respective Affiliates' employees, or any other liability incurred by Generating Company or its parent or Affiliates including all expenses, legal or otherwise, to the extent caused by any act or omission, negligent or otherwise, by said subcontractor and/or its officers, directors, employees, agents and assigns arising out of or connected with the operation of DLC's and its Affiliates' or Generating Company's and its Affiliates' facilities, equipment and property described in this Amended Agreement, regardless of whether caused in part by a Party indemnified hereunder.

24.7 The obligations under this Article 24 shall not be limited in any way by any limitation on subcontractor's insurance.

24.8 Each Party shall require its subcontractors to comply with all federal and state laws regarding insurance requirements and shall maintain standard and ordinary insurance coverages.

     ARTICLE 25 Dispute Resolution

25.1 Any claim or dispute which either Party may have against the other arising out of or relating to this Amended Agreement or the breach, termination or validity thereof (any such claim or dispute, a "Dispute") shall be submitted in writing to the other Party. The submission of any Dispute shall include a concise statement of the question or issue in dispute, together with a statement listing the relevant facts and documentation that support the claim. In the event that Representatives of DLC and Generating Company are unable in good faith to satisfactorily resolve their disagreement within thirty (30) days from the receipt of notice of the Dispute, either Party may by written notice to the other refer the Dispute to their respective senior management.

25.2 If any Dispute arising hereunder is not resolved within thirty (30) days after notice thereof to the other Party, either Party may demand in writing the submission of the Dispute to binding arbitration in Pittsburgh, Pennsylvania. Any arbitration initiated under this Amended Agreement shall be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience, and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. If possible, the arbitrator shall have experience in the electric utility industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules then in effect. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. Sections 1 et seq.

25.3 The arbitration shall, if possible, be concluded not later than six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Amended Agreement or any related agreements entered into under this Amended Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Amended Agreement. The arbitrator shall within thirty (30) days of the conclusion of the hearing, unless such time is extended by agreement of all Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on the award may be entered upon it in any court having jurisdiction.

25.4 Nothing in this Amended Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of the claim, the portion of the claim not so accepted by FERC shall be resolved through arbitration, as provided in this Amended Agreement. To the extent that FERC asserts or accepts jurisdiction over the claim, the decision, finding of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to the claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated. Each of the Parties hereto irrevocably waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Amended Agreement or the transactions contemplated hereby.

     ARTICLE 26 Additional Cost Responsibilities

     26. If Generating Company requests an upgrade to the Transmission System, Generating Company will be responsible for its share of the cost of the upgrade pursuant to the OATT.

     ARTICLE 27 Miscellaneous Provisions

27.1 This Amended Agreement shall constitute the entire agreement between the Parties hereto relating to the subject matter hereof, and all previous agreements, discussions, communications, and correspondence with respect to the subject matter hereof not set forth in this Amended Agreement are of no force and effect.

27.2 In the event that it is deemed necessary to amend this Amended Agreement, the Parties will attempt to agree upon such amendment and will submit such mutually agreed upon amendment(s) to the FERC for filing and acceptance. However, either Party shall have the right at any time to propose an amendment to the provisions of this Amended Agreement relating to the amount that Party charges the other Party to provide service under this Amended Agreement by filing an amendment with the FERC and serving such amendment on the other Party. Such an amendment shall become effective as a change of rate under Section 205 of the Federal Power Act upon acceptance by FERC. Notwithstanding the above, no application will be made to FERC by DLC to recover any costs associated with the connection of the Units to the Transmission System in existence on the Auction Closing Date.

27.3 No failure or delay on the part of DLC or Generating Company in exercising any of its rights under this Amended Agreement, no partial exercise by either Party of any of its rights under this Amended Agreement, and no course of dealing between the Parties shall constitute a waiver of the rights of either Party under this Amended Agreement. Any waiver shall be effective only by a written instrument signed by the Party granting such waiver, and such shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

27.4 Nothing in this Amended Agreement, express or implied, is intended to confer on any other person except the Parties hereto any rights, interests, obligations or remedies hereunder.

27.5 In the event that any clause or provision of this Amended Agreement or any part hereof shall be held to be invalid, void, or unenforceable by any court or governmental authority of competent jurisdiction, said holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, and the Parties shall endeavor in good faith to replace such invalid or unenforceable provisions with a valid and enforceable provision which achieves the purposes intended by the Parties to the greatest extent permitted by law.

27.6 The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to effectuate the transactions contemplated hereby. The Parties agree to cooperate and assist each other in acquiring any regulatory approval necessary to effectuate this Amended Agreement.

27.7 The Article and section headings herein are inserted for convenience only and are not to be construed as part of the terms hereof or used in the interpretation of this Amended Agreement.

27.8 In the event an ambiguity or question of intent or interpretation arises, this Amended Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Amended Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Amended Agreement shall mean including without limitation.

27.9 This Amended Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

27.10 Any notice required to be given by either Party to the other in connection with this Amended Agreement shall be given in writing and shall be deemed given on the date of receipt personally or by facsimile transmission (if sent by facsimile on a business day during normal business hours of the recipient, or if not, on the next succeeding business day, with transmission confirmed by the sender's facsimile machine and if sender thereafter sends such notice to recipient by any of the other methods provided in this Section 27.10) or mailed by registered or certified U.S. mail, return receipt requested, postage prepaid, or by reputable overnight courier, with acknowledged receipt of delivery, to the Parties at the address below (or at such other address as shall be specified by like notice). Notice provided by mail or overnight courier shall be deemed given at the date of acceptance or refusal of acceptance shown on such receipt.

          Notice to DLC shall be to the following address:

          Duquesne Light Company
          411 Seventh Avenue
          Pittsburgh, PA  15219
          Telephone:  (412) 393-6000
          Fax:  (412) 393-6760
          Attention:  Frosina C. Cordisco

          Notice to Generating Company shall be to the following address:

          Orion Power MidWest, L.P.
          7 East Redwood Street
          10th Floor
          Baltimore, MD  21202
          Fax:  (410) 234-0994
          Attention:  Tom Webb

          Any payments required to be made by Generating Company under this Amended Agreement shall be made to DLC at the following address:

          Orion Power MidWest, L.P.
          7 East Redwood Street
          10th Floor
          Baltimore, MD  21202
          Fax:  (410) 234-0994
          Attention:  Tom Webb

          Any payments required to be made by DLC under this Amended Agreement shall be made to Generating Company at the following address:

          Duquesne Light Company
          411 Seventh Avenue
          Pittsburgh, PA  15219
          Telephone:  (412) 393-6000
          Fax:  (412) 393-6760
          Attention:  Frosina C. Cordisco

27.11 Each Party shall act as an independent contractor with respect to the provision of services hereunder.

          IN WITNESS WHEREOF, DLC and Generating Company have caused this Agreement to be signed by their respective duly authorized representatives.

ORION POWER MIDWEST, L.P.                      DUQUESNE LIGHT COMPANY


By:    Orion Power MidWest G.P., Inc.,
       Its General Partner


----------------------------                   ---------------------------------
Name:  Jack A. Fusco                           Name:  Victor A. Roque
Title: President                               Title: President

                                    EXHIBIT 1

                                    EXHIBIT 2

Minimum Insurance Requirements of DLC:

(1) Worker's Compensation Insurance in accordance with statutory requirements including Employer's Liability Insurance with limits of not less than $1 million per occurrence and endorsement providing insurance for obligations under the U.S. Longshoremen's and Harbor Worker's Compensation Act and the Jones Act where applicable.

(2) General Liability Insurance including, but not limited to, bodily injury, property damage, products/completed operations, contractual and personal injury liability with a combined single limit of at least $5 million per occurrence, at least $10 million annual aggregate.

(3) Automobile Liability Insurance including owned, non-owned and hired automobiles with combined bodily injury and property damage limits of at least $2 million per occurrence, $4 million aggregate.

Minimum Insurance Requirements of Generating Company:

(1) Worker's Compensation Insurance in accordance with statutory requirements including Employer's Liability Insurance with limits of not less than $1 million per occurrence and endorsement providing insurance for obligations under the U.S. Longshoremen's and Harbor Worker's Compensation Act and the Jones Act where applicable.

(2) General Liability Insurance including, but not limited to, bodily injury, property damage, products/completed operations, contractual and personal injury liability with a combined single limit of at least $5 million per occurrence, at least $10 million annual aggregate.

(3) All Risk Property Insurance including Boiler and Machinery against damage to all owned, leased or operated property that is part of the Facility within limits consistent with industry practice.

(4) Automobile Liability Insurance including owned, non-owned and hired automobiles with combined bodily injury and property damage limits of at least $2 million per occurrence, $4 million aggregate.

                                    EXHIBIT 3
                                     FORM OF

                                     AMENDED
                            SYSTEM OPERATIONS CENTER
                                SERVICE AGREEMENT

                                 by and between

                             DUQUESNE LIGHT COMPANY

                                       and

                            ORION POWER MIDWEST, L.P.

                        Dated as of                , 2002
                                   ------------ ---

                                                                       Exhibit 3
                                     AMENDED
                            SYSTEM OPERATIONS CENTER
                                SERVICE AGREEMENT

          THIS AMENDED SYSTEM OPERATIONS CENTER SERVICE AGREEMENT ("Agreement")
                                                                    ---------
is dated as of                 , 2002 (the "Effective Date") and is entered into
              ------------- ---             --------------
by and among ORION POWER MIDWEST, L.P. a Delaware limited partnership ("Orion
                                                                        -----
Midwest"), and DUQUESNE LIGHT COMPANY, a Pennsylvania corporation ("DLC"). Orion
-------                                                             ---
Midwest and DLC may be referred to herein individually as a "Party" and together
                                                             -----
as the "Parties."
        -------

                                   BACKGROUND
                                   ----------

     WHEREAS, DLC, Orion Power Holdings, Inc. ("Orion Holdings") and certain
                                                --------------
subsidiaries of FirstEnergy Corp. ("FE") were parties to that certain Asset
                                    --
Purchase Agreement dated as of September 24, 1999 ("APA") whereby, among other
                                                    ---
things, DLC agreed to convey certain DLC assets and certain FE assets to Orion Holdings; and

     WHEREAS, Orion Holdings assigned its right, obligations, and interest in and to the APA to Orion Midwest pursuant to an instrument dated April 27, 2000; and

     WHEREAS, the transactions contemplated by the APA were consummated on April 28, 2000 and concurrently therewith, the Parties entered into that certain System Operations Center Service Agreement (the "Original Agreement"); and

     WHEREAS, the DLC assets transferred to Orion Midwest under the APA included the Brunot Island Plant, Cheswick Plant, Elrama Plant and Phillips Plant (each as defined below) (collectively, the "Plants"); and

     WHEREAS, the Parties subsequently entered into that certain Capacity Agreement dated as of February 15, 2002 (the "Capacity Agreement"), pursuant to which the Parties agreed that upon the "Effective Date" (as defined under the Capacity Agreement) the Parties would amend the Original Agreement by entering into this Amended System Operation Center Service Agreement; and

     WHEREAS, the "Effective Date" (as defined under the Capacity Agreement) having occurred on the date hereof, the Parties now hereby amend the Original Agreement by entering into this Amended System Operation Center Service Agreement.

     NOW THEREFORE, the Parties hereto, in consideration of the mutual covenants contained herein, each intending to be legally bound and to bind their respective successors and assigns, hereby mutually agree as follows:

                                    ARTICLE I
                         Definitions and Certain Matters
                         -------------------------------

     1.1. Definitions. Whenever used in this Agreement with initial
          -----------
capitalization, the following terms shall have the following meanings. Capitalized terms not defined in this Article I shall have the meanings ascribed
                                      ---------
to such terms in the APA.

          1.1.1. "Active Server Page" shall mean a hypertext markup language
                  ------------------
               page that includes one or more scripts that are processed on a Microsoft web server before the page is sent to the user

          1.1.2. "Affiliate" shall mean, with respect to a corporation,
                  ---------
               partnership or other entity, each other corporation, partnership or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership or other entity.

          1.1.3. "Agreement" shall mean this Amended System Operations Center
                  ---------
               Service Agreement.

          1.1.4. "APA" shall mean that certain Asset Purchase Agreement, dated
                  ---
               as of September 24, 1999, by and among DLC, Orion Holdings and Ohio Edison Company, Pennsylvania Power Company and The Cleveland Electric Illuminating Company.

          1.1.5. "Brunot Island Plant" shall mean the electric power generation
                  -------------------
               station located in the 27th Ward of the City of Pittsburgh, Pennsylvania, that is being transferred to Orion Midwest pursuant to the APA.

          1.1.6. "Cheswick Plant" shall mean the electric power generation
                  --------------
               facility located in the Borough of Springdale and Township of Springdale, Allegheny County, Pennsylvania, that is being transferred to Orion Midwest pursuant to the APA.

          1.1.7. "Control Area," for any Person, shall mean that Person's
                  ------------
               electric system, bounded by interconnection metering and telemetry, capable of controlling generation to maintain its interchange schedule with other Control Areas and contributing to frequency regulation of the Eastern Interconnection.

          1.1.8. "Defaulting Party" shall have the meaning set forth in Section
                  ----------------                                      -------
               8.1 below.
               ---

          1.1.9. "DLC" shall mean Duquesne Light Company, a Pennsylvania
                  ---
               Corporation.

          1.1.10. "DLC Control Area" shall mean the Control Area operated by DLC
                   ----------------
               or an Affiliate of DLC.

          1.1.11. "DLC Control Center" shall mean DLC's system operations
                   ------------------
               control center located in Pittsburgh, Pennsylvania.

          1.1.12. "DLC ICCP Server" shall mean the ICCP server located at the DLC Control Center.

          1.1.13. "Due Diligence" shall mean the exercise of good faith efforts
                   -------------
               to perform a required act on a timely basis and in accordance with Good Utility Practice using the necessary technical and manpower resources.

          1.1.14. "Effective Date" shall mean the date first above written.
                   --------------

          1.1.15. "EGS" shall mean an electric generation supplier participating
                   ---
               in retail choice in the DLC service territory.

          1.1.16. "Elrama Plant" shall mean the electric power generation
                   ------------
               station located partly in the Borough of Jefferson, Allegheny County, Pennsylvania, and partly in the Township of Union, Washington County, Pennsylvania, that is being transferred to Orion Midwest pursuant to the APA.

          1.1.17. "FERC" shall mean the Federal Energy Regulatory Commission.
                   ----

          1.1.18. "Force Majeure" shall have the meaning set forth in Section
                   -------------                                      -------
               10.1 below.
               ----

          1.1.19. "Good Utility Practice" shall mean any of the acceptable
                   ---------------------
               practices, methods, standards, guides or acts:

                         (a) required by any Governmental Authority, regional or
                    national reliability council, or national trade organization, including the NERC, the East Central Area Reliability Council, the Edison Electric Institute or the American Society of Mechanical

                    Engineers, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; or

                         (b) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period which in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with law, regulation, good business practices, generation, transmission, and distribution reliability, safety, environmental protection, economy, and expediency. Good Utility Practice is intended to be acceptable practices, methods, or acts generally accepted in the region, and is not intended to be limited to the optimum practices, methods, or acts to the exclusion of others; and

               (c) such other acts or practices as are reasonably necessary to maintain the reliability of the DLC Control Center, the Orion Midwest Control Center or the Joint Communication Means, as the case may be.

          1.1.20. "Governmental Authority" shall mean any foreign, federal,
                   ----------------------
               state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

          1.1.21. "ICCP" shall mean Intercontrol Center Protocol IEC
                   ----
               870-6-802TASE.2, or any new or revised ICCP that the Parties may agree to in writing.

          1.1.22. "ICCP Bilateral Table" shall mean the means for providing
                   --------------------
               access control on an association basis as defined in the ICCP specification.

          1.1.23. "Indemnified Party" shall have the meaning set forth in
                   -----------------
               Section 9.3 below.
               -----------

          1.1.24. "Indemnifying Party" shall have the meaning set forth in
                   ------------------
               Section 9.3 below.
               -----------

          1.1.25. "Joint Communication Means" shall mean a means agreed upon by
                   -------------------------
               the Parties for the transmission of digital signals via ICCP between the DLC Control Center and the Orion Midwest Control Center.

          1.1.26. "Loss" shall mean any losses, liabilities, costs, damages,
                   ----
               expenses, claims, proceedings, actions, demands, obligations, deficiencies, lawsuits, judgments, or awards.

          1.1.27. "MW" shall mean megawatts.
                   --

          1.1.28. "MWH" shall mean megawatt-hours.
                   ---

          1.1.29. "NERC" shall mean the North American Electric Reliability
                   ----
               Council, and any successor entity thereto.

          1.1.30. "Non-Defaulting Party" shall have the meaning set forth in
                   --------------------
               Section 8.1 below.
               -----------

          1.1.31. "Orion Midwest" shall mean Orion Midwest Power Midwest, L.P.
                   -------------
               Delaware limited partnership.

          1.1.32. "Orion Midwest Control Center" shall mean the Orion Midwest
                   ----------------------------
               system operations control center in Baltimore, Maryland, or such other control center locations as Orion Midwest may specify in writing to DLC.

          1.1.33. "Orion Holdings" shall mean Orion Power Holdings, Inc., a
                   --------------
               Delaware corporation.

          1.1.34. "Party" or "Parties" shall mean, individually or collectively
                   -----      -------
               as the case may be, DLC and Orion Midwest.

          1.1.35. "Person" shall mean any natural person, firm, corporation,
                   ------
               company, voluntary association, general or limited partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

          1.1.36. "Phillips Plant" shall mean the electric power generation
                   --------------
               station located partly in Township of Crescent, Allegheny County, Pennsylvania, and partly in the Borough of South Heights, Beaver County, Pennsylvania, that is being transferred to Orion Midwest pursuant to the APA.

          1.1.37. "Plants" shall mean, collectively, the Brunot Island Plant,
                   ------
               the Cheswick Plant, the Elrama Plant and the Phillips Plant.

          1.1.38. "Proprietary Information" of a Party shall mean all
                   -----------------------
               information about the Party or its Affiliates, including their respective properties or operations, furnished to the other Party or its Representatives by the Party or its Representatives, in connection with this Agreement, whether before or after the Effective Date, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its representatives; (c) becomes available to the other Party on a nonconfidential basis from a Person, other than the Party or its Representatives, who is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not otherwise under any obligation to the Party or any of its Representatives not to transmit the information to the other Party or its Representatives; or (d) is independently developed by the other Party.

          1.1.39. "Representatives" shall mean, with respect to any Party, such
                   ---------------
               Party's authorized representatives, including without limitation, its professional and financial advisors.

          1.1.40. "Station Service Usage" shall mean the electrical energy usage
                   ---------------------
               at a Plant or generating unit.

          1.1.41. "TCP/IP" shall mean the transmission control protocol/Internet
                   ------
               protocol method of transmitting data over a network.

          1.1.42. "Third Party" shall mean any entity that is not a Party, a
                   -----------
               Party's successor or assign or a Party's Affiliate.

          1.1.43. "Third Party Control Area" shall mean a Control Area operated
                   ------------------------
               by any Person other than DLC, FE or their Affiliates.

     1.2 Effect on Original Agreement. In accordance with Section 13.11 of the
         ----------------------------
Original Agreement, as of the Effective Date this Agreement amends, supercedes and replaces the Original Agreement in its entirety.

                                   ARTICLE II
                               Obligations of DLC
                               ------------------

     2.1 Obligations of DLC. DLC shall perform the duties specified in Schedules
         ------------------                                            ---------
2.1 through 2.5, which are attached hereto, as such Schedules may be modified
---------------
from time to time pursuant to the terms of this Agreement or deleted pursuant to
Article VI hereof.
----------

                                   ARTICLE III
                          Obligations of Orion Midwest
                          ----------------------------

     3.1  Obligations of Orion Midwest. Orion Midwest shall perform the duties
          ----------------------------
          specified in Schedules 3.1 through 3.5, which are attached hereto, as
                       -------------------------
          such Schedules may be modified from time to time pursuant to the terms of this Agreement or deleted pursuant to Article VI hereof.
                                                   ----------

                                   ARTICLE IV
                   Joint Obligations of Orion Midwest and DLC
                   ------------------------------------------

     4.1  Joint Communication Means. Each of DLC and Orion Midwest shall comply
          -------------------------
          with the obligations relating to the Joint Communication Means set forth in Schedule 4.1 attached hereto.
                   ------------

     4.2  Confidentiality of Information.
          ------------------------------

          4.2.1 Each Party shall, and shall use its best efforts to cause its Representatives to, (i) keep all Proprietary Information of the other Party confidential and, without the prior written consent of such other Party, not disclose or reveal any such Proprietary Information to any Person other than its Representatives or Affiliates as necessary in connection with performing or satisfying such Party's obligations to such other Party under any agreement between the Parties hereto and (ii) use such Proprietary Information only for such purposes and in such manner as is contemplated by the terms of this Agreement. Notwithstanding the foregoing, each Party shall be permitted to use any Proprietary Information provided to it by the other Party under the terms of this Agreement in support of any claim or counterclaim respecting a breach of such other Party's obligations under this Agreement. The obligations of the Parties under this Section 4.7.1 will survive the termination of this
                          -------------
               Agreement and the discharge of all other obligations owed by the Parties to each other.

          4.2.2 Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party may disclose Proprietary Information provided to it by the other Party under the terms of this Agreement to any Governmental Authority, as may be necessary to obtain required regulatory approvals or comply generally with any applicable law or regulation. The disclosing Party shall seek confidential treatment for the Proprietary Information of the other Party provided to any Governmental Authority and the disclosing Party shall notify the other Party, as far in advance as is practicable, of its intention to release to any Governmental Authority any Proprietary Information of such other Party.

          4.2.3 Each Party acknowledges and agrees that it shall not, and shall not permit its Representatives or Affiliates to, disclose or share any Proprietary Information provided to it by the other Party in connection with this Agreement to (a) any Person performing any merchant function for it or any of its Affiliates or (b) otherwise in violation of any applicable law or regulation relating to such Proprietary Information.

                                    ARTICLE V
                                    Payments
                                    --------

     5.1  Payments by Orion Midwest. In consideration of the services provided
          -------------------------
          by DLC pursuant Article II, Orion Midwest shall pay DLC the amounts
                          ----------
          specified in Schedules 2.1 through 2.5. The amounts identified in each
                       -------------------------
          such Schedule shall be the amounts due for services provided in the year 2002. Payment amounts for services provided in subsequent years shall be increased by five percent (5%) per year, compounded annually, unless otherwise agreed to in writing by the Parties.

     5.2  Payments by DLC. In consideration of the services provided by Orion
          ---------------
          Midwest pursuant Article III, DLC shall pay Orion Midwest the amounts
                           -----------
          specified in Schedules 3.1 through 3.5. The amounts identified in each
                       -------------------------
          such Schedule shall be the amounts due for services provided in the year 2002. Payment amounts for services provided in subsequent years shall be increased by five percent (5%) per year, compounded annually, unless otherwise agreed to in writing by the Parties.

     5.3  Payment Terms. Each Party shall make all payments due to the other
          -------------
          Party under this Article V in any calendar month by the fifteenth
                           ---------
          (15th) day of that month. A late fee of two percent (2%) per month shall apply to all amounts unpaid when due.

     5.4  Consequences of Non-Payment. If either Party fails to make any payment
          ---------------------------
          within thirty (30) days after having received written notice from the other Party that a payment is overdue, the other Party may pursue all rights and remedies it has against the non-paying Party in respect of such unpaid amounts at law or in equity.

                                   ARTICLE VI
                       New Construction and Modifications
                       ----------------------------------

     6.1  Additional Service Requirements. The Parties may add to or otherwise
          -------------------------------
          modify any Schedule to this Agreement by preparing a written instrument, signed by both Parties, that describes such modification and the Schedule to which it relates. In addition, (i) Orion Midwest may, in its sole discretion, upon thirty (30) days' written notice to DLC (unless a different notification period is set forth in the applicable Schedule, in which case the notice period set forth in such Schedule shall apply) delete any of Schedules 2.1 through 2.5 (or any portion of such Schedules) and neither Party shall thereafter have any further rights or obligations with respect to the Schedules (or portions thereof) deleted, and (ii) DLC may, in its sole discretion, upon thirty (30) days' written notice to Orion Midwest (unless a different notification period is set forth in the applicable Schedule, in which case the notice period set forth in such Schedule shall apply) delete any of Schedules 3.1 through 3.5 (or any portion of such Schedules) and neither Party shall thereafter have any further rights or obligations with respect to the Schedules (or portions thereof) deleted.

                                   ARTICLE VII
                         Representations and Warranties
                         ------------------------------

     7.1  Representations and Warranties of Orion Midwest. Orion Midwest hereby
          -----------------------------------------------
          makes the following representations and warranties to DLC:

          7.1.1 Organization, Power and Authority. Orion Midwest is a limited
                ---------------------------------
               partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership power and authority to own, lease and operate its properties and to carry on its business as presently conducted or contemplated. Orion Midwest is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification. Orion Midwest is not in violation of any term of its certificate of incorporation, code of regulations or by-laws, as amended through and including the Effective Date, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, which would have a material adverse effect on DLC.

          7.1.2 Authorization and Validity of Agreement. Orion Midwest has the
                ---------------------------------------
               full partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action of Orion Midwest. This Agreement has been duly executed and delivered by Orion Midwest and constitutes a valid and binding obligation of Orion Midwest, enforceable against it in accordance with its terms, except that the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          7.1.3 Government and Third-Party Approvals. Except for those already
                ------------------------------------
               obtained or made, no consent, approval or authorization of or filing, registration or qualification with any Governmental Authority or any Person (including any Third Party) is required by or with respect to Orion Midwest in connection with the execution, delivery or performance of this Agreement by Orion Midwest and the consummation of the transactions contemplated hereby.

          7.1.4 Consent and Approvals; No Violation. The execution, delivery and
                -----------------------------------
               performance of this Agreement will not (i) conflict with or result in any breach of any provision of the articles of incorporation, code of regulations or by-laws of Orion Midwest,
               (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Orion Midwest is a party or by which Orion Midwest or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create a material adverse effect on DLC; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Orion Midwest, which violation, individually or in the aggregate, would create a material adverse effect on DLC.

     7.2  Representations and Warranties of DLC. DLC hereby makes the following
          -------------------------------------
          representations and warranties to Orion Midwest:

          7.2.1 Organization, Power and Authority. DLC is a corporation duly
                ---------------------------------
               organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted or contemplated. DLC is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification. DLC is not in violation of any term of its certificate of incorporation or by-laws, as amended through and including the Effective Date, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, which would have a Material Adverse Effect on Orion Midwest.

          7.2.2 Authorization and Validity of Agreement. DLC has the full
                ---------------------------------------
               corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of DLC. This Agreement has been duly executed and delivered by DLC and constitutes a valid and binding obligation of DLC, enforceable against it in accordance with its terms, except that the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          7.2.3 Government and Third-Party Approvals. Except for those already
                ------------------------------------
               obtained or made, no consent, approval or authorization of or filing, registration or qualification with any Governmental Authority or any Person (including any Third Party) is required by or with respect to DLC in connection with the execution, delivery or performance of this Agreement by DLC and the consummation of the transactions contemplated hereby.

          7.2.4 Consents and Approvals; No Violation. The execution, delivery
                ------------------------------------
               and performance of this Agreement will not (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of DLC; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which DLC is a party or by which DLC or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create a material adverse effect on Orion Midwest; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to DLC, which violation, individually or in the aggregate, would create a material adverse effect on Orion Midwest.

                                  ARTICLE VIII
                                    Defaults
                                    --------

     8.1  Events of Default. If either Party fails to fulfill any of its
          -----------------
          obligations under this Agreement (in such event, a "Defaulting Party")
                                                              ----------------
          and such failure could reasonably be expected to materially and adversely affect the use, operation, or economic benefit of the DLC Control Center, DLC Control Area, the Orion Midwest Control Center or any of the Plants, and the other Party (the "Non-Defaulting Party")
                                                       --------------------
          provides written notice (which specifies the nature of such failure in reasonable detail) to the Defaulting Party (except in cases of emergencies, in which case only such notice as shall be reasonably practicable in the circumstances shall be required), then, provided such failure has not been cured, thirty (30) days after delivery of such written notice the Defaulting Party shall be deemed in default, and the Non-Defaulting Party may, but shall not be obligated to, terminate this Agreement pursuant to Section 12.2 hereof.
                                               ------------

                                   ARTICLE IX
                     Indemnification/Limitation of Liability
                     ---------------------------------------

     9.1  Limitation on Liability. Notwithstanding anything to the contrary
          -----------------------
          contained in this Agreement:

          9.1.1 Neither Party shall be liable to the other Party for any Loss (other than (i) a failure to receive payments due under Article V
                                                                       ---------
               of this Agreement or (ii) any Loss associated with a Party's non-compliance with Section 4.2 of this Agreement) incurred by
                                   -----------
               such other Party as a result of any action or failure to act by any party in connection with this Agreement, or the services contemplated under this Agreement, unless the action or failure to act constitutes the gross negligence or willful misconduct of such Party.

          9.1.2 Neither Party shall be liable to the other Party for any Loss incurred by such other Party as a result of any failure of the Joint Communication Means.

          9.1.3 In no event will either Party be liable to the other Party under this Agreement for the payment of any indirect, special, incidental or consequential damages (including, without limitation, lost profits).

     9.2  Indemnities.
          -----------

          9.2.1 Orion Midwest's Indemnity. Orion Midwest shall indemnify, defend
                -------------------------
               and hold harmless DLC and its Affiliates (including Representatives of DLC and their Affiliates) from and against any and all Losses (including reasonable attorney's fees) asserted against, resulting from, imposed upon or incurred by DLC or its Affiliates or their Representatives by reason of or resulting from claims of Third Parties arising directly or indirectly, in whole or in part, out of the gross negligence or willful misconduct of Orion Midwest or its Representatives in connection with this Agreement, including claims for injury to or death of persons or for loss or claims for loss of or damage to property.

          9.2.2 DLC's Indemnity. DLC shall indemnify, defend and hold harmless
                ---------------
               Orion Midwest and its Affiliates (including Representatives of Orion Midwest and their Affiliates) from and against any and all Losses (including reasonable attorney's fees) asserted against, resulting from, imposed upon or incurred by Orion Midwest or its Affiliates or their Representatives by reason of or resulting from claims of Third Parties arising directly or indirectly, in whole or in part, out of the gross negligence or willful misconduct of DLC or its Representatives in connection with this Agreement, including claims for injury to or death of persons or for loss or claims for loss of or damage to property.

     9.3 Co-operation Regarding Claims. If any Party (in such capacity an
         -----------------------------
"Indemnified Party") receives notice or has knowledge of any Loss that may
 -----------------
result in a claim for indemnification by such Indemnified Party against the other Party (in such capacity, an "Indemnifying Party") pursuant to this Article
                                   ------------------
IX, such Indemnified Party shall as promptly as possible give the Indemnifying Party notice of such Loss, including a reasonably detailed description of the facts and circumstances relating to such Loss, and a complete copy of all notices, pleadings and other papers related thereto, and in reasonable detail the basis for its potential claim for indemnification with respect thereto; provided, that failure promptly to give such notice or to provide such information and documents shall not relieve the Indemnifying Party from the obligation hereunder to respond to or to defend the Indemnified Party against such Loss unless such failure shall materially diminish the ability of the Indemnifying Party to respond to such claim or to defend the Indemnified Party. The Indemnifying Party, upon its acknowledgment in writing of its obligation to indemnify the Indemnified Party, shall be entitled to assume the defense or to represent the interests of the Indemnified Party seeking indemnification in respect of such Loss, which shall include the right to select and direct legal counsel and other consultants as acceptable to the other Party, appear in proceedings on behalf of such Indemnified Party and to propose, accept or reject offers of settlement, all at its sole cost; provided, that no such settlement shall be made without the consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, further, that if any such settlement is reasonably likely to involve injunctive, equitable or prospective relief or materially and adversely to affect the Indemnified Party's business or operations other than as a result of money damages or other money payments, then the Indemnified Party shall be entitled to take control of the defense and investigation of such Loss, to employ and engage legal counsel and other consultants of its own choice to handle and defend the same, and to compromise or settle such claim, all at the Indemnifying Party's cost, risk and expense; and provided, further that if the Loss is settled without the Indemnifying Party's consent (which consent shall not be unreasonably withheld), the Indemnified Party shall be deemed to have waived all rights hereunder against the Indemnifying Party for damages arising out of such Loss. Nothing herein shall prevent an Indemnified Party from retaining its own legal counsel and other consultants and participating in its own defense at its own cost and expense. The Parties shall cooperate with each other in any notifications to insurers.

                                    ARTICLE X
                                  Force Majeure
                                  -------------

     10.1 Definition of Force Majeure. The term "Force Majeure" as used herein
          ---------------------------
          means those causes beyond the reasonable control of the Party affected, which by the exercise of reasonable diligence, including Good Utility Practice, such Party is unable to prevent, avoid, mitigate or overcome, including the following: any act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire, storm or flood, lightning, explosion, order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond such Party's reasonable control.

     10.2 Limitation of Liability. Notwithstanding anything in this Agreement to
          -----------------------
          the contrary, neither DLC nor Orion Midwest shall be liable in damages, or otherwise responsible to each other, for its failure to perform or observe any of its obligations under this Agreement, if and only to the extent that it is unable to perform or is prevented from performing by an event of Force Majeure during its continuance, provided that the Party affected by such event has taken all reasonable precautions and exercised due care to avoid the effect of such event on such Party's ability to perform or observe its obligations under this Agreement.

     10.3 Force Majeure Procedures. Upon the occurrence of an event of Force
          ------------------------
          Majeure, the Party affected by such event shall: (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonably efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.

                                   ARTICLE XI
                                    Insurance
                                    ---------

     11.1 Required Insurance. Each of the Parties shall properly maintain the
          ------------------
          following coverage during the Term: Statutory Workers' Compensation Insurance in full compliance with the Workers' Compensation and Occupational Disease Acts of each and every state in which Work is to be performed and the U.S. Longshoremen's and Harbor Workers' Compensation Act, if applicable, which Statutory Worker's Compensation Insurance requirement may be satisfied by a Party's self-insurance if the Party is an approved self-insurer; Employer's Liability Insurance with a limit of $500,000; Commercial General Liability Insurance with a combined single limit of $1,000,000 per occurrence and $2,000,000 aggregate; Excess Umbrella Liability Insurance with a single limit of $3,000,000; Automobile Liability insurance covering all owned, hired and non-owned vehicles with a combined single limit of $1,000,000 per occurrence.

                                   ARTICLE XII
                              Term and Termination
                              --------------------

     12.1 Initial Term. This Agreement shall have an initial term of five (5)
          ------------
          years from the Effective Date and shall be automatically renewed for five (5) successive one-year terms, unless either Party provides the other Party with a notice of intent not to renew at least ninety (90) days prior to the end of a term.

     12.2 Termination of Agreement. Upon the occurrence of an event of default
          ------------------------
          as described in Section 8.1, the Non-Defaulting Party may terminate
                          -----------
          this Agreement by providing ninety (90) days' written notice to the Defaulting Party of a specified date of termination. In addition, if at any time neither Party has any rights or obligations remaining under any of Schedules 2.1 through 2.5 or Schedules 3.1 through 3.5, this Agreement shall automatically terminate.

                                  ARTICLE XIII
                                  Miscellaneous
                                  -------------

     13.1 Exhibits and Schedules. All Exhibits and Schedules attached to this
          ----------------------
          Agreement are part of this Agreement, and the material contained in such Exhibits and Schedules shall be construed and interpreted as if contained within the text of the Agreement.

     13.2 Headings. The Article and Section headings of this Agreement and the
          --------
          Table of Contents preceding this Agreement are for convenience and reference only and in no way define, limit, or describe the scope and intent of this Agreement, nor in any way affect this Agreement.

     13.3 Interpretation. Words of any gender in this Agreement shall be held to
          --------------
          include any other gender. Words in the singular number shall be held to include the plural when the sense requires. The word "including" shall, unless used with the word "only," mean including, without limitation.

     13.4 Relation to APA. Neither the making nor the acceptance of this
          ---------------
          Agreement shall enlarge, restrict or otherwise modify the terms of the APA or any Ancillary Agreement or constitute a waiver or release by DLC, Orion Midwest or Orion Holdings of any liabilities, duties or obligations imposed on any of them by the terms of the APA or any Ancillary Agreement, including, without limitation, the representations and warranties and other provisions which the APA or any Ancillary Agreement provides shall survive the date hereof. In the event that any provision of this Agreement is construed to conflict with a provision of the APA or any Ancillary Agreement, the provision in the APA or the Ancillary Agreement, as applicable, shall be deemed controlling.

     13.5 Assignment. No Party may assign all or any part of its rights
          ----------
          hereunder without the express written consent of the other Party, provided, however, that either Party may assign this Agreement to an Affiliate of such Party, and provided, further that Orion Midwest may assign this Agreement pursuant to the exercise of remedies by Orion Midwest's lenders if the person or entity to whom this Agreement is transferred is also the purchaser of the right, title and interest in and to the Plants.

     13.6 Notices.
          -------

          13.6.1 On or prior to the effective date of this Agreement, each Party shall indicate to the other Parties, by notice, the name, address and phone number of the appropriate Person to contact during each eight-hour work shift in the event of an emergency, a scheduled or forced interruption, or reduction in services. The notice last received by a Party shall be effective until modified by another notice received by that Party.

          13.6.2 All notices, requests, claims, demands, invoices, and other communications hereunder shall be in writing and shall be given (and except as otherwise expressly provided herein, will be deemed to have been duly given if so given) by hand delivery, by telecopy (confirmed in writing), by mail (registered or certified, postage prepaid), or by reputable overnight delivery service (prepaid or billed to sender) to the respective Parties as follows:

                                     for DLC
                                     -------

                             Duquesne Light Company
                             2839 New Beaver Avenue
                         Pittsburgh, Pennsylvania 15233
                        ATTN: Manager, System Operations

                                for Orion Midwest
                                -----------------

                            Orion Power Midwest, L.P.
                        7 East Redwood Street, 11th Floor
                               Baltimore, MD 21202
                                ATTN: Mark Sudbey

or to such other address or telecopier number as is furnished by notice received from the addressee and any such communication shall be deemed to have been given as of the date so delivered, telecopied or mailed.

     13.7 Independent Contractor. Each of DLC and Orion Midwest shall be deemed
          ----------------------
          an independent contractor with respect to each other, and neither Party shall be considered an agent or employee of the other.

     13.8 Governing Law. This Agreement shall be governed by, and construed and
          -------------
          enforced in accordance with, the law of the Commonwealth of Pennsylvania, exclusive of its choice of law rules. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.9 Dispute Resolution.
          -------------------

          13.9.1 A Party with a claim or dispute under this Agreement shall submit to the other Party a notification of such claim or dispute within sixty (60) days after the occurrence of the circumstances that gave rise to the claim or the question or issue in dispute. Any such notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. The Parties shall use good faith best efforts to resolve the claim or dispute within thirty (30) days after delivery of such notice. If, after using their good faith best efforts to resolve the dispute, the Parties cannot resolve the dispute within thirty (30) days, the Parties may, if they both so agree in writing, utilize the alternative dispute resolution procedures set forth below in Sections 13.9.2 and 13.9.3.
                                             ---------------------------

          13.9.2 Any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience, and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. If possible, the arbitrator shall have experience in the electric utility industry. Unless otherwise agreed by the Parties, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect, in Pittsburgh, Pennsylvania. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C.Sections 1 et seq.

          13.9.3 The arbitration shall, if possible, be concluded not later than six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of the hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on the award may be entered upon it in any court having jurisdiction.

     13.10 Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
          between the Parties hereto with respect to the subject matter contained herein and, subject to Section 13.4, supersedes all prior
                                           ------------
          agreements and undertakings relating to the subject matter hereof.

     13.11 Modifications, Waivers, Consents. This Agreement may not be modified,
           --------------------------------
          amended or discharged except by an instrument in writing signed by each of the Parties. No waiver or consent may be enforced unless such waiver or consent shall be in writing and signed by the Party against whom enforcement thereof is sought.

     13.12 Severability of Void Provisions. In the event that any of the
           --------------------------------
          provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement, with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provision hereof shall not be affected by such holding.

     13.13 No Third Party Beneficiaries. Nothing in this Agreement, express or
           -----------------------------
          implied, is intended to confer on any other Person, except the Parties hereto, any rights, interests, obligations or remedies hereunder.

     13.14 Waiver. A waiver of any failure of a Party to comply with any
           ------
          obligation, covenant, agreement, or condition herein by the Party entitled to the benefits thereof shall be effective only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

     13.15 Further Assurances. The Parties hereto agree to execute and deliver
           ------------------
          promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to consummate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution and deliver of this Agreement and the consummation of the transactions contemplated hereby. Each Party further agrees to comply with all laws of all Governmental Authorities relating to this Agreement and the consummation of the transactions contemplated hereby.

     13.16 Counterparts. This Agreement may be signed in more than one counterpart, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DUQUESNE LIGHT COMPANY                      ORION POWER MIDWEST, L.P.


By:                                         By:  its general partner,
    ----------------------------            ORION POWER MIDWEST, G.P. INC.
Name:    Victor A. Roque
Title:   President


                                            By:
                                                ----------------------------
                                            Name:    Jack A. Fusco
                                            Title:   President

         (351451)

                                  SCHEDULE 2.1

          DLC Obligation Relating to Real Time Values (System Summary)

DLC shall make the following real-time data available on a web interface and an ICCP Datalink that is accessible via the Joint Communication Means set forth on
Schedule 4.1 of this Agreement:

1) DLC shall update and make the following data available at least once every six (6) seconds. All units shall be MW. All data shall be defined by DLC at the time of availability.

     a)   System data.

          (i) System Load (i.e., actual power demand for the DLC service territory).

     b)   Industrial Loads.

          J&L River
          Gypsum, LTV, J&L
          J&L Midland
          J&L Furnace
          ET Works & BOC Gas
          USS Clairton
          US Illinois
          Irvin Works
          Westinghouse Airbrake
          Westinghouse East Pittsburgh
          Cutler Hammer
          USA Zinc
          Koppel
          Bucyrus
          PMAC
                                                                            USAP
                                                                            ----

     c)   Payment due to DLC.

          In consideration for the data collection and transmission services described in this Schedule 2.1, Orion Midwest shall pay DLC a fee of $386 per month.

                                  SCHEDULE 2.2

            DLC Obligation Relating to POLR and EGS Load Forecasting

DLC will make the following information available to Orion Midwest through a web page and also through one or more Active Server Pages and an ICCP Datalink:

1)   The following values will be provided one value per hour:

     a)   Hourly DLC POLR supply forecast.

     b)   Hourly EGS provided load forecast (forecast of aggregate EGS customer load).

     c)   Frequency

2)   Payment due to DLC:

     The data collection and transmission services described in this Schedule
2.2 shall be provided by DLC to Orion Midwest at no charge.

                                  SCHEDULE 2.3

                                   [RESERVED]

                                  SCHEDULE 2.4

                                   [RESERVED]

                                  SCHEDULE 2.5

                                   [RESERVED]

                                  SCHEDULE 3.1

         Orion Midwest Obligations Relating to Cheswick Plant Unit Data

If DLC elects in writing to cause this Schedule 3.1 to apply, the rights and obligations set forth below shall become effective as soon as practicable following Orion Midwest's receipt of any such written notice. This Schedule 3.1 shall have no effect, however, until such time as DLC makes any such election.

Orion Midwest shall collect data from the Cheswick Plant generating units and deliver such data to DLC as described below:

1)   Collection of Cheswick Plant MW data.

     a) Orion Midwest shall, at least once every ten (10) seconds, collect the following data from the Cheswick Plant generating units:

          i)   The net power output (in MW) from Cheswick Plant Unit 1.

2)   Collection of Cheswick Plant MWH data

     a) Orion Midwest shall, no more than twenty-one (21) minutes after each hour, based on the data that it collects pursuant to part 1) above, calculate the following MWH output for the previous hour for each unit of the Cheswick Plant generating units:

          i)   The net power output (in MWH) from Cheswick Plant Unit 1.

3)   Transmission of Cheswick Plant data to DLC.

     a) Orion Midwest shall make the data identified in item 1) above available to DLC via the Joint Communication Means.

     b) Orion Midwest shall make the data identified in item 2) above available to DLC via the Joint Communications Means.

4)   Payment to Orion Midwest.

     a) In consideration for the data collection and transmission services described in this Schedule 3.1, DLC shall pay Orion Midwest a fee of $1,091 per month.

                                  SCHEDULE 3.2

          Orion Midwest Obligations Relating to Elrama Plant Unit Data

If DLC elects in writing to cause this Schedule 3.2 to apply, the rights and obligations set forth below shall become effective as soon as practicable following Orion Midwest's receipt of any such written notice. This Schedule 3.2 shall have no effect, however, until such time as DLC makes any such election.

Orion Midwest shall collect data from the Elrama Plant generating units and deliver such data to DLC as described below:

1)   Collection of Elrama Plant MW data.

     a) Orion Midwest shall, at least once every ten (10) seconds, collect the following data from the Elrama Plant generating units:

          i) The net power output (in MW) from each of the Elrama Plant generating units.

2)   Collection of Elrama Plant MWH data

     a) Orion Midwest shall, no more than twenty-one (21) minutes after each hour, based on the data that it collects pursuant to part 1) above, calculate the following MWH output for the previous hour for each unit of the Elrama Plant generating units:

          i) The net power output (in MWH) from the Elrama Plant generating units.

3)   Transmission of Elrama Plant data to DLC.

     a) Orion Midwest shall make the data identified in item 1) above available to DLC via the Joint Communication Means.

     b) Orion Midwest shall make the data identified in item 2) above available to DLC via the Joint Communications Means.

4)   Payment to Orion Midwest.

     a) In consideration for the data collection and transmission services described in this Schedule 3.2, DLC shall pay Orion Midwest a fee of $1,091 per month.

                                  SCHEDULE 3.3

          Orion Midwest Obligations Relating to Brunot Island Unit Data

If DLC elects in writing to cause this Schedule 3.3 to apply, the rights and obligations set forth below shall become effective as soon as practicable following Orion Midwest's receipt of any such written notice. This Schedule 3.3 shall have no effect, however, until such time as DLC makes any such election.

Orion Midwest shall collect data from the Brunot Island Plant generating units and deliver such data to DLC as described below:

1)   Collection of Brunot Island Plant MW data.

     a) Orion Midwest shall, at least once every ten (10) seconds, collect the following data from the Brunot Island Plant generating units:

          i) The net power output (in MW) from each of the Brunot Island Plant generating units.

2)   Collection of Brunot Island Plant MWH data

     a) Orion Midwest shall, no more than twenty-one (21) minutes after each hour, based on the data that it collects pursuant to part 1) above, calculate the following MWH output for the previous hour for each unit of the Brunot Island Plant generating units:

          i) The net power output (in MWH) from the Brunot Island Plant generating units.

3)   Transmission of Brunot Island Plant data to DLC.

     a) Orion Midwest shall make the data identified in item 1) above available to DLC via the Joint Communication Means.

     b) Orion Midwest shall make the data identified in item 2) above available to DLC via the Joint Communications Means.

4)   Payment to Orion Midwest.

     a) In consideration for the data collection and transmission services described in this Schedule 3.3, DLC shall pay Orion Midwest a fee of $1,091 per month.

                                  SCHEDULE 3.4

                                   [RESERVED]

                                  SCHEDULE 3.5

                                   [RESERVED]

SCHEDULE 4.1

                           Joint Communications Means

1. Joint Communications Means consists of a bi-directional ICCP Datalink as well as Active Server Pages and web pages to relay information from DLC to Orion Midwest. Each Party shall provide access control by the ICCP Bilateral Tables.

2. Security of Joint Communications Means. Each of the Parties shall maintain
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appropriate network connections, routers, firewall software and other items to ensure the security of the data and the proper filtering levels at each Party's border routers. The transport protocol shall be TCP/IP. Each Party shall provide access control by the ICCP Bilateral Tables and filtering levels set at each Party's border routers.

3. Maintenance of Equipment. Each Party shall operate and maintain any
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equipment, software and control centers described in this Agreement that might reasonably be expected to have an effect on the operations of the other Party in a safe and efficient manner and in accordance with Good Utility Practice. Such equipment, software and control centers include, but are not limited to, the DLC Control Center and Orion Midwest Control Center and the software and equipment contained or used therein.

4. Maintenance of Monitoring Points. DLC and Orion Midwest understand and agree
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that to maintain reliable operation of DLC transmission, distribution and other equipment, DLC and Orion Midwest must use common metering devices and monitoring locations to collect the data identified in the Schedules to this Agreement. Therefore, neither DLC nor Orion Midwest shall change the location of, or type of equipment used at, any monitoring point required to collect data listed in any Schedule to this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed; provided, however, consent shall not be required regarding maintenance and repair of metering devices or monitoring equipment and routine replacement of metering devices or monitoring equipment with the same or substantially similar device or equipment.

5. Allocation of Costs to Maintain Joint Communications. Each Party shall be
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responsible for all costs associated with the maintenance of its own equipment used in connection with the Joint Communications Means and the Parties shall share equally in all costs associated with the installation and maintenance of any additional equipment required for the Joint Communications Means.


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